As filed with the Securities and Exchange Commission on April 15, 1996
                                         Registration No. 333-01121
=====================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                           ---------------
                           AMENDMENT NO. 1
                                  to
                               FORM S-3
                        REGISTRATION STATEMENT
                                 under
                      THE SECURITIES ACT OF 1933
                           ---------------
                    J.P. MORGAN & CO. INCORPORATED
        (Exact name of Registrant as specified in its charter)

           DELAWARE                               13-2625764
 State or other jurisdiction of       (I.R.S. Employer Identification
 incorporation or organization)                      No.)

                J.P. MORGAN INDEX FUNDING COMPANY, LLC
        (Exact name of Registrant as specified in its charter)

           DELAWARE                               13-3863618
 (State or other jurisdiction of      (I.R.S. Employer Identification
 incorporation or organization)                       No.)
                          ------------------
                            60 Wall Street
                    New York , New York 10260-0060
                        Tel. No. (212) 483-2323
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        RACHEL F. ROBBINS, ESQ.
                     General Counsel and Secretary
                    J.P. Morgan & Co. Incorporated
                            60 Wall Street
                     New York, New York 10260-0060
                        Tel No.: (212) 648-3535
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                         --------------------
                              Copies to:
     MARGARET M. FORAN, ESQ.                B. ROBBINS KIESSLING, ESQ.
  Vice President and Assistant               Cravath, Swaine & Moore
          General Counsel                       Worldwide Plaza
  J.P. Morgan & Co. Incorporated               825 Eighth Avenue
          60 Wall Street                  New York, New York  10019-7475
  New York, New York 10260-0060
                         --------------------
   Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration
             Statement as determined by market conditions.

If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the

Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]
                            ------------------
                      CALCULATION OF REGISTRATION FEE
==============================================================================
Proposed Proposed maximum maximum Title of each Amount to offering aggregate class of be price per offering Amount of securities to be registered unit price registration registered (1) (1)(2)(3) (1)(2)(3) fee--$103,448.28
==============================================================================
Preferred Securities of the Company
- ------------------------------------------------------------------------------
Guarantees of Preferred Securities of the Company and the Senior Note
Guarantee of the Senior Note of Morgan Guaranty by, and certain back-up obligations of, J.P. Morgan........... (4)
- ------------------------------------------------------------------------------
Total................. $300,000,000
==============================================================================

     (1) Such indeterminate number of Preferred Securities of the Company as may from time to time be issued at indeterminate prices.
(2) Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The aggregate public offering price of the Preferred Securities of the Company registered hereby will not exceed $300,000,000. (3) Exclusive of accrued interest and distributions, if any. (4) The back-up obligations of J.P. Morgan, in addition to the Guarantee and the Related Note Guarantee, consist of the obligations of J.P. Morgan with respect to the Preferred Securities that are set forth in the LLC Agreement and the Expense Agreement. No separate consideration will be received for the Guarantee, the Related Note Guarantee or such back-up obligations. See "Effect of the Obligations Under the Guarantee, the Related Note Guarantee and the Related Notes" in the applicable Prospectus Supplement.

                             -----------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED [ ] , 1996

                           PROSPECTUS SUPPLEMENT

                      (To Prospectus Dated [ ], 1996)

                   Commodity-Indexed Preferred Securities

                            (ComPS sm), Series A

                   J.P. Morgan Index Funding Company, LLC
              []% Series A Preferred Securities Indexed to the
                    JPMCI Crude Oil Excess Return Index
                guaranteed to the extent set forth herein by
                       J.P. Morgan & Co. Incorporated
                   --------------------------------------

The []% Series A Preferred Securities (each, a "Preferred Security", and collectively, the "ComPS") offered hereby are being issued by J.P. Morgan Index Funding Company, LLC, a limited liability company formed under the laws of the State of Delaware (the "Company"). The ComPS represent preferred limited liability company interests in the Company. Each Preferred Security will have an initial principal amount of [$40] (the "Face Amount"), and thereafter, the change in value of the principal amount per Preferred Security will be indexed to the change in value of the JPMCI Crude Oil Excess Return Index (the "Applicable Index"), which is calculated based on the change in value of certain crude oil futures contracts included from time to time in the JPM Indices (such contracts, from time to time, the "Benchmark Oil Contracts"). J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan"), will directly or indirectly own all the common securities (the "Common Securities") representing voting limited liability company interests in the Company (the ComPS and the Common Securities, collectively, the "Securities"). The Company exists for the sole purpose of issuing the ComPS and investing the proceeds thereof in a [ ]% Related Note Due [ ], 20[ ] (the "Related Note") of Morgan Guaranty Trust Company of New York, a trust company with full banking powers organized under the laws of the State of New York and a wholly-owned subsidiary of J.P. Morgan ("Morgan Guaranty"), and issuing similar securities and investing the proceeds thereof in similar notes in the future. (continued on next page) See "Risk Factors" on Page S-[] for certain information relevant to an investment in the Preferred Securities. The ComPS are not futures contracts and do not represent an actual investment in futures contracts. Additionally, the Redemption Value (as defined below) per Preferred Security may be more or less than the Face Amount and may be more or less than the return from an actual investment in the Benchmark Oil Contracts. See "Description of the ComPS". "ComPS", "JPMCI" and the "J.P. Morgan Commodity Index" are service marks of J.P. Morgan & Co. Incorporated. The ComPS have been authorized for listing on the [ (the " ")] under the symbol " ", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement. See "Underwriting".

THE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Price $[40] per Preferred Security plus accrued dividends, if any.

                       Initial Public     Underwriting       Proceeds to
                      Offering Price(1)  Commissions(2)    The Company(3)(4)
Per Preferred                $                (3)               $
Security...........
Total..............          $                (3)               $

(1) Plus accrued dividends, if any, from the Issue Date (as defined herein).
(2) The Company and J.P. Morgan have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(3) Because the proceeds of the sale of the ComPS will be invested in the Related Note, Morgan Guaranty has agreed to pay to the Underwriters a commission of $ per Preferred Security (or $ in the aggregate); provided that such compensation for sales to certain institutions will be $ per Preferred Security. See "Underwriting".
(4) Expenses of the offering which are payable by the Company and J.P. Morgan are estimated to be $ .

         The ComPS offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected
that delivery of the ComPS will be made on or about      , 1996, through
the book-entry facilities of The Depository Trust Company, against payment therefor in same-day funds.


                             J.P. Morgan & Co.

            The date of this Prospectus Supplement is [ ], 1996.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE [APPLICABLE STOCK EXCHANGE(S)], IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             [GRAPHIC OMITTED]

     This page contains a schematic depiction of J.P. Morgan, Morgan Guaranty and the Company, indicating particularly that Morgan Guaranty and the Company are each wholly-owned subsidiaries of J.P. Morgan, that the proceeds of the ComPS and related Common Securities will be loaned to Morgan Guaranty in return for the Related Note, and depicting the Guarantee and the Related Note Guarantee.

                          SUMMARY OF THE OFFERING

    Securities Offered             [2,500,000] [    ]% Series A Preferred
                                   Securities ("ComPS") Indexed to the
                                   JPMCI Crude Oil Excess Return Index.

    Issuer J.P. Morgan Index Funding Company, LLC (the "Company"), a Delaware limited liability company and a subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan").

    Guarantor                      J.P. Morgan, on a subordinated basis,
                                   (i) of payments to holders of ComPS of
                                   amounts received on the Related Note by
                                   the Company and (ii) of payments to the
                                   Company on the Related Note by Morgan
                                   Guaranty, a wholly-owned subsidiary of
                                   J.P. Morgan.

    Initial Offering Price         [$40].
    Per Preferred Security
    ("Face Amount")

    Aggregate Face Amount          [$100,000,000].

    ComPS Redemption Price         Redemption Value at Stated Maturity plus
                                   accrued and unpaid dividends.

    Stated Maturity                [     ], 20[  ], subject to extension in
                                   the case of a Market Disruption Event.

    Redemption Value per           Face Amount X Applicable Index
    Preferred Security             Settlement Value Applicable Index
                                   Commencement Value

    Applicable Index               JPMCI Crude Oil Excess Return Index.

    Applicable Index               [Set on date of pricing].
    Commencement Value

    Applicable Index               The average of the Applicable Index over
    Settlement Value               the 10 consecutive Trading Days meeting
                                   certain conditions immediately following the 20th scheduled Business Day prior to redemption (as described herein), unless such value has been permanently fixed prior to such time as described under "Description of ComPS-Early
                                   Determination of Applicable Index
                                   Settlement Value".

    Calculation Agent              Morgan Guaranty.

    Dividends                      Cumulative cash dividends of   % per annum
                                   on the Face Amount (calculated on the
                                   basis of a 360 day year of twelve 30-day months) accruing from the Issue Date and payable monthly in arrears on the last calendar day of each month.

    Cash Redemption prior to
    Stated Maturity

      Optional Redemption          At the holders' option, on each [     ]
                                   prior to the Stated Maturity, for the
                                   ComPS Early Redemption Price.

      Special Event Redemption     Under certain circumstances, upon the
                                   occurrence of a Tax Event or an
                                   Investment Company Event, for the ComPS
                                   Early Redemption Price.

     Early Determination of        Upon the occurrence of certain events
     Applicable Index              affecting the liquidity or increasing the
     Settlement Value              cost of holding or trading the Benchmark
                                   Oil Contracts and the inability to find
                                   a suitable replacement Benchmark Oil
                                   Contract, the Applicable Index
                                   Settlement Value may be fixed, and such
                                   fixed value will be used upon any
                                   subsequent Early Redemption and at
                                   Stated Maturity.

    ComPS Early Redemption Price   The Early Redemption Value (as defined in
                                   the Prospectus), which represents the
                                   payment of the discounted present value
                                   of dividends and Principal Amount on the applicable Early Redemption Date. See
                                   "Description of the ComPS-Optional
                                   Redemption" and "- Special Event
                                   Redemption".

    Voting Rights                  Holders of ComPS will have limited voting
                                   rights and will not be entitled to vote
                                   to appoint, remove or replace the
                                   Managing Members of the Company (as
                                   defined in the LLC Agreement). See
                                   "Description of the ComPS- Voting
                                   Rights".

    Use of Proceeds                The proceeds to the Company from the sale
                                   of ComPS and related Common Securities
                                   will be used to purchase a note of
                                   Morgan Guaranty (the "Related Note"),
                                   and Morgan Guaranty will use such
                                   proceeds for general corporate purposes
                                   and for hedging its obligations under
                                   the Related Note. See "Use of Proceeds".

                                THE OFFERING

     The information in this Prospectus Supplement concerning J.P. Morgan, Morgan Guaranty, the Company, the ComPS, the Guarantee, the Related Note Guarantee and the Related Note supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. The following summary of provisions relating to the ComPS is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Prospectus Supplement and the Prospectus of which this Prospectus Supplement constitutes a part. Prospective purchasers of ComPS should carefully review such information. Certain capitalized terms used in this Prospectus Supplement have the meanings ascribed to them under the "Glossary of Terms" in Annex I hereto.


General

Subject to the more specific discussion of each item elsewhere in this Prospectus Supplement or in the accompanying Prospectus, following is a general summary of the ComPS:

ComPS are principal-at-risk securities linked directly to the performance of the Applicable Index. If the index rises from the starting value (which is set on the day of pricing), the Redemption Value of such ComPS will be greater than the original issue price. If the Applicable Index declines from the starting value, the Redemption Value of such ComPS will be less than the original issue price. In no circumstances will the Redemption Value of the ComPS be less than zero, but the Redemption Value could be more or less than the issue price. Because an investor's principal redemption is linked to the performance of an Applicable Index calculation, it is important to understand on what the Applicable Index calculation is based.

The ComPS pay a fixed dividend rate on the Face Amount (which equals the initial price) and the Redemption Value of such ComPS is linked to the performance of the JPMCI Crude Oil Excess Return Index. At maturity, an investor will receive a principal amount determined by the following formula: Face Amount x the 10-day average of the Applicable Index/the Applicable Index set on the day of pricing. Thus, the Redemption Value is linked directly to the performance of the JPMCI Crude Oil Excess Return Index (e.g., if the average ending value of the JPMCI Crude Oil Excess Return Index is twice the beginning value, the Redemption Value will be twice the initial price).

An Excess Return Index, which is described more fully in the attached Prospectus under "The JPM Indices--Excess Return Methodology", represents the cumulative return of holding an unlevered position in the designated nearby commodity futures contracts underlying such Applicable Index. Generally, since the Excess Return Index is linked directly (i.e., on a one-to-one basis) to the underlying futures contracts, a 1% change in the value of the underlying designated futures contract will create a 1% change in the value of the Applicable Index. Because the designated futures contracts underlying the Excess Return indices have maturities (generally less than three months) which are shorter than the maturity of the ComPS, the index calculation methodology replaces the underlying contract used to determined the daily change in the value of the Applicable Index with the next designated contract of the same commodity on a periodic basis. This process of replacement is called "rolling", and the 5-day period during which the replacement occurs is called the "Rollover Period". For any month during which a roll occurs, the daily change in value of an Excess Return Index for all days prior to the Rollover
Period is calculated as 100% of the daily change of the existing
("old") underlying designated contract. Beginning with the first day after the beginning of the Rollover Period, the daily change in an Excess Return Index is calculated based on 80% on the percentage change of the old contract and 20% on the percentage change in the replacement ("new") designated contract. Similar 20% adjustments are made in the weights attributable to each contract's change such that, by the day after the Rollover Period ends and for all subsequent days until the next Rollover Period, 100% of the daily index change is attributable to the percentage change of the newly-designated contract.

Therefore, the ComPS pay dividends at a fixed rate and amount and pay a principal amount upon redemption or at maturity which varies directly with the performance of the JPMCI Crude Oil Excess Return Index. The change in the JPMCI Crude Oil Excess Return Index is linked directly to the percentage change in the designated contracts underlying such index. Thus, any events which affect the designated contracts underlying the JPMCI Crude Oil Excess Return Index may affect the Redemption Value of such ComPS.

The Principal Amount of each of the ComPS, which is initially equal to the Face Amount, will vary over the life of the ComPS in relation to the JPMCI Crude Oil Excess Return Index (the "Applicable Index"). The Principal Amount repayable on any Early Redemption Date, upon the occurrence of any Special Event Redemption or at Stated Maturity will be determined, pursuant to the terms described herein (including, without limitation, the averaging of the Applicable Index over the Early Determination Period or Determination Period, as applicable, and the present-valuing of the dividends and Principal Amount in connection with early redemptions), by comparing the level of the JPMCI Crude Oil Excess Return Index at the date of issuance of the ComPS with the level determined pursuant to the terms hereof for any such date of redemption. The ComPS represent preferred limited liability company interests in the Company, the assets of which will consist of the Related Note and other notes issued by Morgan Guaranty in connection with other issuances of Preferred Securities. The Related Note, in which the proceeds of the ComPS and the related Common Securities will be invested, matures on [ ], 20[ ] (which is the "Stated Maturity"), subject to extension in the case of a Market Disruption Event, and is redeemable at certain times, from time to time, at the option of the Company upon an optional redemption by one or more holders of ComPS in an amount sufficient to fund such redemption and the redemption of the related Common Securities and at any time by Morgan Guaranty in whole or in part upon the occurrence of a Special Event. The ComPS will be redeemed at Stated Maturity at the ComPS Redemption Price, which is equal to the sum of
(a) the Redemption Value (as defined below) per Preferred Security plus (b) accrued and unpaid dividends thereon to but excluding the date of redemption. In addition, if, as a result of a Special Event, Morgan Guaranty redeems the Related Note in whole or in part prior to Stated Maturity, the Company must redeem ComPS and related Common Securities having an aggregate Principal Amount equal to the Principal Amount of the Related Note so redeemed at the ComPS Redemption Price. See "Description of the ComPS-Redemption at Stated Maturity";-Special Event Redemption". For purposes of this Prospectus Supplement, "Principal Amount" means (i) in the case of any Preferred Security, the Early Redemption Value thereof or the Redemption Value thereof (as if determined as of such time), as applicable, and (ii) in the case of the Related Note, the principal amount thereof at such time determined pursuant to the terms thereof.


Dividends

The holders of ComPS are entitled to receive cumulative cash dividends at the rate of [ ]% per annum on the Face Amount per Preferred Security, accruing from the Issue Date, and payable monthly in arrears on the last calendar day of each month, commencing [ ], 1996, or, if any such date is not a Business Day (as defined herein), the next succeeding Business Day when, as and if available for payment by the Company (as described herein), except as otherwise described herein. The first dividend payment will be for the period from and including the Issue Date to but excluding [ ], 1996. Dividends (or amounts equal to accrued and unpaid dividends) payable on the ComPS for any period shorter than a monthly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed in any such 30-day month. See "Description of the ComPS-Dividends".


Redemption at Stated Maturity

Unless previously redeemed pursuant to the optional or special redemption provisions described below, each of the outstanding ComPS will be redeemed by the Company, in cash, on [ ] , 20[ ], which is the Stated Maturity of the Related Note, subject to extension in the case of a Market Disruption Event (as defined herein), at the ComPS Redemption Price, which is equal to
(a) the Redemption Value per Preferred Security plus (b) accrued and unpaid dividends thereon to but excluding the date of redemption. See "Description of the ComPS-Mandatory Redemption"; "Risk Factors-Extension of Settlement Date or Stated Maturity".


Calculation of Redemption Value

The Principal Amount of each Preferred Security is indexed to the JPMCI Crude Oil Excess Return Index (the "Applicable Index"), which is calculated based on the change in value of certain crude oil futures contracts included from time to time in the JPM Indices (such contracts,from time to time, the "Benchmark Oil Contracts"). On the date of this Prospectus Supplement, the Benchmark Oil Contract is the Light "Sweet" Crude Oil futures contract traded on the New York Mercantile Exchange ("NYMEX"). In summary, and subject to the complete definitions and formulae contained herein and in the Prospectus, the Principal Amount of each Preferred Security at Stated Maturity, subject to extension in the case of a Market Disruption Event (the "Redemption Value"), shall be determined by multiplying the Face Amount of each Preferred Security by a fraction, the numerator of which is the Applicable Index Settlement Value and the denominator of which is the Applicable Index Commencement Value. Subject to the more complete definitions contained herein and in the accompanying Prospectus, "Applicable Index Settlement Value" means the arithmetic average of the values of the Applicable Index during the Determination Period (as defined below), and "Applicable Index Commencement Value" means [value on date of issuance]. See "Description of ComPS- Calculation of Redemption Value" herein and "Description of ComPS-Determination Period and Settlement Date" in the accompanying Prospectus.


Early Determination of Applicable Index Settlement Value and Redemption
Value

Upon the occurrence of certain events affecting the liquidity or increasing the cost of holding or trading the Benchmark Oil Contracts and the inability to find a suitable replacement Benchmark Oil Contract, Morgan Guaranty has the right to cause the Applicable Index Settlement Value (as defined in the preceding parageraph) to be fixed. Following such an event, the Applicable Index Settlement Value will remain fixed and will be used as the Applicable Index Early Settlement Value for the computation of any Early Redemption Value and as the Applicable Index Settlement Value at Stated Maturity. See "Description of the ComPS--Early Determination of Redemption Value".

Optional Redemption

Each holder of ComPS may, by giving notice as specified herein before the [ ] of each year prior to Stated Maturity (each, an "Optional Redemption Date"), cause the Company to redeem some or all of such holder's ComPS at the ComPS Early Redemption Price, which is equal to (a) the Early Redemption Value (as defined in the Prospectus) per Preferred Security as determined at such time plus (b) accrued and unpaid dividends thereon to but excluding the date of redemption. See "Description of the ComPS-Optional Redemption".


Special Event Redemption

Upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as defined herein), Morgan Guaranty will have the right to redeem the Related Note in whole or, if redemption of less than all the ComPS will result in the discontinuance of such Special Event, in part in an amount sufficient to cause such discontinuance, in each case for cash, with the result that the Company will redeem a Principal Amount of ComPS and related Common Securities equal to the Principal Amount of the Related Note so redeemed for cash at the ComPS Early Redemption Price. However, in the case of a Tax Event, Morgan Guaranty may allow the Related Note and the Company may allow the ComPS and related Common Securities to remain outstanding upon the receipt of indemnification by J.P. Morgan of the Company for all taxes payable by it as a result of such Tax Event. See "Description of the ComPS-Special Event Redemption".


Unconditional Guarantee by J.P. Morgan

J.P. Morgan and the Company believe that the mechanisms and obligations relating to the subordinated obligations of J.P. Morgan under the Guarantee and the Related Note Guarantee and the obligations of J.P. Morgan under the LLC Agreement and the Expense Agreement to pay certain obligations, costs and expenses of the Company, taken together, are equivalent to a full and unconditional guarantee, on a subordinated basis, by J.P. Morgan of payments due on the ComPS. See "Risk Factors-Rights Under the Guarantee, the Related Note Guarantee and the Related Note", "Description of the Related Note Guarantee" and "Effect of Obligations Under the Guarantee, the Related Note Guarantee and the Related Note".


The Guarantee

The Guarantee by J.P. Morgan guarantees to the holders of the ComPS the payment of (i) the ComPS Early Redemption Price or the ComPS Redemption Price, as applicable, but if and only if and to the extent that, in each case, Morgan Guaranty has made payment of interest or principal on the Related Note, as the case may be, and (ii) upon a Liquidation Event (as defined herein) (other than in connection with the redemption of all the ComPS upon maturity or redemption of Related Note), the lesser of (A) the sum of (I) the Early Redemption Value of such ComPS and (II) the amount of accrued and unpaid dividends on such ComPS to but excluding the date of payment (the "Liquidation Distribution"), to the extent the Company has funds available therefor and (B) the amount of assets of the Company remaining available for distribution to holders of the ComPS upon such Liquidation Event. J.P. Morgan's obligations under the Guarantee will be subordinated and junior in right of payment to all liabilities of J.P. Morgan, pari passu with the most senior preferred stock outstanding as of the date hereof of J.P. Morgan and senior to the common stock of J.P. Morgan.


The Related Note Guarantee

The Related Note Guarantee by J.P. Morgan guarantees to the Company the payment of any dividends on and principal of the Related Note as provided pursuant to the terms of the Related Note, at such times and in such amounts as provided therein. J.P. Morgan's obligations under the Related Note Guarantee will be subordinated and junior in right of payment to all liabilities of J.P. Morgan, pari passu with the most senior preferred stock issued from time to time by J.P. Morgan and senior to the common stock of J.P. Morgan.


Related Note

The Related Note will be issued as an unsecured obligation of Morgan Guaranty, limited in initial principal amount to approximately $[ ], such amount being the aggregate Face Amount of the ComPS and the related Common Securities. The Related Note will mature on the Stated Maturity (subject to extension in the case of a Market Disruption Event), and will bear interest at an annual rate of [ ]% on the Face Amount (which is equivalent to the annual dividend rate with respect to the ComPS), payable monthly in arrears on the last day of each calendar month, commencing on [ ], 1996. The Principal Amount of the Related Note at any time will be the aggregate Principal Amount of the outstanding ComPS and related Common Securities at such time. The amount payable upon maturity for the Related Note will be the Related Note Redemption Price.

The obligations of Morgan Guaranty under the Related Note will be pari passu with all present and future Senior Indebtedness which aggregated $76.1 billion at December 31, 1995. Morgan Guaranty's obligations under the Related Note are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries.


Voting Rights

Holders of ComPS will have limited voting rights and will not be entitled to vote to appoint, remove or replace the Managing Members of the Company (as defined below). See "Description of the ComPS-Voting Rights".


Use of Proceeds

The Company will invest the proceeds from the sale of the ComPS offered hereby and the related Common Securities in the Related Note, the proceeds of which will be used by Morgan Guaranty for general corporate purposes and for hedging its obligations under the Related Note. See "Use of Proceeds".

Listing

     [The ComPS have been authorized for listing on the [ ] under the symbol " , subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement.] [Prior to this offering, there has been no market for the ComPS. In order to meet one of the requirements for listing the ComPS on the [ ], the Underwriters will undertake to sell lots of 100 or more ComPS to a minimum of 400 beneficial holders.]


                                RISK FACTORS


Indexation of Principal Amount

The Principal Amount of each of the ComPS, which is initially equal to the Face Amount, will vary until Stated Maturity of the ComPS in relation to the JPMCI Crude Oil Excess Return Index (the "Applicable Index"). The Principal Amount repayable on any Optional Redemption Date, upon the occurrence of any Special Event Redemption or in connection with any Liquidation Distribution (each such redemption date, an "Early Redemption Date") or at Stated Maturity will be determined, pursuant to the terms described herein (including, without limitation, the averaging of the Applicable Index over the Early Determination Period or Determination Period, as applicable, and the present-valuing of the dividends and Principal Amount in connection with early redemptions), by comparing the level of the JPMCI Crude Oil Excess Return Index at the date of issuance of the ComPS with the level determined pursuant to the terms hereof for any such date of redemption. Accordingly, the Principal Amount to be received upon any date of redemption will fluctuate based on the Applicable Index and may be lower than the Face Amount.


Limitations on Rights Under the Guarantee, the Related Note Guarantee and the Related Note

The Guarantee will be an unconditional guarantee with respect to the ComPS from the time of issuance of such ComPS but will not apply to any payment of dividends or other amounts due in respect of the ComPS to the extent Morgan Guaranty has failed to make a payment of principal or interest on the Related Note. To the extent Morgan Guaranty were to default on its obligation to pay amounts payable on the Related Note, the Company would lack available funds for the payment of distributions on or amounts payable on redemption of the ComPS and, in such event, holders of the ComPS would not be able to rely on the Guarantee for payment of such amounts. Instead, holders of the ComPS would rely on the enforcement by the Company of its rights as holder of the Related Note against Morgan Guaranty and as holder of the Related Note Guarantee against J.P. Morgan. J.P. Morgan and the Company believe that the mechanisms and obligations relating to all of the Guarantee, the Related Note Guarantee and the obligations of J.P. Morgan under the LLC Agreement and Expense Agreement to pay certain obligations, costs and expenses of the Company, taken together, are equivalent to a full and unconditional guarantee, on a subordinated basis, by J.P. Morgan of payments due on the ComPS. See "Description of the Guarantee" and "Description of the Related Note Guarantee".

Special Event Redemption

Upon the occurrence of a Special Event, unless waived by Morgan Guaranty or subject to cure as specified herein, Morgan Guaranty shall have the right to redeem the Related Note, in whole or in part, in which event the Company will redeem the ComPS and related Common Securities on a pro rata basis to the same extent as the Principal Amount of the Related Note is redeemed by Morgan Guaranty.

As described in more detail below, a Special Event is either (i) a Tax Event or (ii) an Investment Company Event. A Special Event may occur at any time. See "Description of the ComPS-Special Event Redemption".

It is possible that the occurrence of a Special Event will cause the market price of the ComPS in any existing secondary market to decline.


Limited Voting Rights

Holders of ComPS will have limited voting rights relating to a payment default on or adverse change to the ComPS, and will not be entitled to vote to appoint, remove or replace the Managing Members of the Company (J.P. Morgan and J.P. Morgan Ventures Corporation, a Delaware corporation), which voting rights are vested exclusively in the holders of the Common Securities. See "Description of the ComPS-Voting Rights".


Trading Price May Not Reflect Actual Economic Value

[The ComPS have been authorized for listing on the [ ] under the symbol "[ ] ", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement. [Prior to this offering there has been no market for the ComPS. In order to meet one of the requirements for listing the ComPS on the [ ], the Underwriters will undertake to sell one or more lots of 100 ComPS to a minimum of 400 beneficial holders.] However, it is not possible to predict whether the necessary number of holders will purchase and, for the remaining term of the ComPS, continue to hold ComPS in order that any secondary market which does develop continues to exist. The Underwriters are not obligated to make a market for the ComPS, and although JPMSI, as lead Underwriter, intends to use its reasonable efforts to do so, it is possible that no active secondary market for the ComPS will develop and remain in existence.

There can be no assurance as to the market prices for the ComPS in any secondary market which does develop. Accordingly, the ComPS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, may trade at a discount to the price that the investor paid to purchase the ComPS offered hereby.

Value of the ComPS

The value of the ComPS at any time will depend upon the interaction of at least three key factors: (i) the level of the Applicable Index, (ii) the credit quality of Morgan Guaranty and J.P. Morgan and (iii) the interest rate environment. As discussed under "Description of the ComPS", adverse changes in the Applicable Index will directly correlate to adverse changes in the value of the ComPS. A decline in the credit quality of Morgan Guaranty and J.P. Morgan could cause the trading price of any ComPS in any secondary market then existing to decline. Also, an increase in the prevailing interest rates could cause the trading price of the ComPS in any secondary market then existing to decline.

No Right to Interest on Related Note

Because holders of ComPS are essentially investing in a pro rata share of the Related Note, prospective purchasers of ComPS are also making an investment decision with regard to the Related Note and should carefully review all the information regarding the Related Note contained herein and in the accompanying Prospectus. However, investors in ComPS have no right to direct interest distributions on the Related Note. See "Description of the Related Note".


Imposition of Bank Regulatory Restrictions

The Company's ability to make distributions and other payments on the ComPS is dependent upon Morgan Guaranty's making interest and other payments on the Related Note as and when required or collection by the Company under the Related Note Guarantee. As noted in the accompanying Prospectus under "J.P. Morgan & Co. Incorporated-Regulation", Morgan Guaranty is subject to examination and regulation by U.S. federal and state banking authorities, and although there is no current restriction on Morgan Guaranty's ability to make payments under the Related Note, certain other transactions with affiliates, including the Company, are or may become subject to restrictions imposed in the future by bank regulatory authorities.


Effect of Trading in the Benchmark Oil Contracts and Related Commodities and Instruments

Morgan Guaranty and other affiliates of J.P. Morgan are and will be actively involved in the trading of the Benchmark Oil Contracts and other instruments and derivative products based thereon. Morgan Guaranty, in particular, is an active participant in various commodity markets including the physical petroleum, precious and base metals and related derivatives markets. JPMSI and other affiliates may also issue or underwrite, or authorize unaffiliated entities to issue or underwrite, other securities or financial instruments with returns indexed to the Applicable Index, one or more of the JPM Indices or to another commodity. Morgan Guaranty has licensed, and may in the future license, the Applicable Index, the JPM Indices, and related indices and sub-indices for use by affiliated and unaffiliated parties, for publication in newspapers and periodicals, for distribution by information and data dissemination services and for other purposes. Morgan Guaranty currently intends to publish individual commodity sub-indices for each of the commodities included in the JPMCI using the same calculation methodology as that described below. The Applicable Index on the date hereof is identical to the sub-index having the same underlying commodity.

Trading in the foregoing contracts and commodities by Morgan Guaranty, its affiliates (including JPMSI) and unaffiliated third parties could adversely affect the value of the Applicable Index, which would in turn adversely affect the return on and the value of the ComPS. See "The Applicable Index". Furthermore, additional issuances of securities linked or referenced to the Benchmark Oil Contracts, similar oil futures contracts or crude oil could adversely affect the value of the ComPS.

Potential for Adverse Interests

As noted above, Morgan Guaranty, JPMSI and their affiliates expect to engage in trading activities related to the Benchmark Oil Contracts and other instruments or derivatives products on or related to the Applicable Index, for their accounts where permitted or for other accounts under their management. Morgan Guaranty, JPMSI and their affiliates, as well as unaffiliated third parties, may also engage in other activities related to the Applicable Index, as discussed above. Because Morgan Guaranty will issue the Related Note issued to the Company, all such activities could create interests of Morgan Guaranty adverse to those of the holders of ComPS. For example, the issuance of other securities indexed to the Applicable Index, i.e., the introduction of competing products into the marketplace, could adversely affect the value of the ComPS. To the extent that J.P. Morgan or one of its affiliates serves as issuer, or JPMSI or one of its affiliates serves as agent or underwriter, for such securities or other instruments, their interests with respect to such products may be adverse to those of the holders of the ComPS. Morgan Guaranty will serve as Calculation Agent with respect to the ComPS and, accordingly, will in good faith calculate the Applicable Index, which could also raise certain adverse interests (for example, in instances where Morgan Guaranty as the Calculation Agent is required to exercise discretion).


Risk of Carrying and Rolling Benchmark Oil Contracts

As discussed below, the Early Redemption Value and the Redemption Value of the ComPS will be calculated with reference to the Applicable Index, the value of which is designed to replicate to the extent provided herein the cumulative return of holding a continuous investment in the Benchmark Oil Contracts. At any given time, the Applicable Index will be calculated based on the change in value of certain Benchmark Oil Contracts for delivery in the near term (the "shorter dated contracts"). The Applicable Index will continue to be calculated based on the change in value of such shorter-dated contracts until they approach maturity, at which time the Applicable Index will, as described below, cease to be calculated based on the change in value of such shorter-dated contracts and begin to be calculated based on the change in value of the subsequent Benchmark Oil Contracts (the "longer-dated contracts") on a regular periodic basis so as to be continuously indexed to the change in value of Benchmark Oil Contracts. The period during which each such replacement of shorter-dated contracts with longer-dated contracts as the basis for the calculation of the change in value of the Applicable Index occurs is referred to herein as the "Rollover Period", as further defined below. If the market for Benchmark Oil Contracts is in "contango" (i.e., the prices of longer-dated contracts are above the prices of shorter-dated contracts), the return on the Applicable Index may be adversely affected. The Applicable Index would decline if (i) the price of the longer-dated Benchmark Oil Contracts during the Rollover Period were more than the price of the shorter-dated contracts which they will replace and (ii) the price of the longer-dated contracts were to decline as such contracts approach maturity (i.e., the price of the longer-dated contracts were to converge toward the price of the replaced shorter-dated contracts). While many of the commodities included in the JPM Indices have historically exhibited periods of both "backwardation" (i.e., the prices of longer-dated contracts are below the prices of shorter-dated contracts) and contango, there can be no assurance that backwardation will exist at any or all times. The absence of backwardation in the market for Benchmark Oil Contracts could adversely affect the Applicable Index and, correspondingly, could adversely affect the value of the ComPS. Additionally, the issuance and/or the trading of the ComPS could adversely affect the market for Benchmark Oil Contracts and the extent to which such markets are in backwardation or contango and, correspondingly, could adversely affect the value of the Applicable Index and the value of the ComPS. See "Description of ComPS--Calculation of Redemption Value".


The following table sets forth the simulated month-end level of the JPMCI Crude Oil Excess Return Index (the Applicable Index) for all months since January, 1984:



        Simulated level of Applicable Index as of the end of:

Year      Jan.       Feb.      Mar.      Apr.      May      June      July      Aug.      Sept.      Oct.      Nov.      Dec.
1984     86.78      89.17     90.48     89.10     90.71     87.37     80.46     84.59     85.26     81.40     78.58     75.99
1985     75.80      78.63     84.99     84.78     87.26     86.94     89.92     94.91     100.58    107.68    108.98    99.78
1986     75.09      52.87     40.67     52.32     58.22     52.36     46.52     66.99     62.08     63.17     61.49     72.95
1987     76.56      68.14     77.93     79.02     83.20     88.13     94.94     88.72     88.90     91.14     84.84     78.00
1988     79.89      75.74     81.06     86.00     83.19     71.67     76.32     70.20     62.20     64.82     73.43     84.33
1989     86.72      95.25     108.53    114.68    117.90    126.19    119.37    124.64    135.54    135.41    136.20    151.1
1990     163.59     157.56    146.88    130.02    123.49    112.51    130.33    17.25     257.96    238.20    201.16    202.7
1991     158.81     152.06    158.65    171.71    173.83    168.58    178.73    184.23    184.27    195.11    180.39    160.5
1992     157.80     154.96    159.67    170.92    180.31    176.37    178.97    176.36    179.59    171.16    164.34    160.3
1993     165.02     167.82    165.89    165.08    159.50    148.10    138.51    138.71    139.51    124.42    111.77    100.5
1994     105.93     100.18    101.57    116.48    129.40    141.12    152.76    133.60    138.83    136.52    136.36    133.8
1995     139.16     141.33    147.08    157.31    147.34    136.78    139.78    143.88    144.32    147.26    154.16    168.8



The following is a graph of such simulated month end value:



Simulated Levels of JMPCI Crude Oil Excess Return Index, 1984-1996*

                              [GRAPH OMITTED]

     This Graphic depicts the simulated level of the JPMCI Crude Oil Excess Return Index as described herein by applying such Index to historical futures contract settlement values from January, 1984-January, 1996.

                          Source: Morgan Guaranty

* These levels are simulated levels only, derived by applying the rules of the JPMCI Crude Oil Excess Return Index as described herein to historical NYMEX futures contract settlement values. Morgan Guaranty commenced actual calculation and publication of the JPMCI Crude Oil Excess Return Index, using the rules described herein, as of February 1, 1996.

Based on the month-end levels noted above, the hypothetical Redemption Value as of the end of each of the past eight years for a ComPS priced on December 31, 1988, with a hypothetical Face Amount of $40.00 and an Applicable Index Commencement Value of 84.33 would be as follows:

Year               Index Value               Hypothetical Redemption Value
1988                84.33                    $40.00
1989               151.1                     $71.65
1990               202.7                     $96.14
1991               160.5                     $76.12
1992               160.3                     $76.03
1993               100.5                     $47.69
1994               133.8                     $63.50
1995               168.8                     $80.07


Volatility of Oil and Oil Futures Prices

Oil prices can fluctuate widely and are affected by numerous factors other than economic activity. Such factors include weather, political events, labor activity, direct government intervention such as embargos and, especially, supply disruptions in major oil producing or consuming regions such as the Middle East, the United States, Latin America and Russia. Supply disruptions tend to affect oil prices worldwide, regardless of the location of the disruption. Market expectations about these events and speculative activity also cause prices to fluctuate.

Oil demand and supply adjust to price changes, but mainly in the long term. That is, the adjustment that eventually corrects the imbalance that caused the initial price fluctuation takes time. In the short term, demand/supply responsiveness to price changes is limited and, at times, in the opposite direction. For example, if prices rise, oil consumers will curtail their oil demand over time; often, however, the immediate response has been an increase in demand through increased stockpiling. In addition, the structure of oil supply is different from that of most other commodities. Since the early 1970's, market prices have been well above the average cost of production, while the marginal producers have been the large, low-cost producers of the Middle East. This cost structure also tends to prolong and exacerbate price fluctuations and volatility. Volatility in the Benchmark Oil Contracts will correlate directly to volatility in the Applicable Index. Such volatility lead some investors in the Benchmark Oil Contracts to withdraw from the applicable futures markets, which could adversely affect the liquidity of such markets and could adversely affect the value of the Applicable Index and, correspondingly, the value of the ComPS.


Effect of Adverse Changes in Commodity Prices

The Applicable Index is designed to replicate to the extent provided herein the cumulative return of holding a continuous investment in the Benchmark

Oil Contracts over time. In the event of sudden disruptions in the supplies of crude oil, such as those caused by war, accidents, weather, or acts of terrorism, prices of Benchmark Oil Contracts, and, consequently, the value of the Applicable Index, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in Benchmark Oil Contract prices as may occur, for example, upon a cessation of hostilities that may exist in countries producing crude oil or upon the discovery of significant additional sources or reserves of crude oil, the introduction of new or previously withheld supplies into the market (e.g., Iraqi oil) or the introduction of substitute products or commodities, could have a significant adverse effect on the value of the Applicable Index and on the value of the ComPS. In addition, the price of crude oil has on occasion been subject to very rapid short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of the ComPS to decrease. See "Description of the ComPS--Calculation of Redemption Value".


Suspension or Material Disruption of Futures or Commodities Trading; Temporary Distortions

The futures markets and the markets for oil are subject to temporary distortions or other disruptions due to conditions of illiquidity in the markets, the participation of speculators, government regulation and intervention and the other factors referred to in the preceding paragraph. In addition, U.S. futures exchanges (including the NYMEX) and certain foreign exchanges on which replacement Benchmark Oil Contracts, if any, may trade (which exchanges must have an information-sharing arrangement with the Securities and Exchange Commission and be a regulated exchange located in the United States, Canada, the United Kingdom, Japan, Singapore or a country that at such time is a member of the Organization of Economic Cooperation and Development) have regulations which limit the amount of fluctuation of futures contract prices which may occur during a single trading day. Such limits are generally referred to as "daily price fluctuation limits" or, more commonly, "daily limits", and the maximum or minimum price of a contract on any given day, as a result of the effect of such limits, is referred to as a "Limit Price", as discussed below. In a particular futures contract, once the Limit Price has been reached in such a contract, no trades may be made on that day at a price above or below the Limit Price, as the case may be. Limit Prices may have the effect of precluding trading in a particular contract for all or a portion of a trading day or forcing the liquidation of contracts at disadvantageous times or prices. Such circumstances, particularly if they occur during the Rollover Period for the Applicable Index or during an Early Determination Period or the Determination Period (each as defined herein) for the Applicable Index, could adversely affect the value of the Applicable Index and/or could constitute a Market Disruption Event (as defined below) and, therefore, could adversely affect the value of the ComPS.

Depending on the period of time over which a Market Disruption Event continues, the correlation between changes in the value of the Applicable Index and changes in the general level of prices of crude oil may be adversely affected. Under such circumstances, the value of the Applicable Index, and the value of the ComPS, may be adversely affected.


Market Disruption Events

In the event of a Market Disruption Event during the Determination Period, the Early Redemption Value or Redemption Value, as applicable, payable in respect of the ComPS will be calculated using the Applicable Index on the day or days on which open-outcry trading on either the NYMEX or the London Metal Exchange (the "LME") is scheduled to occur or occurs (each, a "Trading Day") immediately following the termination of such Market Disruption Event. However, if such Market Disruption Event remains in effect for longer than 20 consecutive Trading Days and, in the reasonable judgment of Morgan Guaranty, such Market Disruption
Event is likely to remain in effect, then the Applicable Index
Settlement Value for each Trading Day subject to a Market Disruption
Event may be determined in good faith by Morgan Guaranty based on alternative pricing sources reasonably believed by it to be indicative of then-prevailing prices for notional transactions in futures contracts or commodities equal in size to the Applicable Index
Settlement Value, although Morgan Guaranty has no obligation to do so. Because Morgan Guaranty's obligations under the Related Note will also be based on the Applicable Index Settlement Value, Morgan Guaranty may have an adverse interest with respect to such determination.


Historical Correlations May Not Prevail in the Future

Although historically the JPMCI Crude Oil Excess Return Index and the spot prices of crude oil have shown some positive correlation with inflation and some negative correlation with stock and bond returns (in each case in the United States), there can be no assurance that such correlations will prevail in the future. As a result, investors who invest in ComPS in reliance on these correlations should individually assess the likelihood of such correlations continuing.


Changes in Laws or Regulations or Interpretations Thereof

Prices of commodities and commodity futures contracts may be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the value of the Applicable Index and, correspondingly, could adversely affect the value of the ComPS. Additionally, the occurrence of certain events increasing the cost of holding or trading the Benchmark Oil Contracts and the inability to find a suitable replacement Benchmark Oil Contract could lead Morgan Guaranty to cause the Applicable Index Settlement Value to be fixed, in which event the Redemption Value of the ComPS would not vary through Stated Maturity.


Extension of Settlement Date or Stated Maturity

If any Benchmark Oil Contract were to be affected by a Market Disruption Event during any Early Determination Period or the Determination Period, the applicable Settlement Date would be postponed until the fifth Business Day after the last day of the applicable Early Determination Period or the Determination Period. Such delay could be of indefinite duration, during which time a holder of ComPS will not receive the Early Redemption Value or Redemption Value thereof, as applicable. In the event that payment of the Redemption Value is postponed beyond the Stated Maturity, interest will accrue on the Face Amount in the manner described under the caption "Description of the ComPS-Calculation of Redemption Value", but no dividends will be payable after Stated Maturity. In the event payment of the Early Redemption Value is postponed beyond the applicable Early Redemption Date, no dividends will be payable, and no interest will accrue and be payable, with respect to ComPS redeemed on such Early Redemption Date.


Discontinuance of Publishing of the JPMCI Crude Oil Excess Return Index

In the event that Morgan Guaranty discontinues publication of the JPM Indices or the relevant sub-index, the Calculation Agent will continue to calculate in good faith the Applicable Index during the remaining term of the ComPS, based on the methodology described in the accompanying Prospectus under "Description of the ComPS". However, such good-faith calculation may result in a ComPS
Redemption Price or ComPS Early Redemption Price for the ComPS which is less than the ComPS Redemption Price or ComPS Early Redemption Price, as applicable, for such ComPS had it been calculated on the basis of the JPM Indices or the relevant sub-index.


Potential Modifications to the JPM Indices and/or the Applicable Index

Morgan Guaranty reserves the right at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee. As described under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value", if any Benchmark Oil Contract becomes less liquid or representative, the JPMCI Policy Committee could recommend a replacement Benchmark Oil Contract. Such a change from a less liquid to a more liquid contract may result in a lower Early Redemption Value or Redemption Value for the ComPS than would have been the case if the less liquid contract had remained the benchmark.

If at any time no replacement contracts can be found to serve as a Benchmark Oil Contract, the Applicable Index Settlement Value of the ComPS will be determined at such time as described under "Description of the ComPS-Early Determination of Applicable Index Settlement Value and Redemption Value". Such an early determination of the Applicable Index Settlement Value may result in the holders of the ComPS receiving an amount that is less than what indicative commodity and futures prices prevailing on any Early Redemption Date or at the Stated Maturity would otherwise imply. Because Morgan Guaranty will be the Calculation Agent, such early determination may raise adverse interests.

Additionally, if at any time any Benchmark Oil Contract, or the trading thereof, becomes subject to any increased cost or additional tax, Morgan Guaranty reserves the right to designate a replacement Benchmark Oil Contract or, if no such contract is designated, to cause, at its option, the Applicable Index Settlement Value of the ComPS to be determined at such time as described under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value. Because Morgan Guaranty will, at the time any Benchmark Oil Contract becomes subject to such increased cost or additional tax, in its discretion decide whether or not to cause an early determination of the Applicable Index Settlement Value of the ComPS, exercise of such option may raise an adverse interest.

Any early determination of the Applicable Index Settlement Value may cause the market price of ComPS in any existing secondary market to decline.

Early Redemption

The ComPS may be automatically redeemed prior to their Stated Maturity upon the occurrence of a Special Event or redeemed at the option of the holders thereof on each Optional Redemption Date. In the case of a redemption upon the occurrence of a Special Event, the Early Redemption Value paid by the Company at such time may be significantly less than the Redemption Value that would otherwise have been payable had the ComPS not been redeemed prior to their Stated Maturity and the occurrence of such Special Event may cause the market price of ComPS in any existing secondary market to decline.
In the case of an optional redemption by holders, it is likely, under usually-prevailing market conditions, that the Early Redemption Value paid by the Company will be less than the amount such holder could have realized by selling such ComPS in an existing secondary market, if any, ratably during the Early Determination Period. Delay in payment of the ComPS Early Redemption Price (as a result of a Market Disruption Event or a delay in the provision by DTC to the Company of the Applicable Notice (as defined below)) will not entitle holders of ComPS to additional dividends on the ComPS or the accrual of any interest on such ComPS Early Redemption Price.


Certain Considerations Regarding Hedging

Prospective purchasers of the ComPS who intend to hedge against the risks associated with the market for crude oil should recognize the complexities of utilizing the ComPS in this manner. The formula under which the Principal Amount is calculated is not guaranteed to produce distributions to holders having readily definable relationships with other crude oil market instruments and products. As described below, because the Applicable Index is an Excess Return Index, the value of the ComPS will reflect not only the price of the Benchmark Oil Contracts but also the state of the futures market for Benchmark Oil Contracts (i.e., whether such market is in "backwardation" or "contango", as discussed above). Also, under certain circumstances, amounts payable on the ComPS may be based on the good faith determination of Morgan Guaranty and not on the Applicable Index. For these reasons, investors should be cautious in using the ComPS in a hedging program. The risks associated with utilizing the ComPS in a hedging program may be magnified in periods of substantial crude oil price volatility, since properly correlating the ComPS either as a hedge of other assets or correlating the ComPS to a hedge thereof may become more difficult.

Uncertain United States Federal Income Tax Characterization of ComPS

As discussed below, assuming that the Company will be classified for U.S. Federal income tax purposes as a partnership, each holder of ComPS will be required to include in its gross income distributive share of any item of income or gain realized by the Company. While Morgan Guaranty and the Company initially intend to treat the Related Note as a contingent debt instrument, in light of the absence of direct authority on the proper characterization of the Related Note, the Internal Revenue Service may apply, and may require Morgan Guaranty, the Company and/or holders of ComPS to apply, a different characterization. Such alternate characterization may be materially less favorable for holders of ComPS for United States federal income tax purposes than the characterization to be applied initially by Morgan Guaranty and the Company. See "United States Federal Income Taxation" below.


                       J.P. Morgan & Co. Incorporated

J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for a group of global subsidiaries that provide a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan's activities are summarized in the accompanying Prospectus.


                   J.P. Morgan Index Funding Company, LLC

J.P. Morgan Index Funding Company, LLC, is a Delaware limited liability company formed pursuant to (i) the filing of a certificate of formation with the Secretary of State of the State of Delaware on November 21, 1995 and (ii) the limited liability company agreement, dated February 16, 1996, and effective as of November 21, 1995 (the "LLC Agreement"), filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. J.P. Morgan will directly or indirectly acquire all Common Securities of the Company. The Company exists for the exclusive purposes of (i) issuing the ComPS and Common Securities, and from time to time additional series of preferred and common securities,
(ii) investing the gross proceeds of the ComPS and Common Securities in the Related Note, and investing the proceeds of such additional issuances of preferred and common securities in other Senior debt obligations of Morgan Guaranty, and (iii) engaging in only those other activities necessary or incidental thereto.

Pursuant to the LLC Agreement, the Common Securities will initially be owned by J.P. Morgan and by J.P. Morgan Ventures Corporation, a Delaware corporation and a wholly- owned subsidiary of J.P. Morgan ("JPM Ventures"). J.P. Morgan and JPM Ventures will be the Managing Members of the Company (as defined in the LLC Agreement).

The LLC Agreement and the Agreement as to Expenses and Liabilities, dated as of [ ], 1996, between J. P. Morgan and the Company (the "Expense Agreement"), provide that J.P. Morgan will pay for all debts and obligations (other than with respect to the ComPS to the extent set forth herein) and all costs and expenses of the Company, including any taxes and all costs and expenses with respect thereto, to which the Company may become subject. The Company and J.P. Morgan have agreed that any person to whom such debts, obligations, costs and expenses are owed will have the right to enforce J.P. Morgan's obligations in respect of such debts, obligations, costs and expenses directly against J.P. Morgan without first proceeding against the Company.

The rights of the holders of the ComPS, including economic rights, rights to information and voting rights, are set forth in the LLC Agreement. See "Description of the ComPS".


                              Use of Proceeds

The Company will invest the proceeds from the sale of the ComPS offered hereby and the related Common Securities in a Related Note of Morgan Guaranty, the proceeds of which will be used by Morgan Guaranty for general corporate purposes and for hedging its obligations under the Related Note.

At the time of the pricing of the ComPS, Morgan Guaranty hedged its anticipated exposure under the Related Note and, subject to market conditions, Morgan Guaranty expects that it will continue to hedge its exposure under the Related Note from time to time following this offering of ComPS by taking long or short positions in the Benchmark Oil Contracts or in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, several or all of the Benchmark Oil Contracts. There can be no assurance that Morgan Guaranty's initial hedging did not, and that its continued hedging will not, affect the price of the Benchmark Oil Contracts (and, as a result, the Initial Price and the subsequent value of the ComPS). In addition, J.P. Morgan and its affiliates may from time to time purchase or otherwise acquire a long or short position in the ComPS and may, in their sole discretion, hold or resell such ComPS. Morgan Guaranty may also take positions in other types of appropriate financial instruments that may become available in the future. To the extent Morgan Guaranty has a long hedge position in several or all of the Benchmark Oil Contracts or options contracts in, or other derivative or synthetic instruments related to, several or all of the Benchmark Oil Contracts, Morgan Guaranty may liquidate a portion or all of its holdings, as applicable, at or about the itme of any Early Redemption Date or the

Stated Maturity of the Related Note (which correspond to the Early Redemption Dates and the Stated Maturity of the ComPS). Depending on, among other things, future market conditions, the aggregate amount and the composition of those positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until that position is closed out and any offsetting position or positions are taken into account. However, none of the contracts or securities acquired in connection with any hedging activity will be held for the benefit of holders of ComPS.


                          Description of the ComPS

The ComPS will be issued pursuant to the LLC Agreement. The following summary of the principal terms and provisions of the ComPS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement constitutes a part and the LLC Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part.


General

The Principal Amount of each of the ComPS, which is initially equal to the Face Amount, will vary over the life of the ComPS in relation to the JPMCI Crude Oil Excess Return Index (the "Applicable Index"). The Principal Amount repayable on any Early Redemption Date, upon the occurrence of any Special Event Redemption or at Stated Maturity will be determined, pursuant to the terms described herein (including, without limitation, the averaging of the Applicable Index over the Early Determination Period or the Determination Period, as applicable, and the present-valuing of the dividends and Principal Amount in connection with redemptions prior to Stated Maturity), by comparing the level of the JPMCI Crude Oil Excess Return Index at the date of issuance of the ComPS with the level determined pursuant to the terms hereof for any such date of redemption.

The LLC Agreement authorizes the Company to issue Preferred and Common Securities. All of the Common Securities will be owned, directly or indirectly, by J.P. Morgan. Payments of interest on and redemptions of principal of the ComPS and the related Common Securities will be made on a pro rata basis among the ComPS and the related Common Securities, except that upon the occurrence of a liquidation, termination or winding up of the Company, the rights of the holders of the Common Securities to receive payment of periodic dividends and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of all Preferred Securities of the Company. The LLC Agreement does not permit the incurrence of any indebtedness by the Company (other than any preferred securities thereof). The payment of distributions out of money held by the Company, and payments upon liquidation, termination or winding-up of the Company, are guaranteed by J.P. Morgan to the extent described under "Description of the Guarantee". The Guarantee does not cover payment of distributions when Morgan Guaranty has not made payment of principal or interest, as applicable, on the Related Note. In such event, the remedy of a holder of ComPS is to direct the Company to enforce its rights under the Related Note and the Related Note Guarantee with respect to such Related Note. See "-Voting Rights" and "Effect of Obligations Under the Guarantee, the Related Note Guarantee and the Related Note".

Dividends

Dividends on the ComPS will be fixed at a rate per annum of [ ]% of the Face Amount of $[40] per Preferred Security. The term "dividend" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months (and actual days elapsed, in the case of periods of less than a month) and will include the first day but exclude the last day of such period.

Dividends on the ComPS will be cumulative, will accrue from and including the Issue Date and will be payable monthly in arrears on the last calendar day of each month, commencing [ ], 1996, when, as and if available for payment.

Dividends on the ComPS will be payable to the holders thereof as they appear on the books and records of the Company on the relevant record dates, which, as long as the ComPS remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the LLC Agreement, each such payment will be made as described under "-Book-Entry Only Issuance-The Depository Trust Company".

In the event that the ComPS do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be at least one Business Day prior to the relevant payment dates. In the event that any date on which dividends are to be made on the ComPS is not a Business Day, then payment of the dividends payable on such date will be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such distributions will accrue from and after such date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York, New York are permitted or required by any applicable law to close.

The payment of dividends on the ComPS out of moneys held by the Company is guaranteed by J.P. Morgan on a subordinated basis as and to the extent set forth under "Description of the Guarantee". The Guarantee is a full and unconditional guarantee from the time of issuance of the ComPS, but the Guarantee covers dividends and other payments on the ComPS only if and to the extent that Morgan Guaranty has made a payment to the Company of interest or principal on the Related Note, as the case may be.


Redemption at Stated Maturity

Unless previously redeemed pursuant to the optional or special redemption provisions and subject to extension in the case of a Market Disruption Event (as defined below), each of the outstanding ComPS will be redeemed by the Company, in cash, on the Stated Maturity, at the ComPS Redemption Price. The ComPS Redemption Price is the sum of (a) the Redemption Value per Preferred Security plus (b) accrued but unpaid dividends on such ComPS to but excluding the date of redemption.

Calculation of Redemption Value

The Principal Amount of each Preferred Security is indexed to the JPMCI Crude Oil Excess Return Index (the "Applicable Index"), which is calculated based on the change in value of certain crude oil futures contracts included from time to time in the JPM Indices (such contracts, from time to time, the "Benchmark Oil Contracts"). On the date of this Prospectus Supplement, the Benchmark Oil Contract is the NYMEX Light "Sweet" Crude Oil futures contract. Subject to the more complete definitions and formulae contained in the accompanying Prospectus, the Principal Amount of each Preferred Security payable at Stated Maturity, subject to extension in the case of a Market Disruption Event (the "Redemption Value"), shall be determined by multiplying the Face Amount of each Preferred Security by a fraction, the numerator of which is the Applicable Index Settlement Value and the denominator of which is the Applicable Index Commencement Value. For purposes of this Prospectus Supplement, the "Applicable Index Settlement Value" means the arithmetic average of the daily values of the Applicable Index for each day of the Determination Period (the period of ten consecutive Trading Days on which no Market Disruption Event occurs commencing immediately following the twentieth scheduled Business Day prior to Stated Maturity), and the "Applicable Index Commencement Value" means [ ].

For a complete description and definition of an Excess Return Index, see "Description of ComPS-Calculation of Redemption Value" and "The JPM Indices-Excess Return Methodology" in the accompanying Prospectus. As defined in the accompanying Prospectus under "Description of ComPS-Market Disruption Events", a Market Disruption Event is the occurrence of one or more of the following on any Trading Day with respect to any Benchmark Oil Contract underlying the Applicable Index, or an exchange on which any Benchmark Oil Contract is traded (a "Relevant Exchange"): (a) a day on which the fluctuation of the price of any Benchmark Oil Contract underlying the Applicable Index is materially limited by the rules of a Relevant Exchange setting the maximum or minimum price for such day (a "Limit Price"); (b) a day on which the official settlement price on the Relevant Exchange (the "Settlement Price") is the Limit Price; (c) the failure of a Relevant Exchange to determine, announce or publish the Settlement Price with respect to a Benchmark Oil Contract underlying the Applicable Index;
(d) the material suspension of trading in any Benchmark Oil Contract underlying the Applicable Index on a Relevant Exchange; (e) the failure of trading to commence, or the permanent discontinuation of trading, in any Benchmark Oil Contract underlying the Applicable Index on any Relevant Exchange and (f) the imposition of any material limitation on trading in any Benchmark Oil Contract underlying the Applicable Index on any Relevant Exchange.


Early Determination of Applicable Index Settlement Value and Redemption Value

Morgan Guaranty reserves the right at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee. As discussed in the accompanying Prospectus, the JPMCI Policy Committee advises Morgan Guaranty with respect to, among other things, the composition of the JPM Indices, the price sources upon which the JPM Indices are based (i.e., the underlying futures contracts, including the Benchmark Oil Contracts), and the weightings and calculation methodology of the JPM Indices, with a view toward maintaining the JPM Indices as appropriate commodity investment benchmarks that serve as a measure of performance of the commodity markets. The inclusion requirements for the futures contracts underlying the JPM Indices require that such futures contracts be sufficiently liquid and representative price sources. It is possible, however, that any such underlying contract could become less liquid or representative and, as a result, the JPMCI Policy Committee may recommend a modification in the calculation methodology or the contracts underlying the JPM Indices and, therefore, the Applicable Index. Any such replacement contract (i) will be required to satisfy the JPMCI Inclusion Criteria, as described in the accompanying Prospectus under the caption "The JPMCI Policy Committee", and (ii) must be traded in a market or with a self-regulator which has established either (a) a comprehensive information sharing agreement with the exchange, if any, on which the ComPS are then traded or (b) suitable alternative arrangements with the Commission.

If at any time no contract satisfying both clauses (i) and (ii) of the previous paragraph can be found to serve as a Benchmark Oil Contract, the Applicable Index Settlement Value of the ComPS will be determined at such time (in accordance with the methodology set forth above under the caption "Description of the ComPS-Calculation of Redemption Value") as if the last date of the inclusion of the final Benchmark Oil Contract in the JPM Indices were the Stated Maturity. However, the ComPS will not be redeemed on such date; rather, the ComPS will remain outstanding to Stated Maturity , will continue to be entitled to dividends and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined at such time as no contract satisfying clauses (i) and (ii) of the previous paragraph can be found. Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Optional Redemption Date (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any Early Redemption Date).

Additionally, if at any time any Benchmark Oil Contract, or the trading thereof, becomes subject to any increased cost or additional tax, whether imposed by any exchange or otherwise, Morgan Guaranty reserves the right to
(x) designate a replacement Benchmark Oil Contract, satisfying both clauses
(i) and (ii) of the second preceding paragraph, which contract is subject to an amount of cost or tax less than or equal to such increased amount or
(y) if no contract satisfying clause (x) of this paragraph is designated by Morgan Guaranty, to cause, at its option, the Applicable Index Settlement Value of the ComPS to be determined at such time (in accordance with the methodology set forth above) as if the date of such increase in cost or tax (or, in Morgan Guaranty's discretion, the last calendar day of the month in which the determination of the Applicable Index Settlement Value is completed) were the Stated Maturity. However, the ComPS will not be redeemed at such time; rather, the ComPS will remain outstanding to Stated Maturity, will continue to be entitled to dividends and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined pursuant to the terms of this paragraph. Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Optional Redemption Date (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any Early Redemption Date) and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined pursuant to the terms of this paragraph. See "Risk Factors--Potential Modification to the JPM Indices and/or the Applicable Index".

Optional Redemption

The ComPS will be subject to redemption prior to their Stated Maturity at the election of the holders thereof on each [ ] prior to the Stated Maturity, beginning [ ], 1997 (each, an "Optional Redemption Date"). In order to effect an Optional Redemption, any such redeeming holder will be required to provide notice of the number of ComPS shares to be redeemed on such Early Redemption Date to a Participant or Direct Participant in DTC, and such Participant or Direct Participant must communicate such notice to DTC no earlier than 32 scheduled Business Days prior to but no later than 22 scheduled Business Days prior to the applicable Early Redemption Date. The DTC will then provide notice to the Company or its Transfer Agent of the total number of ComPS shares to be redeemed on the Optional Redemption Date (the "Applicable Notice"). Each Applicable Notice will be provided by DTC to the Company by 12:30 p.m. New York time on the Business Day next succeeding the last day of the applicable notice period. Each Applicable Notice will be irrevocable upon receipt by the Company or its Transfer Agent, and may not be withdrawn or modified after such receipt. Additionally, the Early Determination Period will not commence until the Company has received the Applicable Notice and the applicable Optional Redemption Date will be subject to extension in the case of a Market Disruption Event. The redeeming holders will be entitled to the ComPS Early Redemption Price for each Preferred Security redeemed, which is equal to
(a) the Early Redemption Value for such ComPS plus (b) accrued and unpaid dividends thereon to but excluding the scheduled Optional Redemption Date. The Early Redemption Value of such ComPS shall be determined in accordance with the formula specified in the Prospectus; provided that, for the purposes of this Prospectus Supplement, "unused costs" shall equal [ ]. See "--Book Entry Issuance--The Depository Trust Company" herein and "Description of ComPS-Early Redemption Upon the Occurrence of a Special Event or at the Election of the Holders of the ComPS" in the Prospectus of which this Prospectus Supplement constitutes a part.


Special Event Redemption

The ComPS will be subject to redemption by the Company prior to Stated Maturity, at its option, upon the occurrence of a Tax Event or an Investment Company Event (each, a "Special Event"), as discussed herein.

"Tax Event" means that the Company shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus

Supplement, there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) the Company is or would be subject to United States Federal income tax with respect to income accrued or received on the Related Note, (ii) the interest payable on the Related Note is not, or would not be, deductible by Morgan Guaranty for United States Federal income tax purposes, (iii) the contingent principal in excess of the Face Amount, if any, payable on the Related Note is not, or would not be, deductible by Morgan Guaranty for United States Federal income tax purposes or (iv) the Company is or would be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

"Investment Company Event" means that the Company shall have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation, a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority or the expiration or revocation of any exemption from any provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), obtained by the Company (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Company is or will be considered an "investment company" that is required to be registered as such under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

If at any time a Tax Event or an Investment Company Event shall occur and be continuing, J.P. Morgan shall elect to either:

          (a) direct Morgan Guaranty to redeem the Related Note in whole or in part, upon not less than 22 scheduled Business Days' notice to DTC, within 90 days following the occurrence of such Special Event, in which case the Company shall redeem in cash on a pro rata basis ComPS and related Common Securities having an aggregate Principal Amount equal to the Principal Amount of the Related Note so redeemed, at a price per Preferred Security of the Early Redemption Value, plus an amount equal to all accrued and unpaid dividends on such ComPS to but excluding such Early Redemption Date; provided, that Morgan Guaranty shall only be entitled to redeem the Related Note in part if such partial redemption is sufficient to cause such Special Event to cease; or

          (b) in the case of a Tax Event, allow the Related Note and the ComPS to remain outstanding and indemnify the Company for all taxes payable by it as a result of such Tax Event (if any);

provided that, if at the time there is available to the Company the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that has no adverse effect on the Company, J.P. Morgan, Morgan Guaranty or the holders of ComPS, the Company will pursue such measure in lieu of redemption; provided further that Morgan Guaranty shall have no right to redeem the Related Note and J.P. Morgan shall have no right to direct the Company to redeem the ComPS while the Company is pursuing any such ministerial action or reasonable measure unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case J.P. Morgan shall be permitted to direct Morgan Guaranty to provide notice to the Company of the redemption of the Related Note.

Under current United States Federal income tax law, upon the occurrence of a Special Event, a redemption of ComPS, whether or not upon dissolution of the Company, would be a taxable event to such holders. See "United States Federal Income Taxation".




Redemption Procedures

In the case of a redemption by a holder of ComPS on an Optional Redemption Date, any such redeeming holder will be required to provide notice of the number of ComPS shares to be redeemed on such Optional Redemption Date to a Participant or Direct Participant in DTC, and such Participant or Direct Participant must communicate such notice to DTC no earlier than 32 scheduled Business Days prior to but no later than 22 scheduled Business Days prior to the applicable Optional Redemption Date. Following receipt by DTC of such notice, DTC will assign a new CUSIP number to ComPS with respect to which such notice has been given, and such ComPS will no longer be usable for settling trades with other DTC book-entry securities.

In the case of a redemption of ComPS upon the occurrence of a Special Event, the Company will provide notice of such redemption to the Transfer Agent and to DTC on a date not less than 22 scheduled Business Days prior to such Early Redemption Date stating, among other things, the date of such redemption.

The related Common Securities will be redeemed on a pro rata basis with the ComPS except that, in the case of any dissolution or liquidation in which the assets of the Company are insufficient to repay in full the Principal Amount of all Preferred Securities then outstanding, all Preferred Securities will be redeemed prior to the redemption of any Common Securities. ComPS registered in the name of and held by DTC (as defined herein) or its nominee will be redeemed in accordance with DTC's standard procedures. See "-Book-Entry Only Issuance-The Depository Trust Company".

Payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, of the ComPS is conditioned upon delivery or book-entry transfer of such ComPS (together with necessary endorsements) to the Company at any time (whether prior to, on or after the relevant Redemption
Date) after the required notice is given (to the extent such notice is required). See "-Book-Entry Only Issuance-The Depository Trust Company". Payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, for such ComPS will be made by the delivery of cash no later than the applicable Settlement Date with respect to such ComPS or, if later, the time of delivery or book-entry transfer of such ComPS. If the Company holds money sufficient to pay the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, of the ComPS on the applicable Settlement Date, then immediately at the close of business on such Settlement Date, such ComPS will cease to be outstanding and dividends with respect to such ComPS will cease to accrue, whether or not such ComPS are delivered to the Company, and all rights of the holder of such ComPS shall terminate and lapse, other than the right to receive the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, upon delivery of the ComPS.

Provided that Morgan Guaranty has paid to the Company the required amount of cash due upon any redemption or at the maturity of the Related Note, the Company will irrevocably deposit with DTC no later than the close of business on the applicable Settlement Date funds sufficient to pay the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, payable with respect to ComPS on such date and will give the Depositary irrevocable instructions and authority to pay such amount to the holders of ComPS entitled thereto. See "-Book-Entry Only Issuance-The Depository Trust Company". In the event that any Settlement Date is not a Business Day, then payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, payable on such date will be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such distributions will accrue from and after such date, except that, if such Business Day falls in the next calendar year such payment will be made on the immediately preceding Business Day. In the event that payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, is improperly withheld or refused and not paid by the Company or by J.P. Morgan pursuant to the Guarantee, dividends on such ComPS will continue to accrue from the original Redemption Date to the actual date of payment by the Company to DTC.



The Company may not redeem fewer than all of the outstanding ComPS on any Redemption Date unless all accrued and unpaid dividends have been or are concurrently being paid on all ComPS for all monthly dividend periods terminating on or prior to the applicable Redemption Date. If a partial redemption as a result of a Special Event Redemption by Morgan Guaranty of a part or all of the Related Note would result in the delisting of the ComPS by any national securities exchange (or automated inter-dealer quotation system, including The Nasdaq Stock Market ("Nasdaq")) on which the ComPS are then listed, Morgan Guaranty may only redeem the Related Note in whole and, as a result, the Company may only redeem the ComPS in whole.

Subject to the foregoing and to applicable law (including, without limitation, United States Federal securities laws), J.P. Morgan or its affiliates may, at any time and from time to time, purchase outstanding ComPS by tender, in the open market or by private agreement.


Liquidation Distribution Upon Dissolution

In the event of any liquidation, dissolution, winding-up or termination of the Company (each, a "Liquidation Event"), whether voluntary or involuntary, the holders of ComPS on the date of such Liquidation Event will be entitled to be paid out of the assets of the Company the Liquidation Distribution. The "Liquidation Distribution" will be equal to
(a) the Early Redemption Value with respect to such ComPS (treating the date of such distribution as the Early Redemption Date) plus (b) the amount of accrued and unpaid dividends on such ComPS to but excluding the date of payment. To the extent the assets of the Company are insufficient to repay all amounts due to holders of all Preferred Securities of the Company, holders of all Preferred Securities then outstanding (including the ComPS) will be entitled to a pro rata share of the assets of the Company, based upon the relative Principal Amounts of all Preferred Securities outstanding. In addition, in the event that the assets of the Company exceed the amount necessary to pay to all holders of ComPS the full amount of the Liquidation Distribution, such excess will be paid to the holders of Common Securities.

Pursuant to the LLC Agreement, the legal existence of the Company shall terminate on November 21, 2105.

Voting Rights

Except as described herein and under "-Modification of the LLC Agreement", and as otherwise required by law and the LLC Agreement, the holders of the ComPS will have no voting rights.

Pursuant to the provisions of the Guarantee, certain amendments to or modifications of the Guarantee may only be effected with the approval of a majority in aggregate Principal Amount at such time of the ComPS and all other affected Preferred Securities. See "Description of the Guarantee-Modification of the Guarantee".

Pursuant to the provisions of the Related Note, certain amendments to or modifications of the Related Note may only be effected with the approval of a majority in aggregate Principal Amount at such time of the ComPS. See "Description of the Related Note-Modification of the Related Note".

Notwithstanding that holders of ComPS are entitled to vote or consent under any of the circumstances described above, any of the ComPS that are owned at such time by J.P. Morgan or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, J.P. Morgan, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such ComPS were not outstanding.

The procedures by which holders of ComPS may exercise their voting rights are described below under "-Book-Entry Only Issuance-The Depository Trust Company" and in the LLC Agreement.


Modification of the LLC Agreement

The LLC Agreement may be amended or modified if approved by a written instrument executed by a majority in interest of the holders of Common Securities; provided that, if any proposed amendment provides for (i) any action that would adversely affect the powers, preferences or special rights of the ComPS or (ii) the dissolution, winding up or termination of the Company other than pursuant to the terms of the LLC Agreement, then the holders of all affected outstanding Preferred Securities (or, in the case of an event described in clause (ii), all Preferred Securities) of the Company voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of not less than a majority in aggregate Principal Amount of all affected outstanding Preferred Securities (or, in the case of an event described in clause (ii), all Preferred Securities) of the Company affected thereby.

The LLC Agreement further provides that it may be amended without the consent of the holders of the ComPS to (i) cure any ambiguity, (ii) correct or supplement any provision in the LLC Agreement that may be defective or inconsistent with any other provision of the LLC Agreement, (iii) add to the covenants, restrictions or obligations of J.P. Morgan, (iv) conform to changes in, or a change in interpretation or application of, certain requirements of the 1940 Act by the Commission and (v) conform to certain requirements of the Code with respect to the characterization of the Company as a partnership for U.S. Federal income tax purposes, including, without limitation, an alteration of the capitalization of the Company upon any such change, which amendment does not adversely affect the rights, preferences or privileges of the holders of the ComPS.

Listing

[The ComPS have been authorized for listing on the [ ] under the symbol "[ ]", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement.] [Prior to this offering, there has been no market for the ComPS. In order to meet one of the requirements for listing the ComPS on the [ ], the underwriters will undertake to sell one or more lots of 100 ComPS to a minimum of 400 beneficial holders.]


Accounting Treatment

The financial statements of the Company will be included in the consolidated financial statements of J.P. Morgan, with the ComPS included on the balance sheet with J.P. Morgan's other obligations.


Mergers, Consolidations or Amalgamations

The Company may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except upon satisfaction of the conditions set forth in Section 2.8 of the LLC Agreement, which includes in certain circumstances approval of 2/3 of the outstanding Principal Amount of all Preferred Securities. In addition, so long as any ComPS are outstanding and are not held directly or indirectly entirely by J.P. Morgan, the Company may not voluntarily liquidate, dissolve, wind-up or terminate on or prior to the Stated Maturity.


Book-Entry Only Issuance-
The Depository Trust Company

The Depository Trust Company ("DTC") will act as securities depositary for the ComPS. The ComPS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global ComPS certificates, representing the total aggregate number of ComPS, will be issued and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

Purchases of ComPS within the DTC system must be made by or through Direct Participants, which will receive a credit for the ComPS on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased ComPS. Transfers of ownership interests in the ComPS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the ComPS, except in the event that use of the book-entry system for the ComPS is discontinued.

To facilitate subsequent transfers, all the ComPS deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of ComPS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the ComPS. DTC's records reflect only the identity of the Direct Participants to whose accounts such ComPS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

In the case of a Special Event Redemption, redemption notices shall be sent to Cede & Co. If less than all of the ComPS are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such ComPS in accordance with its procedures. In the case of an Optional Redemption, redemption notices shall be provided by Beneficial Owners and Participants to DTC in accordance with its procedures. DTC will then provide the Applicable Notice to the Company or its Transfer Agent of the number of ComPS to be redeemed on the applicable Optional Redemption Date. The Applicable Notice will be irrevocable upon receipt by the Company or its Transfer Agent, and may not be withdrawn or modified after such receipt.

Although voting with respect to the ComPS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to ComPS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the ComPS are credited on the record date (identified in a listing attached to the Omnibus Proxy). J.P. Morgan and the Company believe that the arrangements among DTC, Direct and Indirect Participants and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a limited liability company interest in the Company.

Dividend payments on the ComPS will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name", and such payments will be the responsibility of such Participant and not of DTC, the Company or J.P. Morgan, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of dividends to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depositary with respect to the ComPS at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depositary is not obtained, ComPS certificates are required to be printed and delivered. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the ComPS. In that event, certificates for the ComPS will be printed and delivered.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that J.P. Morgan believes to be reliable, but neither J.P. Morgan nor the Company takes responsibility for the accuracy thereof.


Governing Law

The LLC Agreement and the ComPS will be governed by and interpreted in accordance with the laws of the State of Delaware.


                      Description of the Related Note

Set forth below is a summary of the terms of the Related Note in which the Company will invest the proceeds from the issuance and sale of the ComPS and the related Common Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part and the Related Note, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Certain capitalized terms are used herein as defined in the Related Note.

General

The Related Note will be issued as an unsecured, unsubordinated obligation of Morgan Guaranty, limited in initial principal amount to approximately $[ ] , such amount being the sum of the aggregate Initial Public Offering Price shown on the cover page hereof for the ComPS and the related Common Securities issued in connection therewith.

The Related Note is not subject to a sinking fund provision. The entire Principal Amount of the Related Note will mature and become due and payable, together with any accrued and unpaid interest thereon, if any, on the Stated Maturity (subject to extension in the case of a Market Disruption Event), subject to the prior redemption of the Related Note in whole or in part at the option of the holders of ComPS or in certain circumstances upon the occurrence of a Special Event. If Morgan Guaranty redeems the Related Note in whole or in part, the Company must redeem on a pro rata basis ComPS and related Common Securities having an aggregate Principal Amount equal to the Principal Amount of the Related
Note so redeemed at the ComPS Early Redemption Price. See "Description of the ComPS-Redemption at Stated Maturity; -Special Event Redemption".


Related Note Redemption Price

The amount payable under the Related Note by Morgan Guaranty to the Company at any time shall equal (a) the Principal Amount of the Related Note at such time plus (b) any accrued but unpaid distributions due to the Company (the "Related Note Redemption Price"). The Principal Amount of the Related Note at any time shall equal the aggregate Principal Amount of outstanding ComPS and the related Common Securities at such time. The timing and amount of payments on the Related Note mirror the aggregate financial terms of the ComPS.


Subordination

Morgan Guaranty's obligations under the Related Note are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries. Moreover, Morgan Guaranty's subsidiaries may incur indebtedness and other liabilities and have obligations to third parties. Generally, the claims of such third parties to the assets of Morgan Guaranty's subsidiaries will be superior to those of Morgan Guaranty as a stockholder, and, therefore, the Related Note may be deemed to be effectively subordinated to the claims of such third parties.

Upon any payment or distribution of all or substantially all of the assets of Morgan Guaranty or in the event of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding whether voluntary or involuntary relative to Morgan Guaranty or its creditors, the holders of all Senior Indebtedness will be entitled to receive payment pari passu and pro rata with the Company. However, depositors in Morgan Guaranty will have a preference over holders of Senior Indebtedness upon any such event.

As used in the Related Note, the term "Senior Indebtedness" means the principal of, premium, if any, and interest on (a) all indebtedness of Morgan Guaranty for money borrowed, whether outstanding as of the date hereof or hereafter created, issued or incurred (other than Morgan

Guaranty's obligations to its depositors), except any indebtedness expressly subordinated to such Senior Indebtedness, and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The Related Note does not limit the amount of Senior Indebtedness which Morgan Guaranty may incur.


Interest

The Related Note shall bear interest at the rate of [ ] % per annum on the Face Amount from the original date of issuance, payable monthly in arrears on the last calendar day of each month (each, an "Interest Payment Date"), commencing [ ], 1996, to the Company, subject to certain exceptions, at the close of business on the Business Day next preceding the relevant Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Related Note is not a Business Day, payment of the interest payable on such date will be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such distributions will accrue from and after such date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


Optional Redemption

The Company shall have the right to call for redemption prior to each Optional Redemption Date a Principal Amount of the Related Note sufficient to allow it to pay the ComPS Early Redemption Price to any holders of ComPS who exercise their right to redeem any or all of such holders' ComPS and a pro rata portion of the related Common Securities. See "Description of the ComPS-Optional Redemption".


Special Event Redemption

Upon the occurrence of a Special Event, Morgan Guaranty will have the right to elect to, under certain circumstances (a) redeem the Related Note at the Related Note Redemption Price or (b) in the case of a Tax Event, allow the Related Note to remain outstanding and indemnify the Company for any taxes payable by it as a result of such Tax Event. See "Description of the ComPS-Special Event Redemption".


Events of Default

The Related Note Events of Default are described in "Description of the Related Notes- Related Note Events of Default" in the Prospectus of which this Prospectus Supplement constitutes a part. A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Related Note.

Modification of the Related Note

The Related Note contains provisions permitting Morgan Guaranty and the Company, with the consent of the holders of not less than a majority in Principal Amount of the outstanding ComPS, to modify the Related Note, subject to certain exceptions. See "Description of the Related Notes
- -Modification of the Related Notes" in the Prospectus of which this Prospectus Supplement constitutes a part.


Consolidation, Merger and Sale

The Related Note provides that Morgan Guaranty may, without the consent of the Company or the holders of the ComPS, consolidate or merge with or into, or sell or transfer all or substantially all of its property or assets to, any corporation or association; provided that (i) the corporation (if other than Morgan Guaranty) or association formed by or resulting from any such consolidation or merger or which shall have received such property or assets shall have assumed Morgan Guaranty's obligations under the Related Note and (ii) immediately after giving effect to such transaction, Morgan Guaranty or such successor corporation shall not be in default under the terms of the Notes.


Governing Law

The Related Note will be governed by, and construed in accordance with, the laws of the State of New York.


Miscellaneous

Morgan Guaranty will have the right at all times to assign any of its rights or obligations under the Related Note to J.P. Morgan or to a direct or indirect wholly-owned subsidiary of Morgan Guaranty; provided that, in the event of any such assignment, Morgan Guaranty will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Related Note will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Related Note is not a deposit or other obligation of a bank and is not insured by the Federal Deposit Insurance Corporation or any other federal agency. The obligations of Morgan Guaranty under the Related Note are pari passu with all present and future Senior Indebtedness of Morgan Guaranty (as defined herein), which aggregated approximately $76.1 billion at December 31, 1995, and are junior to Morgan Guaranty's obligations to its depositors in the event of a receivership. In addition, J.P. Morgan's obligations under the Guarantee and the Related Note Guarantee and Morgan Guaranty's obligations under the Related Note are effectively subordinated to all liabilities (including indebtedness) of the consolidated and unconsolidated subsidiaries of each.

                        Description of the Guarantee

Set forth below is a summary of information concerning the Guarantee that will be delivered by J.P. Morgan for the benefit of the holders of ComPS. The terms of the Guarantee will be those set forth in the Guarantee Agreement. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part and the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part.


General

Pursuant to the Guarantee, J.P. Morgan irrevocably and unconditionally agrees, on a subordinated basis, to pay in full to the holders of the ComPS the Guarantee Payments (as defined herein) (except to the extent paid by the Company), as and when due, regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The following payments with respect to ComPS issued by the Company (the "Guarantee Payments"), to the extent not paid by the Company, will be subject to the Guarantee (without duplication): (i)(A) any accrued and unpaid dividends that are required to be paid on the ComPS and (B) the ComPS Early Redemption Price or the ComPS Redemption Price, as applicable, but if and only if to the extent that, in each case, Morgan Guaranty has made payment of interest or principal on the Related Note, as the case may be, and (ii) upon a Liquidation Event (other than in connection with the redemption of all of the ComPS at Stated Maturity or redemption of the Related Note) the lesser of (A) the Liquidation Distribution to the extent the Company has funds available therefor and (B) the amount of assets of the Company remaining available for distribution to holders of the ComPS upon such Liquidation Event. J.P. Morgan's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the holders of ComPS or by causing the Company to pay such amounts to such holders. The Guarantee will be an unconditional guarantee with respect to the ComPS from the time of issuance of the ComPS to the extent Morgan Guaranty has made payments under the Related Note. If Morgan Guaranty does not make payments on the Related Note, the Company may not pay distributions on the ComPS issued and may not have funds available therefor. See "Description of the Related Note".



Modification of the Guarantee; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of all Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate Principal Amount of the outstanding ComPS and all other Preferred Securities entitled to vote thereon, voting as a single class. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the holders of the ComPS.


Remedies of Holders

If J.P. Morgan fails to perform any of its payment or other obligations with respect to the ComPS under the Guarantee, any holder of ComPS may institute a legal proceeding directly against J.P. Morgan to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Company or any other person or entity. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against J.P. Morgan, which cost may be significant.


Termination of the Guarantee

The Guarantee will terminate with respect to the ComPS upon full payment of the aggregate ComPS Early Redemption Price or ComPS Redemption Price, as applicable, or upon full payment of the amounts payable in accordance with the LLC Agreement upon liquidation of the Company. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of ComPS must restore payment of any sums paid under such ComPS or the Guarantee (e.g., upon a subsequent bankruptcy of Morgan Guaranty or J.P. Morgan).

Status of the Guarantee

The Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan and
(iii) senior to J.P. Morgan's common stock. The terms of the ComPS provide that each holder of ComPS by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).


Governing Law

The Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.


                 Description of the Related Note Guarantee

Set forth below is a summary of information concerning the Related Note Guarantee that will be delivered by J.P. Morgan for the benefit of the Company. The terms of the Related Note Guarantee will be those set forth in the Related Note Guarantee Agreement. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part and the form of Related Note Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Related Note Guarantee will be held by the Company, as the holder of the Related Note.


General

Pursuant to the Related Note Guarantee, J.P. Morgan irrevocably and unconditionally agrees, on a subordinated basis, to pay in full to the Company the Related Note Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set-off or counterclaim that Morgan Guaranty may have or assert with respect to its obligation to make such Related Note Guarantee Payments. The following payments with respect to the Related Note issued by Morgan Guaranty (the "Related Note Guarantee Payments") will be subject to the Related Note Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid by Morgan Guaranty on the Related Note and (ii) any principal payable by Morgan Guaranty under the Related Note, as and when payable by Morgan Guaranty. J.P. Morgan's obligation to make a Related Note Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the Company or by causing Morgan Guaranty to pay such amounts to the Company. The Related Note Guarantee will be a full and unconditional guarantee with respect to the Related Note from the time of issuance of the Related Note.

Modification of the Related Note Guarantee; Assignment

The Related Note Guarantee may be amended only with the prior approval of the Company. All guarantees and agreements contained in the Related Note Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the Company as the holder of the Related Note.


Remedies of the Company

The Company has the sole right to direct the time, method and place of conducting any proceeding for any remedy available to it in respect of the Related Note Guarantee.


Termination of the Related Note Guarantee

The Related Note Guarantee will terminate with respect to the Related Note upon full payment of the Related Note Redemption Price (as defined below) of the Related Note. The Related Note Guarantee will continue to be effective or will be reinstated with respect to the Related Note, as the case may be, if at any time the Company must restore payment of any sums paid under the Related Note or the Related Note Guarantee (e.g., upon a subsequent bankruptcy of J.P. Morgan).


Status of the Related Note Guarantee

The Related Note Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan and (iii) senior to J.P. Morgan's common stock. The terms of the ComPS provide that each holder of ComPS by acceptance thereof agrees to the subordination provisions and other terms of the Related Note Guarantee.

The Related Note Guarantee will constitute a guarantee of payment and not of collection (that is, the Company may institute a legal proceeding directly against J.P. Morgan to enforce its rights under the Related Note Guarantee without instituting a legal proceeding against Morgan Guaranty).


Governing Law

The Related Note Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.


                 Effect of Obligations Under the Guarantee,
              the Related Note Guarantee and the Related Note

As set forth in the LLC Agreement, the sole purpose of the Company is to issue the Securities and other Preferred and Common Securities, and to invest the proceeds from such issuances in the Related Note and other debt obligations of Morgan Guaranty.

As long as payments of interest and other payments are made when due on the Related Note, such payments will be sufficient to cover dividends and payments due on the ComPS because of the following factors: (i) the Principal Amount of the Related Note will be equal to the sum of the aggregate Principal Amount of the ComPS and the related Common Securities;
(ii) the interest rate and the interest and other payment dates on the Related Note will match the dividend rate and dividend and other payment dates for the ComPS; (iii) J.P. Morgan shall pay all, and the Company shall not be obligated to pay, directly or indirectly, any, costs and expenses of the Company other than principal of and dividends on the ComPS and the related Common Securities; and (iv) the LLC Agreement further provides that the J.P. Morgan shall not cause the Company to, among other things, engage in any activity that is not consistent with the purposes of the Company.

Payments of dividends (to the extent Morgan Guaranty has made payments of interest on the Related Note) and other payments due on the ComPS (to the extent Morgan Guaranty has made payment of principal and other amounts on the Related Note) are guaranteed by J.P. Morgan as and to the extent set forth under "Description of the Guarantee" herein and in the accompanying Prospectus. If Morgan Guaranty does not make interest payments on the Related Note, it is expected that the Company will not have sufficient funds to pay dividends on the ComPS. The Guarantee is a full and unconditional guarantee from the time of its issuance but does not apply to any dividends or other payments unless and until Morgan Guaranty has made payment of interest or other payments on the Related Note.

If Morgan Guaranty fails to make interest or other payments on the Related Note when due, the LLC Agreement provides a mechanism whereby the holders of the ComPS, using the procedures described in the LLC Agreement, may direct the Company to enforce its rights under the Related Note. If J.P. Morgan fails to perform any of its payment or other obligations with respect to the ComPS under the Guarantee, any holder of ComPS may institute a legal proceeding directly against J.P. Morgan to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Company or any other person or entity.

The Related Note Guarantee by J.P. Morgan guarantees to the Company the payment of any distributions on and principal of the Related Note as provided pursuant to the terms of the Related Note, at such times and in such amounts as provided therein. J.P. Morgan's obligations under the Related Note Guarantee will be subordinated and junior in right of payment to all liabilities of J.P. Morgan, pari passu with the most senior preferred stock outstanding as of the date hereof of J.P. Morgan and senior to the common stock of J.P. Morgan.

The LLC Agreement and the Expense Agreement provide that J.P. Morgan will pay for, or cause to be paid, all debts and obligations (other than with respect to the ComPS) and all costs and expenses of the Company, including any taxes and all costs and expenses with respect thereto, to which the Company may become subject. J.P. Morgan and the Company agreed that any person to whom such debts, obligations, costs and expenses are owed will have the right to enforce J.P. Morgan's obligations in respect of such debts, obligations, costs and expenses directly against J.P. Morgan without first proceeding against the Company.

J.P. Morgan and the Company believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by J.P. Morgan of payments due on the ComPS. See "Description of the Guarantee-General" and "Description of the Related Note
Guarantee-General" herein and in the accompanying Prospectus.

Upon any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Company, the holders of Securities will be entitled to receive the Liquidation Distribution. Holders of ComPS will be entitled to the benefits of the Guarantee with respect to the Liquidation Distribution. See "Description of the ComPS-Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Morgan Guaranty, the Company as holder of the Related Note would be pari passu with creditors of Morgan Guaranty (other than any depositors therein), equal in right of payment with all Senior Indebtedness and entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Morgan Guaranty receive payments of distributions.


                   United States Federal Income Taxation


General

The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of ComPS by U.S. Holders (as defined herein). Unless otherwise stated, this summary deals only with ComPS held as capital assets by holders who purchase the ComPS upon original issuance ("Initial Holders").

This summary does not address tax considerations applicable to investors that may be subject to special U.S. Federal income tax treatment, such as dealers in securities or persons that will hold the ComPS as a position in a "straddle" (within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended (the "Code")), or as part of a "conversion transaction" (within the meaning of Section 1258 of the Code) or "synthetic security" or other integrated investment comprised of ComPS and one or more other investments. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of ComPS. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the ComPS.

This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In the opinion of Cravath, Swaine & Moore, special tax counsel to J.P. Morgan and the Company ("Tax Counsel"), the statements contained in the following summary, to the extent they constitute matters of law, accurately describe the material U.S. Federal income tax consequences to holders of the acquisition, ownership and disposition of ComPS. For purposes of this summary, a "U.S. Holder" shall mean a holder who is (i) a citizen or a resident of the United States (or any state thereof), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust, the income of which is subject to U.S. Federal income tax regardless of its source, and (iv) any other person subject to U.S. Federal income tax on net income.


Classification of the Related Note

No statutory, judicial or administrative authority directly addresses the characterization of the Related Note or instruments similar to the Related

Note for U.S. Federal income tax purposes. As a result, significant aspects of the U.S. Federal income tax consequences of investment in ComPS are not certain. No ruling is being requested from the Internal Revenue Service (the "IRS") with respect to the Related Note and no assurance can be given that the IRS will agree with the conclusions expressed herein. In the absence of clear authority and based on the advice of Tax Counsel, it is the intention of the Company to treat the Related Note as a contingent debt instrument with interest accruing (and currently taxable to holders) at the stated coupon rate. By purchasing the ComPS, the holders will agree to treat the Related Note in the same manner.


Classification of the Company

In connection with the issuance of the ComPS, it is Tax Counsel's opinion that, under current law and assuming full compliance with the terms of the LLC Agreement and the Related Note, and based on certain facts and assumptions contained in the opinion of Tax Counsel, the Company will be classified for U.S. Federal income tax purposes as a partnership and not as an association taxable as a corporation. Accordingly, for U.S. Federal income tax purposes, each holder of ComPS will be required to include in its gross income its distributive share of any item of income or gain realized by the Company including any interest accrued with respect to the Related Note. No portion of the income accrued by the Company will be eligible for the dividends received deduction. By acquiring one or more ComPS, each holder thereof agrees to treat such ComPS as an interest in a partnership holding the Related Note.

The Company will have a calendar year tax year and will use the accrual method of accounting. Accordingly, calendar year holders will be required to include their distributive share of the income accrued by Company in their taxable year that corresponds to the year in which the Company accrued such income. Holders with a different taxable year will include such income in their taxable year that includes the December 31 of the Company's taxable year in which the Company accrued the income.


U.S. Holders

Taxation of Income Accrued by the Company

Assuming the Related Notes are treated as contingent debt instruments for U.S. Federal income tax purposes, the following rules are believed to apply, subject to the discussion below:

          (1) a U.S. Holder would be required to include its distributive share of the stated interest on the Related Note in income as it is accrued by the Company, and would not be entitled to the dividends received deduction with respect thereto;

          (2) upon the redemption of the ComPS (whether optional or Special Event redemption or at Stated Maturity) or liquidation of the Company, it is expected that a U.S. Holder will have gain or loss equal to the difference between the amount realized by the U.S. Holder and such Holder's tax basis in the ComPS; any loss would be capital loss, but the tax characterization of gain is not clear and may be ordinary income rather than capital gain;

          (3) for the purpose of computing gain or loss, a U.S. Holder's tax basis in the ComPS would equal the cost of the ComPS increased by such Holder's distributive share of income accrued with respect to the income of the Company and decreased by the amount of dividends received by such
     Holder; and

          (4) any capital gain or loss on the redemption of the ComPS will be characterized as a long-term capital gain or loss if at the time of redemption or liquidation the holding period in the ComPS is in excess of one year.

However, even assuming the Related Note is properly treated as a contingent debt instrument, in the absence of authority concerning the proper tax treatment of such instruments, no assurance can be given that the above tax consequences would be accepted by the IRS or upheld by a court. Moreover, a variety of different tax characterizations can apply to the Related Note. For example the Related Note can be viewed as a "notional principal contract" (as defined in Treasury Regulations 1.446-3), a non-contingent debt instrument coupled with a cash-settled forward purchase contract or some other contractual arrangement.

Accordingly, the tax consequences of investment in ComPS may not be as described above. For example, (i) gain on redemption of the ComPS or on liquidation of the Company may be ordinary income rather than capital gain,
(ii) a U.S. Holder might be required to accrue income at a rate greater than the stated rate on the Related Note, and have less income or gain (or a greater loss) upon disposition or redemption of ComPS, or (iii) all or part of the stated interest on the Related Note might be treated as a nontaxable return of capital, increasing the amount of income or gain (or decreasing the loss) upon disposition or redemption of ComPS.

In connection with clause (ii) of the preceding paragraph, recently proposed Treasury Regulations with respect to contingent debt instruments would require the accrual of interest income on the Related Note based on the projected yield to maturity of the Related Note. The projected yield would take into account the projected Related Note Redemption Price (based upon forward pricing for the Applicable Index). This method might result in an annual inclusion of income at a rate in excess of the stated rate of interest on the Related Note. An adjustment would be made at maturity to reflect the actual Related Note Redemption Price as compared to the projected amount. Moreover, any gain on redemption of ComPS or upon liquidation of the Company would be ordinary income and any loss would be ordinary loss to the extent of the amount of prior interest accrual. These proposed regulations by their terms only apply to debt issued at least 60 days after publication of final regulations, and therefore would not apply to the Related Note. However, no assurance can be given that the IRS or the courts would not apply the principles of the regulations to the Related Note.


Monthly Allocations of Income

In general, the Company's taxable income from the Related Note for each month will be allocated, pursuant to a monthly convention, to holders who hold ComPS on the record date for the payment of dividends for that month. Thus, taxable income is allocated when paid and not on an accrual basis. As a result, the taxable income allocated to a holder who sells (or buys) ComPS between record dates will not accurately reflect the accrued interest on the Related Note for the holder's actual holding period for ComPS during the month of sale (or purchase), which may affect such holder's tax liability and tax basis in the ComPS.

However, the IRS may determine that the use of this monthly convention is not permitted. If this monthly convention is not allowed, taxable income of the Company from the Related Note in the month of sale might be reallocated among the sellers and buyers of ComPS. The LLC Agreement permits the Company to revise its method of allocation between sellers and buyers to conform to a method permitted by future regulations.


Sale or Other Disposition of ComPS

Upon the sale or other disposition of ComPS (other than redemption of ComPS by the Company), a U.S Holder would have gain or loss equal to the difference between the amount realized by the U.S. Holder and such Holder's tax basis in the ComPS disposed of. Generally, it is believed that such gain or loss will be capital gain or loss, although such gain might be ordinary income. Any such capital gain or loss will be a long-term capital gain or loss if upon disposition the ComPS will have been held for more than one year.


Non-United States Holders

In the case of a holder of ComPS that is not a U.S. Holder, although no assurance can be given it is believed that payments made with respect to ComPS will not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. The Company may withhold on such payments, in which case the holder will be entitled to file a claim with the IRS claiming a refund of such withholding tax. No assurance can be given whether such a claim would be successful. Any capital gain realized upon the redemption, sale or other disposition of ComPs by a holder that is not a U.S. Holder will generally not be subject to U.S. Federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the redemption, sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.


Information Reporting to Holders

The Company will annually report each holder's distributive share of the Company's income, gains, expenses and losses to the holders and the IRS on Schedule K-1. The Company currently intends to report such information prior to January 31 following each calendar year even though the Company is not legally required to report to record holders until April 15 following each calendar year. The Company will provide the Schedule K-1 information to nominees (other than certain clearing agencies) that fail to provide the information statements described below and such nominees will be required to forward such information to the beneficial owners of the ComPS.

Under section 6031 of the Code, any person (other than certain clearing agencies) that holds ComPS as a nominee at any time during a calendar year is required to furnish the Company with a statement containing certain information on the nominee, the beneficial holders and the ComPS so held.

Such information includes (i) the name, address and taxpayer identification number of the nominee and each beneficial owner and (ii) as to each beneficial owner (x) whether such person is a United States person, a tax-exempt entity, a foreign government, an international organization or any wholly-owned agency or instrumentality of the either of the foregoing and (y) certain information on ComPS that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold ComPS for their own account through a clearing agency are required to furnish the Company additional information as to themselves and their ownership of ComPS. The information referred to above for any calendar year must be furnished to the Company on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Company with such information may be subject to penalties.


Backup Withholding

Payments made on, and proceeds from the sale of, the ComPS may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided that the required information is provided to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE COMPS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                            ERISA Considerations

Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Code ("Plans"), may purchase ComPS, subject to the investing fiduciary's determination that the investment in ComPS satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plans.

In any case, J.P. Morgan, Morgan Guaranty and/or any affiliates of either may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of ComPS by a Plan (or by an individual retirement arrangement or other plans described in Section 4975(e)(i) of the Code) with respect to which J.P. Morgan, Morgan Guaranty or any of its affiliates of either is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such ComPS are acquired pursuant to and in accordance with an applicable exemption.

As a result, Plans with respect to which J.P. Morgan, Morgan Guaranty or any affiliates of either is a party in interest or a disqualified person should not acquire ComPS. Any other Plans or other entities whose assets include plan assets subject to ERISA proposing to acquire ComPS should consult with their own ERISA counsel.

                                Underwriting

Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed, severally and not jointly, to purchase, the ComPS. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the ComPS offered hereby if any of the ComPS are purchased. In the event of default by any Underwriter and failure by the other Underwriters to purchase such defaulting Underwriter's portion of the ComPS, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

The Underwriters propose to offer the ComPS, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $[ ] per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $[ ] per Preferred Security to certain brokers and dealers. After the ComPS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

In view of the fact that the proceeds of the sale of the ComPS will ultimately be used to purchase the Related Note of Morgan Guaranty, the Underwriting Agreement provides that Morgan Guaranty will pay as compensation ("Underwriters' Compensation") to the Underwriters $[ ] per Preferred Security (or $[ ] in the aggregate) for the accounts of the several Underwriters; provided that such compensation for sales of ComPS to certain institutions will be $[ ] per Preferred Security. Therefore, to the extent of such institutional sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

[The ComPS have been authorized for listing on the [ ] under the symbol "[ ]", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement.] [Prior to this offering, there has been no market for the ComPS. In order to meet one of the requirements for listing the ComPS on the [ ], the Underwriters will undertake to sell one or more lots of 100 ComPS to a minimum of 400 beneficial holders.]

The Company and J.P. Morgan have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

This Prospectus Supplement and related the Prospectus may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the ComPS. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

The Underwriters, certain agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business.

The lead Underwriter is an indirect, wholly-owned subsidiary of J.P. Morgan. The participation of the lead Underwriter in the offer and sale of the ComPS complies with the requirements of Schedule E of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate and complies with any restrictions imposed on such Underwriters by the Board of Governors of the Federal Reserve System, including the use of a "qualified independent underwriter" (if required by the NASD).


                               Legal Matters

The validity of the Securities offered hereby will be passed upon by Margaret M. Foran, Vice President, Assistant General Counsel and Assistant Secretary of J.P. Morgan, and by Cravath, Swaine & Moore, New York, New York, counsel for the Underwriter. Ms. Foran owns or has the right to acquire a number of shares of Common Stock of J.P. Morgan equal to or less than 0.01% of the outstanding Common Stock of J.P. Morgan.


                                  Experts

The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994 (included in J.P. Morgan's Annual Report to Stockholders), are incorporated by reference in this Prospectus Supplement in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  ANNEX I

                             Glossary of Terms

The following are abbreviated definitions of certain capitalized terms used in the Prospectus Supplement. The LLC Agreement, the Guarantee, the Related Note Guarantee and the Related Note may contain more complete definitions of certain of the terms defined herein, as well as definitions of certain other terms not defined herein, and reference should be made to the LLC Agreement, the Guarantee, the Related Note Guarantee and the Related Note, as applicable, for complete definitions of such terms.

    Applicable Index               the JPMCI Crude Oil Excess Return Index.

    Applicable Index               [   ].
    Commencement Value

    Applicable Index               the arithmetic average of the values of the
    Settlement Value               Applicable Index during the Determination
                                   Period; provided, however, that if the
                                   Applicable Index Settlement Value has
                                   been permanently determined prior to
                                   such time, the Applicable Index
                                   Settlement Value shall equal the value
                                   so determined.

    Applicable Index Early         the arithmetic average of the values of the
    Settlement Value               Applicable Index during the Early
                                   Determination Period; provided, however, that if the Applicable Index Settlement
                                   Value has been permanently determined
                                   prior to such time, the Applicable Index
                                   Early Settlement Value shall equal the
                                   value so determined.

    Benchmark Oil Contracts        the crude oil futures contracts included
                                   from time to time in the JPM Indices,
                                   which shall initially be the NYMEX Light
                                   "Sweet" Crude Oil futures contract.

    Business Day                   any day other than a Saturday, Sunday or
                                   any other day on which banking
                                   institutions in The City of New York,
                                   New York, are permitted or required by
                                   any applicable law to close.

    Code                           the Internal Revenue Code of 1986,
                                   as amended.

    Commission                     the Securities and Exchange Commission.

    Common Securities              the common securities of the Company
                                   representing voting limited liability
                                   company interests in the Company, to be
                                   directly or indirectly owned by J.P.
                                   Morgan.

    ComPS Early Redemption         On any Early Redemption Date, an amount
    Price                          equal to (i) the Early Redemption Value
                                   per Preferred Security plus (ii) accrued and unpaid dividends to but excluding the date of redemption.

    ComPS Redemption Price         at Stated Maturity, an amount equal to
                                   (i) the Redemption Value per Preferred
                                   Security plus (ii) accrued and unpaid
                                   dividends to but excluding Stated
                                   Maturity.

    Determination Period           the 10 consecutive Trading Days on which
                                   no Market Disruption Event occurs
                                   immediately following the 20th scheduled
                                   Business Day prior to Stated Maturity.

    Dividends                      cumulative cash dividends of [ ]% per
                                   annum on the Face Amount (calculated on
                                   the basis of a 360 day year of twelve
                                   30-day months) accruing from the Issue
                                   Date and payable monthly in arrears.

    DTC                            The Depository Trust Company.

    Early Redemption Value         The average for the 10 days of the Early
                                   Determination Period of the discounted
                                   present value of the indexed Principal
                                   Amount of the ComPS, as set forth in the accompanying Prospectus under "Description of ComPS--Early Redemption Upon the
                                   Occurrence of a Special Event or at the
                                   Election of the Holders of the ComPS".

    ERISA                          the Employee Retirement Income Security
                                   Act of 1974.

    Early Determination Period     the 10 consecutive Trading Days which are
                                   Business Days on which U.S. Treasury
                                   Bond markets are open and on which no
                                   Market Disruption Event occurs
                                   immediately following the 20th scheduled
                                   Business Day prior to the applicable
                                   Early Redemption Date.

    Early Redemption Date          each Optional Redemption Date and the date
                                   of any Special Event Redemption or
                                   Liquidation Distribution.

    Exchange Act                   the Securities Exchange Act of 1934,
                                   as amended.

    Face Amount                    [$40].

    Guarantee                      the Guarantee Agreement executed by J.P.
                                   Morgan on behalf of the holders of each
                                   series of Preferred Securities.

    Guarantee Payments             without duplication, (i)(A) any accrued
                                   and unpaid dividends that are required
                                   to be paid on the ComPS and (B) the
                                   ComPS Early Redemption Price or the
                                   ComPS Redemption Price, as applicable,
                                   but if and only to the extent that, in
                                   each of case, Morgan Guaranty has made a payment of interest or principal, as the case may be, on the Related Note and
                                   (ii) upon a Liquidation Event (other
                                   than in connection with the redemption
                                   of all the ComPS upon the maturity or
                                   redemption of the Related Note), the
                                   lesser of (A) the Liquidation
                                   Distribution to the extent the Company
                                   has funds available therefor, and (B)
                                   the amount of assets of the Company
                                   remaining available for distribution to
                                   holders of all Preferred Securities upon such Liquidation Event.

    Initial Holders                holders who purchase any ComPS upon
                                   original issuance.

    Interest Payment Date          with respect to the Related Note, the
                                   last calendar day of each month,
                                   beginning [ ], 1996.

    Investment Company Event       the receipt by the Company of an opinion
                                   of a nationally recognized independent
                                   counsel experienced in such matters to
                                   the effect that, as a result of the
                                   occurrence of a change in law or
                                   regulation, a written change in
                                   interpretation or application of law or
                                   regulation by any legislative body,
                                   court, governmental agency or regulatory authority or the expiration or revocation of any applicable exemption obtained by the Company (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Company is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

    IRS                            Internal Revenue Service.

    Issue Date                     [     ], 1996.

    JPMCI                          The J.P. Morgan Commodity Index.

    Liquidation Distribution       in respect of any Liquidation Event, the
                                   sum of (a) the Early Redemption Value or stated liquidation preference, as applicable, plus (b) the amount of accrued and unpaid dividends on such Preferred Security to but excluding the date of payment.

    Liquidation Event              any liquidation, dissolution, winding-up
                                   or termination of the Company, whether
                                   voluntary or involuntary.

    LLC Agreement                  the limited liability company agreement
                                   among J.P. Morgan, JPM Ventures and
                                   holders of Preferred Securities
                                   subsequently becoming members thereof
                                   dated February 16, 1996, and effective
                                   as of November 21, 1995.

    Market Disruption Event        the occurrence of one or more of the
                                   following on any Trading Day with
                                   respect to any Benchmark Oil Contract
                                   underlying the Applicable Index, or an
                                   exchange on which any Benchmark Oil
                                   Contract is traded (a "Relevant
                                   Exchange"): (a) a day on which the
                                   fluctuation of the price of any
                                   Benchmark Oil Contract underlying the
                                   Applicable Index is materially limited
                                   by the rules of a Relevant Exchange
                                   setting the maximum or minimum price for such day (a "Limit Price"); (b) a day on which the Settlement Price is the Limit
                                   Price; (c) the failure of a Relevant
                                   Exchange to determine, announce or
                                   publish the Settlement Price with
                                   respect to a Benchmark Oil Contract
                                   underlying the Applicable Index; (d) the material suspension of trading in any Benchmark Oil Contract underlying the
                                   Applicable Index on a Relevant Exchange;
                                   (e) the failure of trading to commence,
                                   or the permanent discontinuation of
                                   trading, in any Benchmark Oil Contract
                                   underlying the Applicable Index on any
                                   Relevant Exchange; and (f) the
                                   imposition of any material limitation on trading in any Benchmark Oil Contract underlying the Applicable Index on any Relevant Exchange.

    Nasdaq                         The Nasdaq Stock Market.

    1940 Act                       the Investment Company Act of 1940,
                                   as amended.

    NYMEX                          the New York Mercantile Exchange.

    Optional Redemption            the redemption of ComPS by the holders
                                   thereof on any Optional Redemption Date
                                   for the ComPS Early Redemption Price.

    Optional Redemption Date       each [    ] prior to Stated Maturity,
                                   subject to extension in the case of (i)
                                   delay in the provision by DTC of the
                                   Applicable Notice and (ii) the
                                   occurrence and continuance of a Market
                                   Disruption Event.

    Principal Amount               at any time, (i) in the case of ComPS, the
                                   Redemption Value or Early Redemption
                                   Value, as applicable, as if determined
                                   as of such time, and (ii) in the case of the Related Note, the principal amount thereof at such time determined pursuant to the terms thereof.

    Redemption Date                either the Stated Maturity or an Early
                                   Redemption Date, as applicable.

    Redemption Value               at Stated Maturity, the Face Amount per
                                   Preferred Security multiplied by a
                                   fraction, the numerator of which is the
                                   Applicable Index Settlement Value and
                                   the denominator of which is the
                                   Applicable Index Commencement Value.

    Related Note                   the [ ]% unsecured, unsubordinated debt
                                   obligation of Morgan Guaranty due 20[ ].

    Rollover Period                the period during which each replacement
                                   of shorter-dated Benchmark Oil
                                   Contracts with longer-dated Benchmark
                                   Oil Contracts as the basis for the
                                   change in value of the Applicable Index
                                   occurs.

    Securities                     the ComPS and the Common Securities.

    Securities Act                 the Securities Act of 1933.

    Senior Indebtedness            with respect to Morgan Guaranty, the
                                   principal of, premium, if any, and
                                   interest on (a) all indebtedness of

                                   Morgan Guaranty for money borrowed,
                                   whether outstanding as of the date
                                   hereof or hereafter created, issued or
                                   incurred (other than Morgan Guaranty's
                                   obligations to its depositors), except
                                   any indebtedness expressly subordinated
                                   to such Senior Indebtedness, and (b) any deferrals, renewals or extensions of any such Senior Indebtedness.

    Related Note Event of          (i) default for 30 days in the payment of
    Default                        interest on the Related Note; (ii) default
                                   in payment of principal amount at the
                                   Stated Maturity or any amount payable
                                   upon any redemption of the Related Note;
                                   (iii) failure by Morgan Guaranty for 90
                                   days after receipt of notice to it to
                                   comply with any of its covenants or
                                   agreements contained in the Related
                                   Note; and (iv) certain events of
                                   bankruptcy, insolvency, receivership or
                                   reorganization involving Morgan Guaranty or certain affiliates.

    Special Event                  either a Tax Event or an Investment
                                   Company Event.

    Special Redemption             upon the occurrence and during the
                                   continuation of a Special Event, Morgan



                                   Guaranty will have the right to redeem
                                   the Related Note in whole or in part for cash at the Related Note Redemption Price, with the result that the Company will redeem on a pro rata basis ComPS and related Common Securities in an equal Principal Amount for cash at the ComPS Early Redemption Price.

    Special Redemption Date        any date in respect of which upon the
                                   occurrence and continuation of a Tax
                                   Event or an Investment Company Event
                                   Morgan Guaranty shall have called for
                                   redemption in whole or in part the
                                   Related Note, and the Company shall have called for redemption on a pro rata basis an equal Principal Amount of the ComPS and related Common Securities.

    Stated Maturity                [       ]. 20[   ].

    Tax Counsel                    Cravath, Swaine & Moore, special tax
                                   counsel to J.P. Morgan and the Company.

    Tax Event                      the receipt by the Company of an opinion
                                   of nationally recognized independent tax counsel experienced in such matters (a
                                   "Tax Opinion") to the effect that, as a
                                   result of (a) any amendment to, or
                                   change (including any announced
                                   prospective change) in, the laws (or any regulations thereunder) of the United
                                   States or any political subdivision or
                                   taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus
                                   Supplement, that there is more than an
                                   insubstantial risk that at such time or
                                   within 90 days of the date thereof (i)
                                   the Company is or would be subject to
                                   United States Federal income tax with
                                   respect to income accrued or received on any Related Note, (ii) the interest payable on any Related Note is not or would not be deductible by Morgan
                                   Guaranty for United States Federal
                                   income tax purposes, (iii) the
                                   contingent principal in excess of the
                                   Face Amount of any series of Preferred
                                   Securities (if any) payable on any
                                   Related Note is not or would not be
                                   deductible by Morgan Guaranty for United
                                   States Federal income tax purposes or
                                   (iv) the Company is or would be subject
                                   to more than a de minimis amount of
                                   other taxes, duties or other
                                   governmental charges.


    Trading Day                    any day on which open-outcry trading
                                   on eith the NYMEX the London Metal
                                   Exchange (the "LME") is scheduled
                                   to occur or occurs.

                  SUBJECT TO COMPLETION, DATED [ ] , 1996
                           PROSPECTUS SUPPLEMENT
                      (To Prospectus Dated [ ], 1996)

                   Commodity-Indexed Preferred Securities
                           (ComPSsm), Series [B]
                   J.P. Morgan Index Funding Company, LLC
             [ ]% Series B Preferred Securities Indexed to Gold
                guaranteed to the extent set forth herein by
                       J.P. Morgan & Co. Incorporated

The % Series [B] Preferred Securities (each, a "Preferred Security", and collectively, the "ComPS") offered hereby are being issued by J.P. Morgan Index Funding Company, LLC, a limited liability company formed under the laws of the State of Delaware (the "Company"). The ComPS represent preferred limited liability company interests in the Company. The issuance price of each Preferred Security is [$40], the approximate value of one-tenth of the London P.M. gold fixing price for one ounce of gold in the London bullion market on [ ], 1996. After issuance, the principal amount of each Preferred Security (the "Principal Amount") will be indexed to the U.S. dollar value at such time (the "Dollar Equivalent Value") of one-tenth of the London P.M. gold fixing price for one ounce of gold in the London bullion market (such index, the "Applicable Index"). J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan"), will directly or indirectly own all the common securities (the "Common Securities") representing voting limited liability company interests in the Company (the ComPS and the Common Securities, collectively, the "Securities"). The Company exists for the sole purpose of issuing the ComPS and investing the proceeds thereof in a [ ]% Related Note Due [ ], 20[ ] (the "Related Note") of Morgan Guaranty Trust Company of New York, a trust company with full banking powers organized under the laws of the State of New York and a wholly-owned subsidiary of J.P. Morgan ("Morgan Guaranty"), and issuing similar securities and investing the proceeds thereof in similar notes in the future.


See "Risk Factors" on Page S-[] for certain information relevant to an investment in the Preferred Securities. The ComPS are not futures contracts and do not represent an actual investment in futures contracts, and are not and do not represent an actual investment in gold. The Redemption Value (as defined below) or Preferred Security may be more or less than the Face Amount See "Description of the ComPS".

"ComPS", "JPMCI" and the "J.P. Morgan Commodity Index" are service marks of J.P. Morgan & Co. Incorporated.

The ComPS have been authorized for listing on the [ (the " ")] under the symbol " ", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement. See "Underwriting".

THE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Price $[40] per Preferred Security plus accrued dividends, if any.

                         Initial Public      Underwriting       Proceeds to
                        Offering Price(1)   Commissions(2)   The Company(3)(4)
Per Preferred Security..... $                    (3)            $
Total...................... $                    (3)            $

(1) Plus accrued dividends, if any, from the Issue Date (as defined herein).

(2) The Company and J.P. Morgan have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(3) Because the proceeds of the sale of the ComPS will be invested in the Related Note, Morgan Guaranty has agreed to pay to the Underwriters a commission of $ per Preferred Security (or $ in the aggregate); provided that such compensation for sales to certain institutions will be $ per Preferred Security. See "Underwriting".

(4) Expenses of the offering which are payable by the Company and J.P. Morgan are estimated to be $ .

The ComPS offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the ComPS will be made on or about , 1996, through the book-entry facilities of The Depository Trust Company, against payment therefor in same-day funds.

                             J.P. Morgan & Co.

           The date of this Prospectus Supplement is [ ], 1996.

Information contained herein is subject to completion or amendment. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitaion or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE [APPLICABLE STOCK EXCHANGE(S)], IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                             [GRAPHIC OMITTED]

     This page contains a schematic depiction of J.P. Morgan, Morgan Guaranty and the Company, indicating particularly that Morgan Guaranty and the Company are each wholly-owned subsidiaries of J.P. Morgan, that the proceeds of the ComPS and related Common Securities will be loaned to Morgan Guaranty in return for the Related Note, and depicting the Guarantee and the Related Note Guarantee.

                          Summary of the Offering

Securities Offered.......  [2,500,000] [    ]% Series B Preferred Securities
                           ("ComPS") Indexed to the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price for one ounce of gold in the London bullion market.

Issuer...................  J.P. Morgan Index Funding Company, LLC (the "Com-
                           pany"), a Delaware limited liability company and a subsidiary of J.P. Morgan & Co. Incorporated
                           (J.P. Morgan").

Guarantor................  J.P. Morgan, on a subordinated basis, (i) of payments to holders of ComPS of amounts received on the Related Note by the Company and (ii) of payments to the Company on the Related Note by Morgan Guaranty, a wholly-owned subsidiary of J.P. Morgan.

Initial Offering Price     [$40] (i.e., the approximate value of one-tenth of
Per Preferred Security...  the London P.M. gold fixing price for one ounce of gold in the London bullion market on [  ], 1996.

Principal Amount Per       The Dollar Equivalent Value of one tenth of the
Preferred Security.......  London P.M. gold fixing price on such day for one ounce of gold in the London bullion market.

Aggregate Initial
Principal Amount.........  [$100,000,000].

ComPS Redemption Price...  Redemption Value at Stated Maturity plus accrued and unpaid dividends.

Stated Maturity..........  [     ], 20[  ], subject to extension in the case
                           of a Market Disruption Event.

Redemption Value per       The average of the Principal Amount over the 10
Preferred Security.......  consecutive Trading Days meeting certain conditions immediately following the 20th scheduled Business Day prior to redemption (as described herein).

Applicable Index.........  The Dollar Equivalent Value of one-tenth of the
                           London P.M. gold fixing price for one ounce of gold in the London bullion market.

Calculation Agent........  Morgan Guaranty.

Dividends................  Cumulative cash dividends of [ %] per annum on the
                           Principal Amount determined five London Business Days prior to the applicable payment date, subject to extension in the case of a Market Disruption Event (calculated on the basis of a 360 day year of twelve 30-day months), accruing from the Issue Date and payable monthly; provided, however, that upon the occurrence of a Market Disruption Event, such dividend will be payable on the later of such calendar day and the day two Business Days following the determination of the amount thereof.

Special Event              Under certain circumstances, upon the occurrence
Redemption...............  of a Tax Event or an Investment Company Event, for
                           the ComPS Early Redemption Price.

ComPS Early                The Early Redemption Value (as defined in the Pro-
Redemption Price.........  spectus), which represents the payments of the dis-
                           counted present value of dividends and Principal
                           Amount on the applicable Early Redemption Date.  See
                           "Description of the ComPS--Special Event Redemption".

Voting Rights............  Holders of ComPS will have limited voting rights and will not be entitled to vote to
                           appoint, remove or replace the Managing Members of the Company (as defined in the LLC Agreement). See "Description of the ComPS--Voting Rights".

Use of Proceeds..........  The proceeds to the Company from the sale of ComPS and related Common Securities will be used to purchase a note of Morgan Guaranty (the "Related Note"), and Morgan Guaranty will use such proceeds for general corporate purposes and for hedging its obligations under the Related Note. See "Use of Proceeds".

                                The Offering

The information in this Prospectus Supplement concerning J.P. Morgan, Morgan Guaranty, the Company, the ComPS, the Guarantee, the Related Note Guarantee and the Related Note supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. The following summary of provisions relating to the ComPS is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Prospectus Supplement and the Prospectus of which this Prospectus Supplement constitutes a part. Prospective purchasers of ComPS should carefully review such information. Certain capitalized terms used in this Prospectus Supplement have the meanings ascribed to them under the "Glossary of Terms" in Annex I hereto.


General

The issuance price of each security is [$40], the approximate value of one-tenth of the London P.M. gold fixing price for one ounce of gold in the London bullion market on [ ], 1996. After issuance, the Principal Amount of each Preferred Security will be indexed to the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price for one ounce of gold in the London bullion market (such index, the "Applicable Index"). The Principal Amount repayable upon the occurrence of any Special Event Redemption or at Stated Maturity will be determined, pursuant to the terms described herein (including, without limitation, the averaging of the Applicable Index over the Early Determination Period or Determination Period, as applicable, and the present-valuing of the dividends and Principal Amount in connection with redemptions prior to Stated Maturity), based on the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price for one ounce of gold in the London bullion market for each day during the Determination Period (as defined herein). The ComPS represent preferred limited liability company interests in the Company, the assets of which will consist of the Related Note and other notes issued by Morgan Guaranty in connection with other issuances of Preferred Securities. The Related Note, in which the proceeds of the Preferred Securities offered hereby and the related Common Securities will be invested, matures on [ ], 20[ ] (which is the "Stated Maturity"), subject to extension in the case of a Market Disruption Event, and is redeemable at any time by Morgan Guaranty in whole or in part upon the occurrence of a Special Event. The ComPS will be redeemed at Stated Maturity at the ComPS Redemption Price, which is equal to the sum of (a) the Redemption Value (as defined below) per Preferred Security plus (b) accrued and unpaid dividends thereon to but excluding the date of redemption. In addition, if, as a result of a Special Event, Morgan Guaranty redeems the Related Note in whole or in part prior to Stated Maturity, the Company must redeem ComPS and related Common Securities having an aggregate Principal Amount equal to the Principal Amount of the Related Note so redeemed at the ComPS Early Redemption Price. See "Description of the ComPS--Redemption at Stated Maturity";--Special Event Redemption".


Dividends

Dividends on the ComPS will be fixed at a rate per annum of [ ]% of the Principal Amount per Preferred Security. The term "dividend" as used herein includes any such interest payable unless otherwise stated. Dividends on the ComPS will be cumulative and will be payable monthly on the last calendar day of each month (calculated on the basis of a 360-day year of twelve 30-day months) based on the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price for one ounce of gold on the London bullion market on the fifth London Business Day prior to such calendar day, commencing [ ], 1996, when, as and if available for payment; provided, however, that upon the occurrence of a Market Disruption Event, such dividend will be payable on the later of such calendar day and the day two Business Days following the determination of the amount thereof. The first dividend payment will be for the period from and including the Issue Date to but excluding [ ], 1996. Dividends payable on the ComPS for any period shorter than a monthly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed in any such 30-day month. However, in no event will the amount of days for which dividends are paid be greater than the actual number of days elapsed in any such month or shorter period. See "Description of the ComPS--Dividends".


Redemption at Stated Maturity

Unless previously redeemed pursuant to the special redemption provisions described below, each of the outstanding ComPS will be redeemed by the Company, in cash, on [ ], 20[ ], which is the Stated Maturity of the Related Note, subject to extension in the case of a Market Disruption Event (as defined herein), at the ComPS Redemption Price, which is equal to (a) the Redemption Value per Preferred Security plus (b) accrued and unpaid dividends thereon to but excluding the date of redemption. See "Description of the ComPS--Redemption at Stated Maturity"; "Risk Factors--Extension of Settlement Date or Stated Maturity".

Calculation of Redemption Value

The Principal Amount of each Preferred Security at any time is equal to one-tenth of the Dollar Equivalent Value of the price of one ounce of gold on the London bullion market. In summary, and subject to the complete definitions and formulae contained herein and in the Prospectus, the Principal Amount of each Preferred Security at Stated Maturity, subject to extension in the case of a Market Disruption Event (the "Redemption Value"), shall be the arithmetic average of the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price of one ounce of gold in the London Bullion market for each day of the Determination Period (as defined below). See "Description of ComPS--Calculation of Redemption Value" herein and "Description of ComPS--Determination Period and Settlement Date" in the accompanying Prospectus.

Special Event Redemption

Upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as defined herein), Morgan Guaranty will have the right to redeem the Related Note in whole or, if redemption of less than all the ComPS will result in the discontinuance of such Special Event, in part in an amount sufficient to cause such discontinuance, in each case for cash, with the result that the Company will redeem a Principal Amount of ComPS and related Common Securities equal to the Principal Amount of the Related Note so redeemed for cash at the ComPS Early Redemption Price. However, in the case of a Tax Event, Morgan Guaranty may allow the Related Note and the Company may allow the ComPS to remain outstanding upon the receipt of indemnification by J.P. Morgan of the Company for all taxes payable by it as a result of such Tax Event. See "Description of the ComPS--Special Event Redemption".


Unconditional Guarantee by J.P. Morgan

J.P. Morgan and the Company believe that the mechanisms and obligations relating to the subordinated obligations of J.P. Morgan under the Guarantee and the Related Note Guarantee and the obligations of J.P. Morgan under the LLC Agreement and the Expense Agreement to pay certain obligations, costs and expenses of the Company, taken together, are equivalent to a full and unconditional guarantee; on a subordinated basis, by J.P. Morgan of payments due on the ComPS. See "Risk Factors--Rights Under the Guarantee, the Related Note Guarantee and the Related Note", "Description of the Related Note Guarantee" and "Effect of Obligations Under the Guarantee, the Related Note Guarantee and the Related Note".

The Guarantee

The Guarantee by J.P. Morgan guarantees to the holders of the ComPS the payment of (i) the ComPS Early Redemption Price or the ComPS Redemption Price, as applicable, but if and only if and to the extent that, in each case, Morgan Guaranty has made payment of interest or principal on the Related Note, as the case may be, and (ii) upon a Liquidation Event (as defined herein) (other than in connection with the redemption of all the ComPS upon maturity or redemption of Related Note), the lesser of (A) the sum of (I) the Early Redemption Value of such ComPS and (II) the amount of accrued and unpaid dividends on such ComPS to but excluding the date of payment (the "Liquidation Distribution"), to the extent the Company has funds available therefor and (B) the amount of assets of the Company remaining available for distribution to holders of the ComPS upon such Liquidation Event. J.P. Morgan's obligations under the Guarantee will be subordinated and junior in right of payment to all liabilities of J.P. Morgan, pari passu with the most senior preferred stock outstanding as of the date hereof of J.P. Morgan and senior to the common stock of J.P. Morgan.


The Related Note Guarantee

The Related Note Guarantee by J.P. Morgan guarantees to the Company the payment of any distributions on and principal of the Related Note as provided pursuant to the terms of the Related Note, at such times and in such amounts as provided therein. J.P. Morgan's obligations under the Related Note Guarantee will be subordinated and junior in right of payment to all liabilities of J.P. Morgan, pari passu with the most senior preferred stock issued from time to time by J.P. Morgan and senior to the common stock of J.P. Morgan.


Related Note

The Related Note will be issued as an unsecured obligation of Morgan Guaranty, limited in initial principal amount to approximately $[ ], such amount being the initial aggregate Principal Amount of the ComPS and the related Common Securities. The Related Note will mature on the Stated Maturity (subject to extension in the case of a Market Disruption Event), and will bear interest at an annual rate of [2]% on the Principal Amount (which is equivalent to the annual dividend rate with respect to the ComPS), payable monthly in arrears on the last day of each calendar month, commencing on [ ], 1996. The Principal Amount of the Related Note at any time will be the aggregate Principal Amount of the outstanding ComPS and related Common Securities at such time. The amount payable upon maturity for the Related Note will be the Related Note Redemption Price.

The obligations of Morgan Guaranty under the Related Note will be pari passu with all present and future Senior Indebtedness which aggregated $71.6 billion at December 31, 1995. Morgan Guaranty's obligations under the Related Note are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries.


Voting Rights

Holders of ComPS will have limited voting rights and will not be entitled to vote to appoint, remove or replace the Managing Members of the Company (as defined below). See "Description of the ComPS--Voting Rights".

Use of Proceeds

The Company will invest the proceeds from the sale of the ComPS offered hereby and the related Common Securities in the Related Note, the proceeds of which will be used by Morgan Guaranty for general corporate purposes and for the hedging of its obligations under the Related Note. See "Use of Proceeds".


Listing

[The ComPS have been authorized for listing on the [ ] under the symbol "[ ]", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement.] [Prior to this offering, there has been no market for the ComPS. In order to meet one of the requirements for listing the ComPS on the [ ], the Underwriters will undertake to sell one or more lots of 100 or more ComPS to a minimum of 400 beneficial holders.]


                                Risk Factors

Indexation of Principal Amount

The Principal Amount of each of the ComPS will vary over the life of the ComPS in relation to the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price of one ounce of gold on the London bullion market (the "Applicable Index"). The Principal Amount repayable upon the occurrence of any Special Event Redemption or at Stated Maturity will be determined, pursuant to the terms and calculations described herein (including, without limitation, the averaging of gold prices over the Early Determination Period or the Determination Period, as applicable, and the present-valuing of the indexed dividends and Principal Amount in the case of early redemptions), based the Dollar Equivalent Value of one-tenth of the London P.M. fixing price of one ounce of gold on the London bullion market. Accordingly, the Principal Amount to be received upon any date of redemption will fluctuate based on the Applicable Index and may be lower than the initial Principal Amount.

Limitation on Rights Under the Guarantee, the Related Note Guarantee and the Related Note

The Guarantee will be an unconditional guarantee with respect to the ComPS from the time of issuance of such ComPS but will not apply to any payment of dividends or other amounts due in respect of the ComPS to the extent Morgan Guaranty has failed to make a payment of principal or interest on the Related Note. To the extent Morgan Guaranty were to default on its obligation to pay amounts payable on the Related Note, the Company would lack available funds for the payment of dividends on or amounts payable on redemption of the ComPS and, in such event, holders of the ComPS would not be able to rely on the Guarantee for payment of such amounts. Instead, holders of the ComPS would rely on the enforcement by the Company of its rights as holder of the Related Note against Morgan Guaranty and as holder of the Related Note Guarantee against J.P. Morgan. J.P. Morgan and the Company believe that the mechanisms and obligations relating to all of the Guarantee, the Related Note Guarantee and the obligations of J.P. Morgan under the LLC Agreement and Expense Agreement to pay certain obligations, costs and expenses of the Company, taken together, are equivalent to a full and unconditional guarantee, on a subordinated basis, by J.P. Morgan of payments due on the ComPS. See "Description of the Guarantee" and "Description of the Related Note Guarantee".

Special Event Redemption

Upon the occurrence of a Special Event, unless waived by Morgan Guaranty or subject to cure as specified herein, Morgan Guaranty shall have the right to redeem the Related Note, in whole or in part, in which event the Company will redeem the ComPS and related Common Securities on a pro rata basis to the same extent as the Principal Amount of the Related Note is redeemed by Morgan Guaranty.

As described in more detail below, a Special Event is either (i) a Tax Event or (ii) an Investment Company Event. A Special Event may occur at any time. See "Description of the ComPS--Special Event Redemption".

It is possible that the occurrence of a Special Event will cause the market price of the ComPS in any existing secondary market to decline.

Limited Voting Rights

Holders of ComPS will have limited voting rights relating to a payment default on or adverse change to the ComPS, and will not be entitled to vote to appoint, remove or replace the Managing Members of the Company (J.P. Morgan and J.P. Morgan Ventures Corporation, a Delaware corporation), which voting rights are vested exclusively in the holders of the Common Securities. See "Description of the ComPS--Voting Rights".


Trading Price May Not Reflect Actual Economic Value

[The ComPS have been authorized for listing on the [ ] under the symbol "[ ]", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement. [Prior to this offering there has been no market for the ComPS. In order to meet one of the requirements for listing the ComPS on the [ ], the Underwriter will undertake to sell one or more lots of 100 or more ComPS to a minimum of 400 beneficial holders.] However, it is not possible to predict whether the necessary number of holders will purchase and, for the remaining term of the ComPS, continue to hold ComPS in order that any secondary market which does develop continues to exist. The Underwriters are not obligated to make a market for the ComPS, and although JPMSI, as lead Underwriter, intends to use its reasonable efforts to do so, it is possible that no active secondary market for the ComPS will develop and remain in existence.

There can be no assurance as to the market prices for the ComPS in any secondary market which does develop. Accordingly, the ComPS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, may trade at a discount to the price that the investor paid to purchase the ComPS offered hereby.

Value of the ComPS

The value of the ComPS at any time will depend upon the interaction of at least three key factors: (i) the level of the Applicable Index (i.e., one-tenth of the Dollar Equivalent Value of the price of one ounce of gold on the London bullion market), (ii) the credit quality of Morgan Guaranty and J.P. Morgan and (iii) the lease rate environment for borrowing and lending gold. Adverse changes in any of these three factors will adversely affect the value of the ComPS at such time. As discussed under "Description of the ComPS", adverse changes in the Applicable Index (the Dollar Equivalent Value of the London P.M. fixing price for one ounce of gold) will directly correlate to adverse changes in the value of the ComPS. A decline in the credit quality of Morgan Guaranty and J.P. Morgan could cause the trading price of ComPS in any secondary market then existing to decline. Also, an increase in the prevailing interest rates could cause the trading price of ComPS in any secondary market then existing to decline.

No Right to Interest on Related Note

Because holders of ComPS are essentially investing in a pro rata share of the Related Note, prospective purchasers of ComPS are also making an investment decision with regard to the Related Note and should carefully review all the information regarding the Related Note contained herein and in the accompanying Prospectus. However, investors in ComPS have no right to direct interest distributions on the Related Note. See "Description of the Related Note".


Imposition of Bank Regulatory Restrictions

The Company's ability to make dividends and other payments on the ComPS is dependent upon Morgan Guaranty's making interest and other payments on the Related Note as and when required or collection by the Company under the Senior Note Guarantee. As noted in the accompanying Prospectus under "J.P. Morgan & Co. Incorporated--Regulation", Morgan Guaranty is subject to examination and regulation by U.S. federal and state banking authorities, and although there is no current restriction on Morgan Guaranty's ability to make payments under the Senior Note, certain other transactions with affiliates, including the Company, are or may become subject to restrictions.


Effect of Trading in Related Commodities and Instruments

Morgan Guaranty and other affiliates of J.P. Morgan are and will be actively involved in the trading of gold and other instruments and derivative products based thereon. Morgan Guaranty, in particular, is an active participant in various commodity markets including the physical petroleum, precious and base metals and related derivatives markets. JPMSI and other affiliates may also issue or underwrite, or authorize unaffiliated entities to issue or underwrite, other securities or financial instruments with returns indexed to the Applicable Index or one or more of the JPM Indices. Morgan Guaranty has licensed, and may in the future license, the JPM Indices and related indices and sub-indices for use by affiliated and unaffiliated parties, for publication in newspapers and periodicals, for distribution by information and data dissemination services and for other purposes. Morgan Guaranty currently intends to publish individual commodity sub-indices for each of the commodities included in the JPMCI using the same calculation methodology as that described below.

Trading in the foregoing commodities by Morgan Guaranty, its affiliates (including JPMSI) and unaffiliated third parties could adversely affect the value of the Applicable Index, which could in turn adversely affect the return on and the value of the ComPS. See "The Applicable Index". Furthermore, additional issuances of securities linked or referenced to the London P.M. gold fixing price of one ounce of gold or similar gold price sources could adversely affect the value of the ComPS.


Potential for Adverse Interests

As noted above, Morgan Guaranty, JPMSI and their affiliates expect to engage in trading activities related to gold and other instruments or derivatives products on or related to the Applicable Index, for their accounts where permitted or for other accounts under their management. Morgan Guaranty, JPMSI and their affiliates, as well as unaffiliated third parties, may also engage in other activities related to the Applicable Index, as discussed above. Because Morgan Guaranty will issue the Related Note to the Company, all such activities could create interests of Morgan Guaranty adverse to those of the holders of ComPS. For example, the issuance of other securities indexed to the Applicable Index, i.e., the introduction of competing products into the marketplace, could adversely affect the value of the ComPS. To the extent that J.P. Morgan or one of its affiliates serves as issuer, or JPMSI or one of its affiliates serves as agent or underwriter, for such securities or other instruments, their interests with respect to such products may be adverse to those of the holders of the ComPS. Morgan Guaranty will serve as Calculation Agent with respect to the ComPS and, accordingly, will in good faith calculate the Applicable Index, which could also raise certain adverse interests (for example, in instances where the Calculation Agent is required to exercise discretion).


Volatility of Gold Prices

Prices of commodities are extremely volatile and can be affected by a variety of factors, including weather, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates and trading activity in such commodities. Volatility in gold prices will correlate directly with volatility in the Applicable Index. Such volatility could lead some investors in gold to withdraw from the market, which could adversely affect the liquidity of such market and could adversely affect the value of the Applicable Index and, correspondingly, the value of the ComPS.

As discussed below, the Redemption Value of the ComPS will be based on the Principal Amount, which will vary directly with the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price of one ounce of gold on the London bullion market. The month-end London P.M. gold fixing prices of one ounce of gold on the London bullion market from 1985-1996 is set forth in the table below:

U.S. Dollar Equivalent Value of London P.M. gold fixing price of one ounce of gold as of the end of:



Year  Jan.    Feb.    Mar.   Apr.    May     Jun.    Jul.   Aug.   Sept.   Oct.    Nov.    Dec.

1985  306.65  287.75  329.25         314.00  317.75  327.5  333.25 325.75  325.10  325.30  326.8
                             321.35
1986  350.50  338.15  344.00         343.20  346.75  357.50 384.70 423.20  401.00  389.50  388.8
                             345.75
1987  400.50  405.85  421.00         451.00  447.30  462.50 453.40 459.50  468.80  492.50  484.1
                             453.25
1988  458.00  426.15  456.95         455.50  436.55  436.80 427.75 396.70  412.40  422.60  410.3
                             449.00
1989  394.00  387.00  383.20         361.80  373.00  368.30 359.80 366.50  375.30  408.15  398.6
                             377.55
1990  415.05  407.70  368.50         363.05  352.20  372.30 387.75 408.40  379.50  384.85  386.2
                             367.75
1991  366.00  362.70  355.65         360.40  368.35  362.85 347.40 354.90  357.45  366.30  353.2
                             357.75
1992  354.10  353.10  341.70         337.50  343.40  357.85 340.00 349.00  339.25  334.20  332.9
                             336.35
1993  330.45  327.60  337.80         377.45  378.45  401.75 371.55 355.50  369.60  370.90  391.8
                             354.30
1994  377.90  381.55  389.20         387.60  388.25  384.00 385.75 394.85  383.85  383.10  383.3
                             376.45
1995  374.90  376.40  392.00         384.30  387.05  383.35 382.35 384.00  382.65  387.80  387.0
                             389.75


The following graph sets forth such month-end values:



                  London P.M. Gold Fixing Price, 1985-1996

                             [GRAPHIC OMITTED]


Based on the month-end prices noted above, the hypothetical Redemption Value as of the end of each of the past years for a ComPS priced on December 31, 1991, with a hypothetical Face Amount of $35.32 and an initial London P.M. gold fixing price for one ounce of gold of $353.12 would be as follows:

Last Trading    Dollar Equivalent              Hypothetical
Day of:         Value of the London P.M.       Redemption
                fixing price of                Value
                one ounce of gold

1991            $353.2                         $35.32
1992            $332.9                         $33.29
1993            $391.8                         $39.18
1994            $383.3                         $38.33
1995            $387.0                         $38.70

Effect of Adverse Changes in Commodity Prices

The Applicable Index is designed to replicate, to the extent provided herein, the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price of one ounce of gold on the London bullion market. Market gold prices can fluctuate widely and are affected by numerous factors beyond the Company's control, including industrial and jewelry demand, expectations with respect to the rate of inflation, the strengh of the U.S. dollar (the currency in which the price of gold is generally quoted) and of other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major gold producing regions such as South Africa and the former Soviet Union. The demand for and supply of gold affect gold prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of gold consists of a combination of new mine production and existing stock of bullion and fabricated gold held by governments, public and private financial institutions, industrial organizations and private individuals. As the amounts produced in any single year constitute a very small portion of the total potential supply of gold, normal variations in production do not necessarily have a significant impact on the supply of gold or on its price. In addition, the price of gold has on occasion been subject to very rapid short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of the ComPS to decrease. See "Description of the ComPS--Calculation of Redemption Value.

Suspension or Material Disruption of Commodities Trading; Temporary
Distortions

The markets for gold are subject to temporary distortions or other disruptions due to conditions of illiquidity in the markets, the participation of speculators, government regulation and intervention and other factors. Certain events could cause there to be no London P.M. gold fixing price on any particular day. Such circumstances, particularly if they occur during the Determination Period (as defined herein) for the Applicable Index, could adversely affect the value of the Applicable Index and, therefore, the value of the ComPS.

In the event that no official London P.M. fixing price as reported by the relevant fixing association (the "Fixing Price") is available with respect to the price of one ounce of gold on the London bullion market for any given day, no Applicable Index Value will be available for such day. If such London P.M. fixing price shall have ceased as of such date to be available for an indefinite period of time, the Applicable Index will thereafter be calculated based on the London A.M. fixing price (or such other successor London fixing price) until the London P.M. fixing price again becomes available.

Market Disruption Events

In the event of a Market Disruption Event during any Early Determination Period or the Determination Period, the Early Redemption Value or Redemption Value, as applicable, payable in respect of the ComPS will be calculated using the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price for one ounce of gold on the day or days on which the New York Mercantile Exchange (the "NYMEX") or the London Metal Exchange (the "LME") is scheduled to occur or occurs (each, a "Trading Day") immediately following the termination of such Market Disruption Event. However, if such Market Disruption Event remains in effect for longer than 20 consecutive Trading Days and, in the reasonable judgment of Morgan Guaranty, such Market Disruption Event is likely to remain in effect, then Principal Amount for each Trading Day subject to a Market Disruption Event may be determined in good faith by Morgan Guaranty based on alternative pricing sources reasonably believed by it to be indicative of then-prevailing prices for notional transactions in gold equal in size to the aggregate Early Redemption Value or Redemption Value, as applicable, of the ComPS, although Morgan Guaranty has no obligation to do so. Because Morgan Guaranty's obligations under the Related Note will also be based on the aggregate Early Redemption Value and Redemption Value of the ComPS, Morgan Guaranty may have an adverse interest with respect to such determination.


Historical Correlations May Not Prevail in the Future

Although historically the price of gold has shown some positive correlation with inflation and some negative correlation with stock and bond returns (in each case in the United States), there can be no assurance that such correlations will prevail in the future. As a result, investors who invest in ComPS in reliance on these correlations should individually assess the liklihood of such correlations continuing.

Changes in Laws or Regulations or Interpretations Thereof

Prices of commodities may be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the value of the Applicable Index and, correspondingly, could adversely affect the value of the ComPS.

Extension of Settlement Date or Stated Maturity

If the market for one ounce of gold on the London bullion market were to be affected by a Market Disruption Event during any Early Determination Period or the Determination Period, the applicable Settlement Date would be postponed until the fifth Business Day after the last day of the applicable Early Determination Period or the Determination Period. Such delay could be of indefinite duration, during which time a holder of ComPS will not receive the Early Redemption Value or Redemption Value thereof, as applicable. In the event that payment of the Redemption Value is postponed beyond the Stated Maturity, interest will accrue on the Principal Amount in the manner described under the caption "Description of the ComPS--Calculation of Redemption Value", but no dividends will be payable after Stated Maturity. In the event payment of the Early Redemption Value is postponed beyond the applicable Early Redemption Date, no dividends will be payable, and no interest will accrue or be payable, with respect to ComPS redeemed on such Early Redemption Date.


Early Redemption

The ComPS may be automatically redeemed prior to their Stated Maturity upon the occurrence of a Special Event. In such case, the Redemption Value paid by the Company at such time may be significantly less than the Redemption Value that would otherwise have been payable had the ComPS not been redeemed prior to their Stated Maturity, and it is possible that the occurrence of such Special Event may cause the market price of the ComPS in any existing secondary market to decline.


Certain Considerations Regarding Hedging

Prospective purchasers of the ComPS who intend to hedge against the risks associated with the market for gold should recognize the complexities of utilizing the ComPS in this manner. The formulae by which the Early Redemption Value and Redemption Value are calculated provide for the averaging of gold prices over the Early Determination Period or the Determination Period, as applicable. Also, under certain circumstances, amounts payable on the ComPS may be based on the good faith determination of Morgan Guaranty and not on the Applicable Index. For this reason, investors should be cautious in using the ComPS in a hedging program. The risks associated with utilizing the ComPS for in a hedging program may be magnified in periods of substantial gold price volatility, since properly correlating the ComPS either as a hedge of other assets or correlating the ComPS to a hedge thereof may become more difficult. Also, investment in ComPS should not be considered a complete investment program.

Uncertain United States Federal Income Tax Characterization of ComPS

As discussed below, assuming that the Company will be classified for U.S. Federal income tax purposes as a partnership, each holder of ComPS will be required to include in its gross income its distributive share of any item of income or gain realized by the Company. While the Morgan Guaranty and the Company initially intend to treat the Related Note as a contingent debt instrument, in light of the absence of direct authority on the proper characterization of the Related Note, the Internal Revenue Service may apply, and may require Morgan Guaranty, the Company and/or holders of ComPS to apply, a different characterization. Such alternate characterization may be materially less favorable for holders of ComPS for United States federal income tax purposes than the characterization to be applied initially by Morgan Guaranty and the Company. See "United States Federal Income Taxation" below.

                      J.P. Morgan & Co. Incorporated

J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for a group of global subsidiaries that provide a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan's activities are in the accompanying Prospectus.


                   J.P. Morgan Index Funding Company, LLC

J.P. Morgan Index Funding Company, LLC, is a Delaware limited liability company formed pursuant to (i) the filing of a certificate of formation with the Secretary of State of the State of Delaware on November 21, 1995 and (ii) the limited liability company agreement, dated February 16, 1996, and effective as of November 21, 1995 (the "LLC Agreement"), filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. J.P. Morgan will directly or indirectly acquire all Common Securities of the Company. The Company exists for the exclusive purposes of (i) issuing the ComPS and Common Securities, and from time to time additional series of preferred and common securities, (ii) investing the gross proceeds of the ComPS and Common Securities in the Related Note, and investing the proceeds of such additional issuances of preferred and common securities in other Senior debt obligations of Morgan Guaranty, and
(iii) engaging in only those other activities necessary or incidental thereto.

Pursuant to the LLC Agreement, the Common Securities will initially be owned by J.P. Morgan and by J.P. Morgan Ventures Corporation, a Delaware corporation and a wholly-owned subsidiary of J.P. Morgan ("JPM Ventures"). J.P. Morgan and JPM Ventures will be the Managing Members of the Company (as defined in the LLC Agreement).

The LLC Agreement and the Agreement as to Expenses and Liabilities, dated as of [ ], 1996, between J. P. Morgan and the Company (the Expense Agreement"), provide that J.P. Morgan will pay for all debts and obligations (other than with respect to the ComPS to the extent set forth herein) and all costs and expenses of the Company, including any taxes and all costs and expenses with respect thereto, to which the Company may become subject. The Company and J.P. Morgan have agreed that any person to whom such debts, obligations, costs and expenses are owed will have the right to enforce J.P. Morgan's obligations in respect of such debts, obligations, costs and expenses directly against J.P. Morgan without first proceeding against the Company.

The rights of the holders of the ComPS, including economic rights, rights to information and voting rights, are set forth in the LLC Agreement. See "Description of the ComPS".


                              Use of Proceeds

The Company will invest the proceeds from the sale of the ComPS offered hereby and the related Common Securities in a Related Note of Morgan Guaranty, the proceeds of which will be used by Morgan Guaranty for general corporate purposes and for hedging its obligations under the Related Note.

At the time of the pricing of the ComPS, Morgan Guaranty hedged its anticipated exposure under the Related Note and, subject to market conditions, Morgan Guaranty expects that it will continue to hedge its exposure under the Related Note from time to time following this offering of ComPS by taking long or short positions in gold or gold futures contracts or in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, gold or gold futures contracts. There can be no assurance that Morgan Guaranty's intial hedging did not, and that its continued hedging will not, affect the spot price of gold (and, as a result, the Initial Price and the subsequent value of the ComPS). In addition, J.P. Morgan and its affiliates may from time to time purchase or othersie acquire a long or short position in the ComPS and may, in their sole discretion, hold or resell such ComPS. Morgan Guaranty may also take positions in other types of appropriate financial instruments that may become available in the future. To the extent Morgan Guaranty has a long hedge position in gold or gold futures contracts or options contracts in, or other derivative or synthetic instruments related to, gold or gold futures contracts, Morgan Guaranty may liquidate a portion or all of its holdings, as applicable, at or about the time of any Early Redemption Date or the Stated Maturity of the Related Note (which correspond to the Early Redemption Dates and the Stated Maturity of the ComPS). Depending on, among other things, future market conditions, the aggregate amountg and the composition of those positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until that position is closed out and any offsetting position or positions are taken into account. However, none of the contracts or securities acquired in connection with any hedging activity will be held for the benefit of holders of ComPS.

                          Description of the ComPS

The ComPS will be issued pursuant to the LLC Agreement. The following summary of the principal terms and provisions of the ComPS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement constitutes a part and the LLC Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part.


General

ComPS are principal-at-risk securities linked directly to the performance of the Applicable Index. If the index rises from the starting value (which is set on the day or pricing), the Redemption Value of the ComPS will be greater than the original issue price. If the Applicable Index declines from the starting value, the Redemption Value of such ComPS will be less than the original issue price. In no circumstances will the Redemption Value of the ComPS be less than zero, but the Redemption Value could be more or less than the issue price. Because an investor's principal redemption is linked to the performance of an Applicable Index calculation, it is important to understand on what the Applicable Index calculation is based.

The ComPS pay both interest and principal based on the price of gold. The Principal Amount of a ComPS is the U.S. Dollar Equivalent Value of one-tenth of an ounce of gold. Each dividend is calculated as a percentage rate of the Principal Amount (which will fluctuate) and is paid monthly. Each monthly dividend will be equal to one-twelfth of the annual dividend rate times the U.S. Dollar Equivalent Value of one-tenth of the spot price of one ounce of gold at such time in the London bullion market. Thus, the amount of each dividend will vary. Upon redemption, the Redemption Value will be equal to the U.S. Dollar Equivalent Value of the 10-day average of one-tenth of the spot price of one ounce of gold in the London bullion market. Therefore, both the dividend payments and the Redemption Value will fluctuate based on the spot price of gold determined in the London bullion markets. Any events which adversely affect the spot price of gold will adversely affect both the dividend payments on and the Redemption Value of the ComPS.

The Principal Amount of each of the ComPS will vary over the life of the ComPS in relation to the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price of one ounce of gold on the London bullion market (the "Applicable Index"). The Principal Amount repayable upon the occurrence of any Special Event Redemption or at Stated Maturity will be determined, pursuant to the terms and calculations described herein (including, without limitation, the average of gold prices during any early Determination Period and the Determination Period and the present-valuing of the indexed dividends and Principal Amount), based on the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price of one ounce of gold on the London bullion market.

The LLC Agreement authorizes the Company to issue Preferred and Common Securities. All of the Common Securities will be owned, directly or indirectly, by J.P. Morgan. Payments of interest on and redemptions of principal of the ComPS and the related Common Securities will be made on a pro rata basis among the ComPS and the related Common Securities, except that upon the occurrence of a liquidation, termination or winding up of the Company, the rights of the holders of the Common Securities to receive payment of periodic dividends and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of all Preferred Securities of the Company. The LLC Agreement does not permit the incurrence of any indebtedness by the Company (other than any preferred securities thereof). The payment of distributions out of money held by the Company, and payments upon liquidation, termination or winding-up of the Company, are guaranteed by J.P. Morgan to the extent described under

"Description of the Guarantee". The Guarantee does not cover payment of distributions when Morgan Guaranty has not made payment of principal or interest, as applicable, on the Related Note. In such event, the remedy of a holder of ComPS is to direct the Company to enforce its rights under the Related Note and the Related Note Guarantee with respect to such Related Note. See "--Voting Rights" and "Effect of Obligations Under the Guarantee, the Related Note Guarantee and the Related Note".


Dividends

Dividends on the ComPS will be fixed at a rate per annum of [2]% of the Principal Amount per Preferred Security. The term "dividend" as used herein includes any such interest payable unless otherwise stated.. Dividends on the ComPS will be cumulative and will be payable monthly on the last calendar day of each month (calculated on the basis of a 360-day year of twelve 30-day months) based on the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price for one ounce of gold on the London bullion market on the fifth London Business Day prior to such calendar day, commencing [ ], 1996, when, as and if available for payment; provided, however, that upon the occurrence of a Market Disruption Event, such dividend will be payable on the later of such calendar day and the day two Business Days following the determination of the amount thereof. However, in no event will the amount of days for which dividends are paid be greater than the actual number of days elapsed in any such month.

Dividends on the ComPS will be payable to the holders thereof as they appear on the books and records of the Company on the relevant record dates, which, as long as the ComPS remain in book-entry only form, will be one London Business Day prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the LLC Agreement, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company".

In the event that the ComPS do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be at least one Business Day prior to the relevant payment dates. In the event that any date on which dividends are to be made on the ComPS is not a Business Day, then payment of the dividends payable on such date will be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such dividends will accrue from and after such date, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York, New York, are permitted or required by any applicable law to close.

The payment of dividends on the ComPS out of moneys held by the Company is guaranteed by J.P. Morgan on a subordinated basis as and to the extent set forth under "Description of the Guarantee". The Guarantee is a full and unconditional guarantee from the time of issuance of the ComPS, but the Guarantee covers dividends and other payments on the ComPS only if and to the extent that Morgan Guaranty has made a payment to the Company of interest or principal on the Related Note, as the case may be.


Redemption at Stated Maturity

Unless previously redeemed pursuant to the special redemption provisions and subject to extension in the case of a Market Disruption Event (as defined below), each of the outstanding ComPS will be redeemed by the Company, in cash, on the Stated Maturity, at the ComPS Redemption Price. The ComPS Redemption Price is the sum of (a) the Redemption Value per Preferred Security plus (b) accrued but unpaid dividends on such ComPS to but excluding the date of redemption.


Calculation of Redemption Value

The Principal Amount of each Preferred Security at any time is equal to one-tenth of the Dollar Equivalent Value of the London P.M. gold fixing price of one ounce of gold on the London bullion market. On the date of this Prospectus Supplement. In summary, and subject to the complete definitions and formulae contained herein and in the Prospectus, the Principal Amount of each Preferred Security at Stated Maturity, subject to extension in the case of a Market Disruption Event (the "Redemption Value"), shall be the arithmetic average of the Dollar Equivalent Value of one-tenth of the London P.M. gold fixing price of one ounce of gold in the London Bullion market for each day of the Determination Period. The "Determination Period" is the period of 10 consecutive Trading Days not subject to a Market Disruption Event. The ComPS Redemption Price will first be payable on the later of the Stated Maturity and the fifth Business Day after the completion of the Determination Period.

As defined in the accompanying Prospectus under "Description of ComPS--Market Disruption Events", a Market Disruption Event is the occurrence of one or more of the following on any Trading Day with respect to the London P.M. gold fixing price of one ounce of gold on the LMBA London bullion market (the "Relevant Fixing Association"): (a) a day on which the fluctuation of the price of one ounce of gold is materially limited by the rules of the Relevant Fixing Association (a "Limit Price");
(b) a day on which the London P.M. gold fixing price is the Limit Price;
(c) the failure of the Relevant Fixing Association to determine, announce or publish the London P.M. gold fixing price of one ounce of gold; provided that if such London P.M. fixing price shall have ceased as of such date to be available for an indefinite period of time, the Applicable Index will thereafter be calculated based on the London A.M. fixing price (or such other successor London fixing price) until the London P.M. fixing price again becomes available and the absence of such price will not constitute a Market Disruption Event; (d) the material suspension of trading of ounces of gold or any other amount of gold on the Relevant Fixing Association affecting the price of one ounce of gold; (e) the failure of trading to commence, or the permanent discontinuation of trading, in ounces of gold on the Relevant Fixing Association and (f) the imposition of any material limitation on trading in ounces of gold or any other amount of gold on the Relevant Fixing Association affecting the price of one ounce of gold.

Special Event Redemption

The ComPS will be subject to redemption by the Company prior to Stated Maturity, at its option, upon the occurrence of a Tax Event or an Investment Company Event (each, a "Special Event"), as discussed herein.

"Tax Event" means that the Company shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) the Company is or would be subject to United States Federal income tax with respect to income accrued or received on the Related Note, (ii) the interest payable on the Related Note is not, or would not be, deductible by Morgan Guaranty for United States Federal income tax purposes, (iii) the contingent principal in excess of the Face Amount, if any, payable on the Related Note is not, or would not be, deductible by Morgan Guaranty for United States Federal income tax purposes or (iv) the Company is or would be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

"Investment Company Event" means that the Company shall have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation, a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority or the expiration or revocation of any exemption from any provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), obtained by the Company (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Company is or will be considered an "investment company" that is required to be registered as such under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

If at any time a Tax Event or an Investment Company Event shall occur and be continuing, J.P. Morgan shall elect to either:

          (a) direct Morgan Guaranty to redeem the Related Note in whole or in part, upon not less than 22 scheduled Business Days' notice to DTC, within 90 days following the occurrence of such Special Event, in which case the Company shall redeem in cash on a pro rata basis ComPS and related Common Securities having an aggregate Principal Amount equal to the Principal Amount of the Related Note so redeemed, at the ComPS Early Redemption Price per Preferred Security which is equal to the sum of the Early Redemption Value plus an amount equal to all accrued and unpaid dividends on such ComPS to but excluding the date of such redemption (the "Early Redemption Date"); provided, that Morgan Guaranty shall only be entitled to redeem the Related Note in part if such partial redemption is sufficient to cause such Special Event to cease; or

          (b) in the case of a Tax Event, allow the Related Note and the ComPS to remain outstanding and indemnify the Company for all taxes payable by it as a result of such Tax Event (if any);

provided that, if at the time there is available to the Company the opportun-ity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that has no adverse effect on the Company, J.P. Morgan, Morgan Guaranty or the holders of ComPS, the Company will pursue such measure in lieu of redemption; provided further that Morgan
Guaranty shall have no right to redeem the Related Note and J.P. Morgan shall have no right to direct the Company to redeem the ComPS while the Company is pursuing any such ministerial action or reasonable measure unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case J.P. Morgan shall be permitted to direct Morgan Guaranty to provide notice to the Company of the redemption of the Related Note.

Under current United States Federal income tax law, upon the occurrence of a Special Event, a redemption of ComPS, whether or not upon dissolution of the Company, would be a taxable event to such holders. See "United States Federal Income Taxation".


Redemption Procedures

In the case of a redemption of ComPS upon the occurrence of a Special Event, the Company will provide notice of such redemption to the Transfer Agent and to DTC on a date not less than 22 scheduled Business Days prior to such Early Redemption Date stating, among other things, the date of such redemption.

The related Common Securities will be redeemed on a pro rata basis with the ComPS except that, in the case of any dissolution or liquidation in which the assets of the Company are insufficient to repay in full the Principal Amount of all Preferred Securities then outstanding, all Preferred Securities will be redeemed prior to the redemption of any Common Securities. ComPS registered in the name of and held by DTC (as defined herein) or its nominee will be redeemed in accordance with DTC's standard procedures. See "--Book-Entry Only Issuance--The Depository Trust Company".

Payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, of the ComPS is conditioned upon delivery or book-entry transfer of such ComPS (together with necessary endorsements) to the Company at any time (whether prior to, on or after the relevant Redemption
Date) after the required notice is given (to the extent such notice is required). See "--Book-Entry Only Issuance--The Depository Trust Company". Payment of ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, for such ComPS will be made by the delivery of cash no later than the applicable Settlement Date with respect to such ComPS or, if later, the time of delivery or book-entry transfer of such ComPS. If the Company holds money sufficient to pay the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, of the ComPS on the applicable Settlement Date, then immediately at the close of business on such Settlement Date, such ComPS will cease to be outstanding and dividends with respect to such ComPS will cease to accrue, whether or not such ComPS are delivered to the Company, and all rights of the holder of such ComPS shall terminate and lapse, other than the right to receive the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, of the ComPS on the applicable Settlement Date, then immediately at the close of business on such Settlement Date, such ComPS will cease to be outstanding and dividends with respect to such ComPS will cease to accrue, whether or not such ComPS are delivered to the Company, and all rights of the holder of such ComPS shall terminate and lapse, other than the right to receive the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, upon delivery of the ComPS.

Provided that Morgan Guaranty has paid to the Company the required amount of cash due upon any redemption or at the maturity of the Related Note, the Company will irrevocably deposit with DTC no later than the close of business on the applicable Settlement Date funds sufficient to pay the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, payable with respect to ComPS on such date and will give the Depositary irrevocable instructions and authority to pay such amount to the holders of ComPS entitled thereto. See "--Book-Entry Only Issuance--The Depository Trust Company". In the event that any Settlement Date is not a Business Day, then payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year such payment will be made on the immediately preceding Business Day. In the event that payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, is improperly withheld or refused and not paid by the Company or by J.P. Morgan pursuant to the Guarantee, dividends on such ComPS will continue to accrue from the original Redemption Date to the actual date of payment by the Company to DTC.

The Company may not redeem fewer than all of the outstanding ComPS on any Redemption Date unless all accrued and unpaid dividends have been or are concurrently being paid on all ComPS for all monthly dividend periods terminating on or prior to the applicable Redemption Date. If a partial redemption as a result of a Special Event Redemption by Morgan Guaranty of a part or all of the Related Note would result in the delisting of the ComPS by any national securities exchange (or automated inter-dealer quotation system, including The Nasdaq Stock Market ("Nasdaq")) on which the ComPS are then listed, Morgan Guaranty may only redeem the Related Note in whole and, as a result, the Company may only redeem the ComPS in whole.

Subject to the foregoing and to applicable law (including, without limitation, United States Federal securities laws), J.P. Morgan or its affiliates may, at any time and from time to time, purchase outstanding ComPS by tender, in the open market or by private agreement.


Liquidation Distribution Upon Dissolution

In the event of any liquidation, dissolution, winding-up or termination of the Company (each, a "Liquidation Event"), whether voluntary or involuntary, the holders of ComPS on the date of such Liquidation Event will be entitled to be paid out of the assets of the Company the Liquidation Distribution. The "Liquidation Distribution" will be equal to
(a) the Early Redemption Value with respect to such ComPS (treating the date of such distribution as the Early Redemption Date) plus (b) the amount of accrued and unpaid dividends on such ComPS to but excluding the date of payment. To the extent the assets of the Company are insufficient to repay all amounts due to holders of all Preferred Securities of the Company, holders of all Preferred Securities then outstanding (including the ComPS) will be entitled to a pro rata share of the assets of the Company, based upon the relative Principal Amounts of all Preferred Securities outstanding. In addition, in the event that the assets of the Company exceed the amount necessary to pay to all holders of ComPS the full amount of the Liquidation Distribution, such excess will be paid to the holders of Common Securities.

Pursuant to the LLC Agreement, the legal existence of the Company shall terminate on November 21, 2105.

Voting Rights

Except as described herein and under "--Modification of the LLC Agreement", and as otherwise required by law and the LLC Agreement, the holders of the ComPS will have no voting rights.

Pursuant to the provisions of the Guarantee, certain amendments to or modifications of the Guarantee may only be effected with the approval of a majority in aggregate Principal Amount at such time of the ComPS and all other affected Preferred Securities. See "Description of the Guarantee--Modification of the Guarantee".

Pursuant to the provisions of the Related Note, certain amendments to or modifications of the Related Note may only be effected with the approval of a majority in aggregate Principal Amount at such time of the ComPS. See "Description of the Related Note--Modification of the Related Note".

Notwithstanding that holders of ComPS are entitled to vote or consent under any of the circumstances described above, any of the ComPS that are owned at such time by J.P. Morgan or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, J.P. Morgan, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such ComPS were not outstanding.

The procedures by which holders of ComPS may exercise their voting rights are described below under "--Book-Entry Only Issuance--The Depository Trust Company" and in the LLC Agreement.


Modification of the LLC Agreement

The LLC Agreement may be amended or modified if approved by a written instrument executed by a majority in interest of the holders of Common Securities; provided that, if any proposed amendment provides for (i) any action that would adversely affect the powers, preferences or special rights of any Preferred Securities or (ii) the dissolution, winding up or termination of the Company other than pursuant to the terms of the LLC Agreement, then the holders of all affected outstanding Preferred Securities (or, in the case of an event described in clause (ii), all Preferred Securities) of the Company voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of not less than a majority in aggregate Principal Amount of all affected outstanding Preferred Securities (or, in the case of an event described in clause (ii), all Preferred Securities) of the Company.

The LLC Agreement further provides that it may be amended without the consent of the holders of the ComPS to (i) cure any ambiguity, (ii) correct or supplement any provision in the LLC Agreement that may be defective or inconsistent with any other provision of the LLC Agreement, (iii) add to the covenants, restrictions or obligations of J.P. Morgan, (iv) conform to changes in, or a change in interpretation or application of, certain requirements of the 1940 Act by the Commission and (v) conform to certain requirements of the Code with respect to the characterization of the Company as a partnership for U.S. Federal income tax purposes, including, without limitation, an alteration of the capitalization of the Company upon any such change, which amendment does not adversely affect the rights, preferences or privileges of the holders of the ComPS.

Listing

[The ComPS have been authorized for listing on the [ ] under the symbol "[ ]", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement.] [Prior to this offering, there has been no market for the ComPS. In order to meet one of the requirements for listing the ComPS on the [ ], the underwriters will undertake to sell one or more lots of 100 or more ComPS to a minimum of 400 beneficial holders.]


Accounting Treatment

The financial statements of the Company will be included in the consolidated financial statements of J.P. Morgan, with the ComPS included on the balance sheet with J.P. Morgan's other obligations.


Mergers, Consolidations or Amalgamations

The Company may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except upon satisfaction of the conditions set forth in Section 2.8 of the LLC Agreement, which include in certain circumstances the approval of 2/3 of the outstanding Principal Amount of all Preferred Securities. In addition, so long as any ComPS are outstanding and are not held directly or indirectly entirely by J.P. Morgan, the Company may not voluntarily liquidate, dissolve, wind-up or terminate on or prior to the Stated Maturity.

Book-Entry Only Issuance--The Depository Trust Company

The Depository Trust Company ("DTC") will act as securities depositary for the ComPS. The ComPS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global ComPS certificates, representing the total aggregate number of ComPS, will be issued and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

Purchases of ComPS within the DTC system must be made by or through Direct Participants, which will receive a credit for the ComPS on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased ComPS. Transfers of ownership interests in the ComPS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the ComPS, except in the event that use of the book-entry system for the ComPS is discontinued.

To facilitate subsequent transfers, all the ComPS deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of ComPS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the ComPS. DTC's records reflect only the identity of the Direct Participants to whose accounts such ComPS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

In the case of a Special Event Redemption, redemption notices shall be sent to Cede & Co. If less than all of the ComPS are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such ComPS in accordance with its procedures.

Although voting with respect to the ComPS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to ComPS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the ComPS are credited on the record date (identified in a listing attached to the Omnibus Proxy). J.P. Morgan and the Company believe that the arrangements among DTC, Direct and Indirect Participants and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a limited liability company interest in the Company.

Dividend payments on the ComPS will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name", and such payments will be the responsibility of such Participant and not of DTC, the Company or J.P. Morgan, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of dividends to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depositary with respect to the ComPS at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depositary is not obtained, ComPS certificates are required to be printed and delivered. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the ComPS. In that event, certificates for the ComPS will be printed and delivered.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that J.P. Morgan believes to be reliable, but neither J.P. Morgan nor the Company takes responsibility for the accuracy thereof.


Governing Law

The LLC Agreement and the ComPS will be governed by and interpreted in accordance with the laws of the State of Delaware.


                      Description of the Related Note

Set forth below is a summary of the terms of the Related Note in which the Company will invest the proceeds from the issuance and sale of the ComPS and the related Common Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part and the Related Note, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. Certain capitalized terms are used herein as defined in the Related Note.


General

The Related Note will be issued as an unsecured, unsubordinated obligation of Morgan Guaranty, limited in initial principal amount to approximately $[ ] , such amount being the sum of the aggregate Initial Public Offering Price shown on the cover page hereof for the ComPS and the Common
Securities issued in connection therewith.

The Related Note is not subject to a sinking fund provision. The entire Principal Amount of the Related Note will mature and become due and payable, together with any accrued and unpaid interest thereon, if any, on the Stated Maturity (subject to extension in the case of a Market Disruption Event), subject to the redemption of the Related Note in whole or in part in certain circumstances upon the occurrence of a Special Event. If Morgan Guaranty redeems the Related Note in whole or in part, the Company must redeem ComPS and related Common Securities having an aggregate Principal Amount equal to the Principal Amount of the Related Note so redeemed at the ComPS Early Redemption Price. See "Description of the ComPS--Redemption or Stated Maturity; --Special Event Redemption".

Related Note Redemption Price

The amount payable under the Related Note by Morgan Guaranty to the Company at any time shall equal (a) the Principal Amount of the Related Note at such time plus (b) any accrued but unpaid distributions due to the Company (the "Related Note Redemption Price"). The Principal Amount of the Related Note at any time shall equal the aggregate Principal Amount of outstanding ComPS and the related Common Securities at such time. The timing and amount of payments on the Related Note mirror the aggregate financial terms of the ComPS.


Subordination

Morgan Guaranty's obligations under the Related Note are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries. Moreover, Morgan Guaranty's subsidiaries may incur indebtedness and other liabilities and have obligations to third parties. Generally, the claims of such third parties to the assets of Morgan Guaranty's subsidiaries will be superior to those of Morgan Guaranty as a stockholder, and, therefore, the Related Note may be deemed to be effectively subordinated to the claims of such third parties.

Upon any payment or distribution of all or substantially all of the assets of Morgan Guaranty or in the event of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding whether voluntary or involuntary relative to Morgan Guaranty or its creditors, the holders of all Senior Indebtedness will be entitled to receive payment pari passu and pro rata with the Company. However, depositors in Morgan Guaranty will have a preference over holders of Senior Indebtedness upon any such event.

As used in the Related Note, the term "Senior Indebtedness" means the principal of, premium, if any, and interest on (a) all indebtedness of Morgan Guaranty for money borrowed, whether outstanding as of the date hereof or hereafter created, issued or incurred (other than Morgan Guaranty's obligations to its depositors), except any indebtedness expressly subordinated to such Senior Indebtedness, and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The Related Note does not limit the amount of Senior Indebtedness which Morgan Guaranty may incur.


Interest

The Related Note shall bear interest at the rate of [ ] % per annum on the Principal Amount from the original date of issuance, payable monthly on the last calendar day of each month (each, an "Interest Payment Date"), commencing [ ], 1996, to the Company, subject to certain exceptions, at the close of business on the Business Day next preceding the relevant Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Related Note is not a Business Day, payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


Special Event Redemption

Upon the occurrence of a Special Event, Morgan Guaranty will have the right to elect to, under certain circumstances (a) redeem the Related Note at the Related Note Redemption Price or (b) in the case of a Tax Event, allow the Related Note to remain outstanding and indemnify the Company for any taxes payable by it as a result of such Tax Event. See "Description of the ComPS--Special Event Redemption".


Events of Default

The Related Note Events of Default are described in "Description of the Related Notes --Related Note Events of Default" in the Prospectus of which this Prospectus Supplement constitutes a part. A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Related Note.


Modification of the Related Note

The Related Note contains provisions permitting Morgan Guaranty and the Company, with the consent of the holders of not less than a majority in Principal Amount of the outstanding ComPS, to modify the Related Note, subject to certain exceptions. See "Description of the Related Notes
- --Modification of the Related Notes" in the Prospectus of which this Prospectus Supplement constitutes a part.

Consolidation, Merger and Sale

The Related Note provides that Morgan Guaranty may, without the consent of the Company or the holders of the ComPS, consolidate or merge with or into, or sell or transfer all or substantially all of its property or assets to, any corporation or association; provided that (i) the corporation (if other than Morgan Guaranty) or association formed by or resulting from any such consolidation or merger or which shall have received such property or assets shall have assumed Morgan Guaranty's obligations under the Related Note and (ii) immediately after giving effect to such transaction, Morgan Guaranty or such successor corporation shall not be in default under the terms of the Notes.


Governing Law

The Related Note will be governed by, and construed in accordance with, the laws of the State of New York.


Miscellaneous

Morgan Guaranty will have the right at all times to assign any of its rights or obligations under the Related Note to J.P. Morgan or to a direct or indirect wholly-owned subsidiary of Morgan Guaranty; provided that, in the event of any such assignment, Morgan Guaranty will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Related Note will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Related Note is not a deposit or other obligation of a bank and is not insured by the Federal Deposit Insurance Corporation or any other federal agency.


                        Description of the Guarantee

Set forth below is a summary of information concerning the Guarantee that will be delivered by J.P. Morgan for the benefit of the holders of ComPS. The terms of the Guarantee will be those set forth in the Guarantee Agreement. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part and the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part.

General

Pursuant to the Guarantee, J.P. Morgan irrevocably and unconditionally agrees, on a subordinated basis, to pay in full to the holders of the ComPS the Guarantee Payments (as defined herein) (except to the extent paid by the Company), as and when due, regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The following payments with respect to ComPS issued by the Company (the "Guarantee Payments"), to the extent not paid by the Company, will be subject to the Guarantee (without duplication): (i)(A) any accrued and unpaid dividends that are required to be paid on the ComPS and (B) the ComPS Redemption Price, but if and only if to the extent that, in each case, Morgan Guaranty has made payment of interest or principal on the Related Note, as the case may be, and (ii) upon a Liquidation Event (other than in connection with the redemption of all of the ComPS at Stated Maturity or redemption of the Related Note) the lesser of (A) the Liquidation Distribution to the extent the Company has funds available therefor and (B) the amount of assets of the Company remaining available for distribution to holders of the ComPS upon such Liquidation Event. J.P. Morgan's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the holders of ComPS or by causing the Company to pay such amounts to such holders. The Guarantee will be an unconditional guarantee with respect to the ComPS from the time of issuance of the ComPS to the extent Morgan Guaranty has made payments under the Related Note. If Morgan Guaranty does not make payments on the Related Note, the Company may not pay distributions on the ComPS issued and may not have funds available therefor. See "Description of the Related Note".


Modification of the Guarantee; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of all Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate Principal Amount of the outstanding ComPS and all other Preferred Securities entitled to vote thereon, voting as a single class. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the holders of the ComPS.

Remedies of Holders

If J.P. Morgan fails to perform any of its payment or other obligations with respect to the ComPS under the Guarantee, any holder of ComPS may institute a legal proceeding directly against J.P. Morgan to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Company or any other person or entity. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against J.P. Morgan, which cost may be significant.


Termination of the Guarantee

The Guarantee will terminate with respect to the ComPS upon full payment of the aggregate ComPS Early Redemption Price or ComPS Redemption Price, as applicable, or upon full payment of the amounts payable in accordance with the LLC Agreement upon liquidation of the Company. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of ComPS must restore payment of any sums paid under such ComPS or the Guarantee (e.g., upon a subsequent bankruptcy of Morgan Guaranty or J.P. Morgan).


Status of the Guarantee

The Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan and
(iii) senior to J.P. Morgan's common stock. The terms of the ComPS provide that each holder of ComPS by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

Governing Law

The Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.


                 Description of the Related Note Guarantee

Set forth below is a summary of information concerning the Related Note Guarantee that will be delivered by J.P. Morgan for the benefit of the Company. The terms of the Related Note Guarantee will be those set forth in the Related Note Guarantee Agreement. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Prospectus of which this Prospectus Supplement is a part and the form of Related Note Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Related Note Guarantee will be held by the Company, as the holder of the Related Note.


General

Pursuant to the Related Note Guarantee, J.P. Morgan irrevocably and unconditionally agrees, on a subordinated basis, to pay in full to the Company the Related Note Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set-off or counterclaim that Morgan Guaranty may have or assert with respect to its obligation to make such Related Note Guarantee Payments. The following payments with respect to the Related Note issued by Morgan Guaranty (the "Related Note Guarantee Payments") will be subject to the Related Note Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid by Morgan Guaranty on the Related Note and (ii) any principal payable by Morgan Guaranty under the Related Note, as and when payable by Morgan Guaranty. J.P. Morgan's obligation to make a Related Note Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the Company or by causing Morgan Guaranty to pay such amounts to the Company. The Related Note Guarantee will be a full and unconditional guarantee with respect to the Related Note from the time of issuance of the Related Note.

Modification of the Related Note Guarantee; Assignment

The Related Note Guarantee may be amended only with the prior approval of the Company. All guarantees and agreements contained in the Related Note Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the Company as the holder of the Related Note.


Remedies of the Company

The Company has the sole right to direct the time, method and place of conducting any proceeding for any remedy available to it in respect of the Related Note Guarantee.


Termination of the Related Note Guarantee

The Related Note Guarantee will terminate with respect to the Related Note upon full payment of the Related Note Redemption Price (as defined below) of the Related Note. The Related Note Guarantee will continue to be effective or will be reinstated with respect to the Related Note, as the case may be, if at any time the Company must restore payment of any sums paid under the Related Note or the Related Note Guarantee (e.g., upon a subsequent bankruptcy of J.P. Morgan).


Status of the Related Note Guarantee

The Related Note Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan and (iii) senior to J.P. Morgan's common stock. The terms of the ComPS provide that each holder of ComPS by acceptance thereof agrees to the subordination provisions and other terms of the Related Note Guarantee.


The Related Note Guarantee will constitute a guarantee of payment and not of collection (that is, the Company may institute a legal proceeding directly against J.P. Morgan to enforce its rights under the Related Note Guarantee without instituting a legal proceeding against Morgan Guaranty).

Governing Law

The Related Note Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.



                 Effect of Obligations Under the Guarantee,
              the Related Note Guarantee and the Related Note

As set forth in the LLC Agreement, the sole purpose of the Company is to issue the Securities and other Preferred and Common Securities, and to invest the proceeds from such issuances in the Related Note and other debt obligations of Morgan Guaranty.

As long as payments of interest and other payments are made when due on the Related Note, such payments will be sufficient to cover dividends and payments due on the ComPS because of the following factors: (i) the Principal Amount of the Related Note will be equal to the sum of the aggregate Principal Amount of the ComPS and the related Common Securities;
(ii) the interest rate and the interest and other payment dates on the Related Note will match the dividend rate and dividend and other payment dates for the ComPS; (iii) J.P. Morgan shall pay all, and the Company shall not be obligated to pay, directly or indirectly, any, costs and expenses of the Company other than principal of and dividends on the ComPS and the related Common Securities; and (iv) the LLC Agreement further provides that the J.P. Morgan shall not cause the Company to, among other things, engage in any activity that is not consistent with the purposes of the Company.

Payments of dividends (to the extent Morgan Guaranty has made payments of interest on the Related Note) and other payments due on the ComPS (to the extent Morgan Guaranty has made payment of principal and other amounts on the Related Note) are guaranteed by J.P. Morgan as and to the extent set forth under "Description of the Guarantee" herein and in the accompanying Prospectus. If Morgan Guaranty does not make interest payments on the Related Note, it is expected that the Company will not have sufficient funds to pay dividends on the ComPS. The Guarantee is a full and unconditional guarantee from the time of its issuance but does not apply to any dividends or other payments unless and until Morgan Guaranty has made payment of interest or other payments on the Related Note.

If Morgan Guaranty fails to make interest or other payments on the Related Note when due, the LLC Agreement provides a mechanism whereby the holders of the ComPS, using the procedures described in the LLC Agreement, may direct the Company to enforce its rights under the Related Note. If J.P. Morgan fails to perform any of its payment or other obligations with respect to the ComPS under the Guarantee, any holder of ComPS may institute a legal proceeding directly against J.P. Morgan to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Company or any other person or entity.

The Related Note Guarantee by J.P. Morgan guarantees to the Company the payment of any distributions on and principal of the Related Note as provided pursuant to the terms of the Related Note, at such times and in such amounts as provided therein. J.P. Morgan's obligations under the Related Note Guarantee will be subordinated and junior in right of payment to all liabilities of J.P. Morgan, pari passu with the most senior preferred stock outstanding as of the date hereof of J.P. Morgan and senior to the common stock of J.P. Morgan.

The LLC Agreement and the Expense Agreement provide that J.P. Morgan will pay, or cause to be paid, all debts and obligations (other than with respect to the ComPS) and all costs and expenses of the Company, including any taxes and all costs and expenses with respect thereto, to which the Company may become subject. J.P. Morgan and the Company agreed that any person to whom such debts, obligations, costs and expenses are owed will have the right to enforce J.P. Morgan's obligations in respect of such debts, obligations, costs and expenses directly against J.P. Morgan without first proceeding against the Company.

J.P. Morgan and the Company believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by J.P. Morgan of payments due on the ComPS. See "Description of the Guarantee--General" and "Description of the Related Note
Guarantee--General" herein and in the accompanying Prospectus.

Upon any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Company, the holders of Securities will be entitled to receive the Liquidation Distribution. Holders of ComPS will be entitled to the benefits of the Guarantee with respect to the Liquidation Distribution. See "Description of the ComPS--Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Morgan Guaranty, the Company as holder of the Related Note would be pari passu with creditors of Morgan Guaranty (other than any depositors therein), equal in right of payment with all Senior Indebtedness and entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Morgan Guaranty receive payments of distributions.


                   United States Federal Income Taxation

General

The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of ComPS by U.S. Holders (as defined herein). Unless otherwise stated, this summary deals only with ComPS held as capital assets by holders who purchase the ComPS upon original issuance ("Initial Holders").

This summary does not address tax considerations applicable to investors that may be subject to special U.S. Federal income tax treatment, such as dealers in securities or persons that will hold the ComPS as a position in a "straddle" (within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended (the "Code")), or as part of a "conversion transaction" (within the meaning of Section 1258 of the Code) or "synthetic security" or other integrated investment comprised of ComPS and one or more other investments. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of ComPS. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the ComPS.

This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In the opinion of Cravath, Swaine & Moore, special tax counsel to J.P. Morgan and the Company ("Tax Counsel"), the statements contained in the following summary, to the extent they constitute matters of law, accurately describe the material U.S. Federal income tax consequences to holders of the acquisition, ownership and disposition of ComPS. For purposes of this summary, a "U.S. Holder" shall mean a holder who is (i) a citizen or a resident of the United States (or any state thereof), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust, the income of which is subject to U.S. Federal income tax regardless of its source, and (iv) any other person subject to U.S. Federal income tax on net income.


Classification of the Related Note

No statutory, judicial or administrative authority directly addresses the characterization of the Related Note or instruments similar to the Related Note for U.S. Federal income tax purposes. As a result, significant aspects of the U.S. Federal income tax consequences of investment in ComPS are not certain. No ruling is being requested from the Internal Revenue Service (the "IRS") with respect to the Related Note and no assurance can be given that the IRS will agree with the conclusions expressed herein. In the absence of clear authority and based on the advice of Tax Counsel, it is the intention of the Company to treat the Related Note as a contingent debt instrument with interest payable (and currently taxable to holders) at the stated rate. By purchasing the ComPS, the holders will agree to treat the Related Note in the same manner.


Classification of the Company

In connection with the issuance of the ComPS, it is Tax Counsel's opinion that, under current law and assuming full compliance with the terms of the LLC Agreement and the Related Note and based on certain facts and assumptions contained in the opinion of Tax Counsel, the Company will be classified for U.S. Federal income tax purposes as a partnership and not as an association taxable as a corporation. Accordingly, for U.S. Federal income tax purposes, each holder of ComPS will be required to include in its gross income its distributive share of any item of income or gain realized by the Company including any interest accrued with respect to the Related Note. No portion of the income accrued by the Company will be eligible for the dividends received deduction. By acquiring one or more ComPS, each holder thereof agrees to treat such ComPS as an interest in a partnership holding the Related Note.

The Company will have a calendar year tax year and will use the accrual method of accounting. Accordingly, calendar year holders will be required to include their distributive share of the income accrued by Company in their taxable year that corresponds to the year in which the Company accrued such income. Holders with a different taxable year will include such income in their taxable year that includes the December 31 of the Company's taxable year in which the Company accrued the income.


U.S. Holders

Taxation of Income Accrued by the Company

Assuming the Related Notes are treated as contingent debt instruments for U.S. Federal income tax purposes, the following rules are believed to apply, subject to the discussion below:

          (1) a U.S. Holder would be required to include its distributive share of the stated interest on the Related Note in income as it becomes fixed and is accrued by the Company, and would not be entitled to the dividends received deduction with respect thereto;

          (2) upon the redemption of the ComPS (whether a Special Event redemption or at Stated Maturity) or liquidation of the Company, it is expected that a U.S. Holder will have gain or loss equal to the difference between the amount realized by the U.S. Holder and such Holder's tax basis in the ComPS; any loss would be capital loss, but the tax characterization of gain is not clear and may be ordinary income rather than capital gain;

          (3) for the purpose of computing gain or loss, a U.S. Holder's tax basis in the ComPS would equal the cost of the ComPS increased by such Holder's distributive share of income accrued with respect to the income of the Company and decreased by the amount of dividends received by such Holder; and

          (4) any capital gain or loss on the redemption of the ComPS will be characterized as a long-term capital gain or loss if at the time of redemption or liquidation the holding period in the ComPS is in excess of one year.

However, even assuming the Related Note is properly treated as a contingent debt instrument, in the absence of authority concerning the proper tax treatment of such instruments, no assurance can be given that the above tax consequences would be accepted by the IRS or upheld by a court. Moreover, a variety of different tax characterizations can apply to the Related Note. For example the Related Note can be viewed as a "notional principal contract" (as defined in Treasury Regulations 1.446-3), a series of prepaid cash-settled forward purchase contracts to buy gold, a series of loans combined with cash-settled forward purchase contracts to buy gold or some other contractual arrangement.

Accordingly, the tax consequences of investment in ComPS may not be as described above. For example, (i) gain on redemption of the ComPS or on liquidation of the Company may be ordinary income rather than capital gain,
(ii) a U.S. Holder might be required to accrue income at a rate greater than the stated rate on the Related Note, possibly at the market rate for a fixed debt instrument, and have less income or gain (or a greater loss) upon disposition or redemption of ComPS, or (iii) all or part of the stated interest on the Related Note might be treated as a nontaxable return of capital, increasing the amount of income or gain (or decreasing the loss) upon disposition or redemption of ComPS.

In connection with clause (ii) of the preceding paragraph, recently proposed Treasury Regulations with respect to contingent debt instruments would require the accrual of interest income on the Related Note based on the projected yield to maturity of the Related Note. The projected yield would take into account the projected interest payments and project Principal Amount at Stated Maturity (based upon forward pricing for the Applicable Index). This method might result in an annual inclusion of income at a rate in excess of the stated rate of interest on the Related Note. An adjustment would be made at the end of each taxable year of the Company and at maturity to reflect the actual interest payments and the payment at Stated Maturity as compared to the projected amount. Moreover, any gain on redemption of ComPS or upon liquidation of the Company would be ordinary income and any loss would be ordinary loss to the extent of the amount of prior interest accrual. These proposed regulations by their terms only apply to debt issued at least 60 days after publication of final regulations, and therefore would not apply to the Related Note. However, no assurance can be given that the IRS or the courts would not apply the principles of the regulations to the Related Note.

Monthly Allocations of Income

In general, the Company's taxable income from the Related Note for each month will be allocated, pursuant to a monthly convenstion, to holders who hold ComPS on the record date for the payment of dividends for that month. Thus, taxable income is allocated when paid and not on an accrual basis. As a result, the taxable income allocated to a holder who sells (or buys) ComPS between record dates will not accurately reflect the accrued interest on the Related Note for the holder's actual holding period for ComPS during the month of sale (or purchase), which may affect such holder's tax liability and tax basis in the ComPS.

However, the IRS may determine that the use of this monthly convention is not permitted. If this monthly convention is not allowed, taxable income of the Company from the Related Note in the month of sale might be reallocated among the sellers and buyers of ComPS. The LLC Agreement permits the Company to revise its method of allocation between sellers and buyers to conform to a method permitted by future regulations.

Sale or Other Disposition of ComPS

Upon the sale or other disposition of ComPS (other than redemption of ComPS by the Company), a U.S Holder would have gain or loss equal to the difference between the amount realized by the U.S. Holder and such Holder's tax basis in the ComPS disposed of. Generally, it is believed that such gain or loss will be capital gain or loss, although such gain might be ordinary income. Any such capital gain or loss will be a long-term capital gain or loss if upon disposition the ComPS will have been held for more than one year.


Non-United States Holders

     In the case of a holder of ComPs that is not a U.S. Holder, although no assurance can be given it is believed that payments made with respect to ComPs will not be subject to U.S. withholding tax, provided that such holder complies with applicable certification requirements. The Company may withhold on such payments, in which case the holder will be entitled to file a claim with the IRS claiming a refund of such tax. No assurance can be given whether such claim would be successful. Any capital gain realized upon the redemption, sale or other disposition of ComPS by a holder that is not a U.S. Holder will generally not be subject to U.S. Federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the redemption, sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

Information Reporting to Holders

The Company will annually report each holder's distributive share of the Company's income, gains, expenses and losses to the holders and the IRS on Schedule K-1. The Company currently intends to report such information prior to January 31 following each calendar year even though the Company is not legally required to report to record holders until April 15 following each calendar year. The Company will provide the Schedule K-1 information to nominees (other than certain clearing agencies) that fail to provide the information statements described below and such nominees will be required to forward such information to the beneficial owners of the ComPS.

Under section 6031 of the Code, any person (other than certain clearing agencies) that holds ComPS as a nominee at any time during a calendar year is required to furnish the Company with a statement containing certain information on the nominee, the beneficial holders and the ComPS so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and each beneficial owner and (ii) as to each beneficial owner (x) whether such person is a United States person, a tax-exempt entity, a foreign government, an international organization or any wholly-owned agency or instrumentality of the either of the foregoing and (y) certain information on ComPS that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold ComPS for their own account through a clearing agency are required to furnish the Company additional information as to themselves and their ownership of ComPS. The information referred to above for any calendar year must be furnished to the Company on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Company with such information may be subject to penalties.


Backup Withholding

Payments made on, and proceeds from the sale of, the ComPS may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided that the required information is provided to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE
MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ComPS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                            ERISA Considerations

Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Code ("Plans"), may purchase ComPS, subject to the investing fiduciary's determination that the investment in ComPS satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plans.

In any case, J.P. Morgan, Morgan Guaranty and/or any affiliates of either may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of ComPS by a Plan (or by an individual retirement arrangement or other plans described in Section 4975(e)(i) of the Code) with respect to which J.P. Morgan, Morgan Guaranty or any of its affiliates of either is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such ComPS are acquired pursuant to and in accordance with an applicable exemption.

As a result, Plans with respect to which J.P. Morgan, Morgan Guaranty or any affiliates of either is a party in interest or a disqualified person should not acquire ComPS. Any other Plans or other entities whose assets include plan assets subject to ERISA proposing to acquire ComPS should consult with their own ERISA counsel.


                                Underwriting

Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, severally but not jointly, the ComPS. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the ComPS offered hereby if any of the ComPS are purchased. In the event of default by any Underwriter and failure by the other Underwriters to purchase such defaulting Underwriter's portion of the ComPS, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

The Underwriters propose to offer the ComPS, in part, directly to the public at the Initial Public Offering Price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $[ ] per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $[ ] per Preferred Security to certain brokers and dealers. After the ComPS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

In view of the fact that the proceeds of the sale of the ComPS will ultimately be used to purchase the Related Note of Morgan Guaranty, the Underwriting Agreement provides that Morgan Guaranty will pay as compensation ("Underwriters' Compensation") to the Underwriters $[ ] per Preferred Security (or $[ ] in the aggregate) for the accounts of the several Underwriters; provided that such compensation for sales of ComPS to certain institutions will be $[ ] per Preferred Security. Therefore, to the extent of such institutional sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

[The ComPS have been authorized for listing on the [ ] under the symbol "[ ]", subject to official notice of issuance. Trading of the ComPS on the [ ] is expected to commence within a 30-day period after the date of this Prospectus Supplement.] [Prior to this offering, there has been no market for the ComPS. In order to meet one of the requirements for listing the ComPS on the [ ], the Underwriters will undertake to sell one or more lots of 100 or more ComPS to a minimum of 400 beneficial holders.]

The Company and J.P. Morgan have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

This Prospectus Supplement and the related Prospectus may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the ComPS. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

The Underwriters, certain agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business.

The lead Underwriter is an indirect, wholly-owned subsidiary of J.P. Morgan. The participation of the lead Underwriter in the offer and sale of the ComPS complies with the requirements of Schedule E of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate and complies with any restrictions imposed on such Underwriter by the Board of Governors of the Federal Reserve System, including the use of a "qualified independent underwriter" (if required by the NASD).


                               Legal Matters

The validity of the Securities offered hereby will be passed upon by Margaret M. Foran, Vice President, Assistant General Counsel and Assistant Secretary of J.P. Morgan, and by Cravath, Swaine & Moore, New York, New York, counsel for the Underwriters. Ms. Foran owns or has the right to acquire a number of shares of Common Stock of J.P. Morgan equal to or less than 0.01% of the outstanding Common Stock of J.P. Morgan.


                                  Experts

The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994 (included in J.P. Morgan's Annual Report to Stockholders), are incorporated by reference in this Prospectus Supplement in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  ANNEX I

                             Glossary of Terms

The following are abbreviated definitions of certain capitalized terms used in the Prospectus Supplement. The LLC Agreement, the Guarantee, the Related Note Guarantee and the Related Note may contain more complete definitions of certain of the terms defined herein, as well as definitions of certain other terms not defined herein, and reference should be made to the LLC Agreement, the Guarantee, the Related Note Guarantee and the Related Note, as applicable, for complete definitions of such terms.

          Applicable Index............  the Dollar Equivalent Value of
                                        one-tenth of the London P.M. gold
                                        fixing price for one ounce of gold
                                        in the London bullion market.

          Business Day................  any day other than a Saturday,
                                        Sunday or any other day on which
                                        banking institutions in The City of
                                        New York, New York, are permitted
                                        or required by any applicable law
                                        to close.

          Code........................  the Internal Revenue Code of 1986,
                                        as amended.

          Commission..................  the Securities and Exchange
                                        Commission.

          Common Securities...........  the common securities of the
                                        Company representing voting limited
                                        liability company interests in the
                                        Company, to be directly or
                                        indirectly owned by J.P. Morgan.

          ComPS Early Redemption        On any Early Redemption Date, an
          Price.......................  amount equal to (i) the Early
                                        Redemption Value per Preferred
                                        Security plus (ii) accrued and
                                        unpaid dividends to but excluding
                                        the date of redemption.

          ComPS Redemption Price......  at Stated Maturity, an amount equal to (i) the Redemption Value per
                                        Preferred Security plus (ii)
                                        accrued and unpaid dividends to but
                                        excluding Stated Maturity.

          Determination Period........  the 10 Trading Days on which no
                                        Market Disruption Event occurs
                                        immediately following the 20th
                                        scheduled Business Day prior to
                                        Stated Maturity.

          Dividends...................  cumulative cash dividends of [ ]%
                                        per annum on the Principal Amount
                                        determined five London Business
                                        Days prior to the relevant payment
                                        date (calculated on the basis of a
                                        360 day year of twelve 30-day
                                        months), accruing from the Issue
                                        Date and payable monthly; provided,
                                        however, that upon the occurrence
                                        of a Market Disruption

                                        Event, such dividend will be
                                        payable on the later of such
                                        calendar day and the day two
                                        Business Days following the
                                        determination of the amount
                                        thereof.

          DTC.........................  The Depository Trust Company.

          Early Redemption Value......  the arithmetic average for each day of the Early Determination Period of
                                        the Principal Amount of the ComPS,
                                        subject to adjustment as specified in
                                        the accompanying Prospectus under
                                        "Description of ComPS--Early
                                        Redemption Upon the Occurrence of a
                                        Special Event or at the Option of the
                                        Holders".

          ERISA.......................  the Employee Retirement Income
                                        Security Act of 1974.

          Early Determination           the 10 Trading Days which are Business
          Period......................  Days on which U.S. Treasury Bond markets are open and on which no
                                        Market Disruption Event occurs
                                        immediately following the 20th
                                        scheduled Business Day prior to the
                                        applicable Early Redemption Date.

          Early Redemption Date.......  the date of any Special Event
                                        Redemption or Liquidation
                                        Distribution.

          Exchange Act................  the Securities Exchange Act of
                                        1934, as amended.

          Guarantee...................  the Guarantee Agreement executed by
                                        J.P. Morgan on behalf of the
                                        holders of each series of Preferred
                                        Securities.

          Guarantee Payments..........  without duplication, (i)(A) any accrued and unpaid dividends that
                                        are required to be paid on the
                                        ComPS and (B) the ComPS Early
                                        Redemption Price or the ComPS
                                        Redemption Price, as applicable,
                                        but if and only to the extent that,
                                        in each of case, Morgan Guaranty
                                        has made a payment of interest or
                                        principal, as the case may be, on
                                        the Related Note and (ii) upon a
                                        Liquidation Event (other than in
                                        connection with the redemption of
                                        all the ComPS upon the maturity or
                                        redemption of the Related Note),
                                        the lesser of (A) the Liquidation
                                        Distribution to the extent the
                                        Company has funds available
                                        therefor, and (B) the amount of
                                        assets of the Company remaining
                                        available for distribution to
                                        holders of all Preferred Securities
                                        upon such Liquidation Event.

          Initial Holders.............  holders who purchase any ComPS upon original issuance.

          Initial Offering Price        [$40] (i.e., the approximate value of
          per Preferred Security......  one-tenth of the London P.M. gold fixing price for one ounce of gold
                                        in the London bullion market on [
                                        ], 1996.

          Interest Payment Date.......  with respect to the Related Note, the last calendar day of each
                                        month, beginning [ ], 1996.

          Investment Company            the receipt by the Company of an
          Event.......................  opinion of a nationally recognized independent counsel experienced in
                                        such matters to the effect that, as
                                        a result of the occurrence of
                                        a change in law or regulation, a
                                        written change in interpretation or
                                        application of law or regulation by
                                        any legislative body, court,
                                        governmental agency or regulatory
                                        authority or the expiration or
                                        revocation of any applicable
                                        exemption obtained by the Company
                                        (a "Change in 1940 Act Law"), there
                                        is more than an insubstantial risk
                                        that the Company is or will be
                                        considered an "investment company"
                                        that is required to be registered
                                        under the 1940 Act, which Change in
                                        1940 Act Law becomes effective on
                                        or after the date of this
                                        Prospectus.

          IRS.........................  Internal Revenue Service.

          Issue Date..................  [     ], 1996.

          LBMA........................  the London Bullion Market Association.

          Liquidation Distribution....  in respect of any Liquidation
                                        Event, the sum of (a) the Early
                                        Redemption Value (treating the date
                                        of such distribution as the Early
                                        Redemption Date) plus (b) the
                                        amount of accrued and unpaid
                                        dividends on such Preferred
                                        Security to but excluding the date
                                        of payment.

          Liquidation Event...........  any liquidation, dissolution, winding-up or termination of the
                                        Company, whether voluntary or
                                        involuntary.

          LLC Agreement...............  the limited liability company agreement among J.P. Morgan, JPM
                                        Ventures and holders of Preferred
                                        Securities subsequently becoming
                                        members thereof dated February 16,
                                        1996, and effective as of November
                                        21, 1995.

          London Business Day.........  any day other than a Saturday, Sunday or any other day on which banking
                                        institutions in London are permitted
                                        or required by any applicable law
                                        to close.

          Market Disruption Event.....  the occurrence of one or more of the following on any Trading Day
                                        with respect to the London P.M.
                                        gold fixing price of one ounce of
                                        gold on the LBMA London bullion
                                        market (the "Relevant Fixing
                                        Association"): (a) a day on which
                                        the fluctuation of the price of one
                                        ounce of gold is materially limited
                                        by the rules of the Relevant Fixing
                                        Association setting the maximum or
                                        minimum price for such day (a
                                        "Limit Price"); (b) a day on which
                                        the London P.M. gold fixing price
                                        is the Limit Price; (c) the failure
                                        of the Relevant Fixing Association
                                        to determine, announce or publish
                                        the London P.M. gold fixing price
                                        of one ounce of gold; provided that
                                        if such London P.M. fixing price
                                        shall have ceased as of such date
                                        to be available for an indefinite
                                        period of time, the Applicable
                                        Index will thereafter be calculated
                                        based on the London A.M. fixing
                                        price (or such successor London
                                        fixing price) until the London P.M.
                                        fixing price again becomes
                                        available, and the absence of such
                                        price will not thereafter
                                        constitute a Market Disruption
                                        Event; (d) the material suspension
                                        of trading of ounces of gold or any
                                        other amount of gold on the
                                        Relevant Fixing Association
                                        affecting the price of one
                                        ounce of gold; (e) the failure of
                                        trading to commence, or the
                                        permanent discontinuation of
                                        trading, in ounces of gold on the
                                        Relevant Fixing Association; and
                                        (f) the imposition of any material
                                        limitation on trading in ounces of
                                        gold or any other amount of gold on
                                        the Relevant Fixing Association
                                        affecting the price of one ounce of
                                        gold.

          Nasdaq......................  The Nasdaq Stock Market.

          1940 Act....................  the Investment Company Act of 1940,
                                        as amended.

          NYMEX.......................  the New York Mercantile Exchange.

          Principal Amount............  at any time, (i) in the case of
                                        ComPS, the Dollar Equivalent Value
                                        of one-tenth of the London P.M.
                                        gold fixing price on such day for
                                        one ounce of gold in the London
                                        bullion market, and (ii) in the
                                        case of the Related Note, the
                                        principal amount thereof at such
                                        time determined pursuant to the
                                        terms thereof.

          Redemption Date.............  either the Stated Maturity or an
                                        Early Redemption Date, as
                                        applicable.

          Redemption Value............  at Stated Maturity, the average of the Principal Amount over the 10
                                        consecutive Trading Days meeting
                                        certain conditions immediately
                                        following the 20th scheduled
                                        Business Day prior to redemption
                                        (as described herein).

          Related Note ...............  the [ ]% unsecured, unsubordinated debt obligation of Morgan Guaranty
                                        due 20[ ].

          Securities..................  the ComPS and the Common Securities.

          Securities Act..............  the Securities Act of 1933.

          Senior Indebtedness.........  with respect to Morgan Guaranty, the principal of, premium, if any,
                                        and interest on (a) all
                                        indebtedness of Morgan Guaranty for
                                        money borrowed, whether outstanding
                                        as of the date hereof or hereafter
                                        created, issued or incurred (other
                                        than Morgan Guaranty's obligations
                                        to its depositors), except any
                                        indebtedness expressly subordinated
                                        to such Senior Indebtedness, and
                                        (b) any deferrals, renewals or
                                        extensions of any such Senior
                                        Indebtedness.

          Related Note Event of         (i) default for 30 days in the
          Default.....................  payment of interest on the Related
                                        Note; (ii) default in payment of
                                        principal amount at the Stated
                                        Maturity or any amount payable upon
                                        any redemption of the Related Note;
                                        (iii) failure by Morgan
                                        Guaranty for 90 days after receipt
                                        of notice to it to comply with any
                                        of its covenants or agreements
                                        contained in the Related Note; and
                                        (iv) certain events of bankruptcy,
                                        insolvency, receivership or
                                        reorganization involving Morgan
                                        Guaranty or certain affiliates.

          Special Event...............  either a Tax Event or an Investment
                                        Company Event.

          Special Redemption..........  upon the occurrence and during the continuation of a Special Event,
                                        Morgan Guaranty will have the right
                                        to redeem the Related Note for cash
                                        at the Related Note Redemption
                                        Price, with the result that the
                                        Company will redeem ComPS in an
                                        equal Principal Amount for cash at
                                        the ComPS Early Redemption Price.

          Special Redemption Date.....  any date in respect of which upon the occurrence and continuation of
                                        a Tax Event or an Investment
                                        Company Event, Morgan Guaranty
                                        shall have called for redemption in
                                        whole or in part the Related Note,
                                        and the Company shall have called
                                        for redemption an equal Principal
                                        Amount of the ComPS.

          Stated Maturity.............  [       ]. 20[   ].

          Tax Counsel.................  Cravath, Swaine & Moore, special tax counsel to J.P. Morgan and the
                                        Company.

          Tax Event...................  the receipt by the Company of an opinion of nationally recognized
                                        independent tax counsel experienced
                                        in such matters (a "Tax Opinion")
                                        to the effect that, as a result of
                                        (a) any amendment to, or change
                                        (including any announced
                                        prospective change) in, the laws
                                        (or any regulations thereunder) of
                                        the United States or any political
                                        subdivision or taxing authority
                                        thereof or therein, (b) any
                                        amendment to, or change in, an
                                        interpretation or application of
                                        such laws or regulations by any
                                        legislative body, court,
                                        governmental agency or regulatory
                                        authority (including the enactment
                                        of any legislation and the
                                        publication of any judicial
                                        decision or regulatory
                                        determination), (c) any
                                        interpretation or pronouncement
                                        that provides for a position with
                                        respect to such laws or regulations
                                        that differs from the theretofore
                                        generally accepted position or (d)
                                        any action taken by any
                                        governmental agency or regulatory
                                        authority, which amendment or
                                        change is enacted, promulgated,
                                        issued or announced or which
                                        interpretation or pronouncement is
                                        issued or announced or which action
                                        is taken, in each case on or after
                                        the date of this Prospectus
                                        Supplement, that there is more than
                                        an insubstantial risk that at such
                                        time or within 90 days of the date
                                        thereof (i) the Company is
                                        or would be subject to United
                                        States Federal income tax with
                                        respect to income accrued or
                                        received on any Related Note, (ii)
                                        the interest payable on any Related
                                        Note is not or would not be
                                        deductible by Morgan Guaranty for
                                        United States Federal income tax
                                        purposes, (iii) the contingent
                                        principal in excess of the Face
*                                        Amount of any series of Preferred
                                        Securities (if any) payable on any
                                        Related Note is not or would not be
                                        deductible by Morgan Guaranty for
                                        United States Federal income tax
                                        purposes or (iv) the Company is or
                                        would be subject to more than a de
                                        minimis amount of other taxes,
                                        duties or other governmental
                                        charges.

          Trading Day.................  any day on which open-ontery trading on either NYMEX or the London Metal
                                        Exchange (the "LME") is scheduled to
                                        occur or occurs.

No dealer, salesperson or other
individual has been authorized to give
any information or to make any
representations other than those
contained or incorporated by reference
in this Prospectus Supplement or the
Prospectus in connection with the offer
made by this Prospectus Supplement and
the Prospectus and, if given or made,
such information or representations must
not be relied upon as having been
authorized by J.P. Morgan, the Company
or the Underwriters. Neither the
delivery of this Prospectus Supplement
and the Prospectus nor any sale made
hereunder and thereunder shall under any
circumstance create an implication that               Series [B]
there has been no change in the affairs          Preferred Securities
of J.P. Morgan, or the Company since the           Indexed to Gold
date hereof. This Prospectus Supplement
and the Prospectus do not constitute an
offer or solicitation by anyone in any
state in which such offer or
solicitation is not authorized or in              J.P. Morgan Index
which the person making such offer or           Funding Company, LLC
solicitation is not qualified to do so
or to anyone to whom it is unlawful to
make such offer or solicitation.


           TABLE OF CONTENTS

         Prospectus Supplement                      Preferred Securities
                                                  guaranteed to the extent
                                                    set forth herein by

Summary of the Offering................   S-
Risk Factors...........................   S-
J.P. Morgan & Co. Incorporated.........   S-
J.P. Morgan Index Funding Company, LLC    S-
Use of Proceeds........................   S-         J.P. Morgan & Co.
Description of the ComPS...............   S-           Incorporated
Description of the Guarantee...........   S-
Description of the Related Note
  Guarantee............................   S-
Description of the Related Note........   S
Effect of Obligations Under the                   PROSPECTUS SUPPLEMENT
  Guarantee, the Related Note Guarantee
  and the Related Note.................   S-
United States Federal Income Taxation..   S-
ERISA Considerations...................   S
Underwriting...........................   S-           [         ]
Legal Matters..........................   S-
Experts................................   S-
              Prospectus
Available Information..................
Documents Incorporated by Reference....
J.P. Morgan & Co. Incorporated.........
J.P. Morgan Index Funding Company,
  LLC..................................
Use of Proceeds........................
Consolidated Ratios....................
Description of All Preferred
  Securities...........................

Description of the ComPS...............
Description of the Guarantee...........
Description of the Related Note
  Guarantee............................
Description of the Related Notes.......
Plan of Distribution...................
Legal Matters..........................
Experts................................
                Annex I
Glossary of Terms......................   A-1
                                                               , 1995

PROSPECTUS (Subject to Completion)

[$300,000,000] J.P. Morgan Index Funding Company, LLC
Preferred Securities guaranteed to the extent set forth herein by
J.P. Morgan & Co. Incorporated
- ------------


J.P. Morgan Index Funding Company, LLC (the "Company"), a Delaware limited liability company, may offer, from time to time, preferred securities representing preferred limited liability company interests in the Company ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities out of moneys held by the Company and payments on liquidation, redemption or otherwise with respect to such Preferred Securities will be guaranteed on a subordinated basis by J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan"), to the extent described herein (the "Guarantee"). See "Description of the Guarantee". The Company will invest the proceeds from the issuance of Preferred Securities and, at the option of the Company, related Common Securities in unsecured notes (each, a "Related Note") of Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), a trust company with full banking powers organized under the laws of the State of New York, and payments to the Company on liquidation, redemption or otherwise with respect to the Related Notes will be guaranteed on a subordinated basis by J.P. Morgan to the extent described herein (the "Related Note Guarantee"). See "Description of the Related Note Guarantee". J.P. Morgan's obligations under the Guarantee and Related Note Guarantee are subordinate and junior in right of payment to all other liabilities of J.P. Morgan and rank pari passu with the most senior preferred stock outstanding as of the date hereof of J.P. Morgan. Related Notes may be issued and sold from time to time by Morgan Guaranty to the Company in connection with the investment of the proceeds from the offering of Preferred Securities and, at the option of the Company, common securities (the "Common Securities") of the Company.

                             ----------------

Specific terms of the Preferred Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security (including, without limitation, a description of any indexation thereof), initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific Related Note of Morgan Guaranty; (ii) in the case of the applicable Related Note, the specific designation, aggregate principal amount (including, without limitation, a description of any indexation thereof), denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Morgan Guaranty, if any, to defer payment of interest on the Related Note and the maximum length of such deferral period, and (iii) the initial public offering price, subordination terms, and other specific terms of the offering.

                             ----------------

The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $300,000,000. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations, if applicable, for purchasers and holders of the Offered Securities.

See "Risk Factors with Respect to All Preferred Securities" on Page [ ] and "Risk Factors with Respect to ComPS" on Page [ ] for certain information relevant to an investment in any Preferred Securities or ComPS, as applicable. An investor in ComPS could lose its entire investment.

                             ----------------

The Company may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution". If any agents of the Company or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.



                             ----------------

No dealer, salesperson or any other individual has been authorized by the Company or J.P. Morgan to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of J.P. Morgan, Morgan Guaranty or the Company since the date hereof.

                             ----------------

THE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.


The date of this Prospectus is [ ], 1996.

                           Available Information

This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by J.P. Morgan and the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to J.P. Morgan, the Company and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

J.P. Morgan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning J.P. Morgan can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the
Commission: Seven World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, on which J.P. Morgan common stock is traded, at 20 Broad Street, New York, New York 10005.

No separate financial statements of the Company have been included herein. J.P. Morgan does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Company will be owned, directly or indirectly, by J.P. Morgan, a reporting company under the Exchange Act, (ii) the Company has no independent operations and exists for the sole purpose of issuing securities and investing the proceeds thereof in Related Notes to be issued by Morgan Guaranty, and (iii) the obligations of the Company under the Preferred Securities that may be issued from time to time are fully and unconditionally guaranteed, on a subordinated basis, by J.P. Morgan to the extent that the Company has funds available to meet such obligations. See "Description of the Related Notes", "Description of the Guarantee" and "Description of the Related Note Guarantee".


              Incorporation of Certain Documents by Reference

J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994 (included in its Annual Report to Stockholders), J.P. Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, and J.P. Morgan's Reports on Form 8-K dated January 12, 1995, February 14, 1995, February 27, 1995, April 13, 1995, May 23,
1995, June 21, 1995, July 13, 1995, July 18, 1995, October 12, 1995,

December 13, 1995, December 14, 1995 and January 11, 1996 heretofore filed pursuant to Section 13 of the Exchange Act.

In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

J.P. Morgan will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Office of the Secretary, J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060. Telephone requests may be directed to (212) 648-2157.


                       J.P. Morgan & Co. Incorporated

J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for a group of global subsidiaries that provide a wide range of financial services to corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations, and financially sophisticated individuals. J.P. Morgan's activities are summarized below.


Finance and Advisory

J.P. Morgan provides strategic advice and capital raising services to its broad range of clients. J.P. Morgan advises clients on the financial and business implications of corporate strategies, which may result in mergers, acquisitions, divestitures, recapitalizations, privatizations, joint ventures, and restructurings. J.P. Morgan also provides advice on defensive strategies and analysis and research on capital structure. J.P. Morgan structures and executes financing strategies in markets throughout the world. These strategies may involve commercial paper, syndicated loans, private placements, and the underwriting of both debt and equity, as well as other financing techniques. J.P. Morgan also extends credit, accepts deposits, and provides a variety of other banking and financial services.


Sales and Trading

J.P. Morgan is an active participant, as a principal and as an agent for clients, in the markets for all major financial instruments, and it engages in hedging and managing a wide variety of financial risks both for clients and its own account. J.P. Morgan trades debt and equity securities in U.S. and international markets, and it distributes these securities to investors. J.P. Morgan structures, executes and makes markets in swaps, options, and other derivative instruments, and it buys and sells foreign currencies, conducting all of these transactions with clients and counterparties around the world. J.P. Morgan also trades certain commodities, and it buys and sells the loans of emerging market countries and other debtors. Market activities for clients and for its own account are supported by credit, economic, market, and fundamental industry and company research.


Asset Management and Servicing

J.P. Morgan provides investment management services to institutional investors and investment management and fiduciary services to private clients, consisting of wealthy individuals, their families, and their businesses. J.P. Morgan manages employee benefit plans for corporations, state and local governments, and unions. Investment management services are also provided to a broad spectrum of other institutional investors, including foundations, endowments, sovereign governments, and insurance companies. Discretionary and nondiscretionary investment management services, credit and deposit products, and investment banking services are provided to private clients as well as fiduciary services, consisting of generational planning and trust and estate administration services.

J.P. Morgan provides operational services such as the administration of American and other depositary receipts as well as U.S. money transfer, and global trust and agency services. J.P. Morgan operates the Euroclear System, the world's largest clearance and settlement system for internationally traded securities, under contract to the Euroclear System Societe Cooperative in Brussels, Belgium. J.P. Morgan also serves as a futures commission merchant in the execution and clearance of futures contracts on major futures exchanges worldwide.

Equity Investments

J.P. Morgan invests in debt and equity securities for its own account. The firm acquires equity securities for investment purposes primarily through private placements, recapitalizations, and corporate restructurings.


Asset and Liability Management

Asset and liability management activities include managing the interest rate risk that arises from the firm's interest-rate-sensitive assets and liabilities. A variety of instruments, both on- and off-balance sheet, in numerous currencies are used in an integrated manner to achieve the firm's objectives.


Regulation

J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"). Under the Act, J.P. Morgan is required to file certain reports with the Board of Governors of the Federal Reserve System (the "Board") and is subject to examination by the Board. The Act generally precludes J.P. Morgan and its subsidiaries from engaging in nonbanking activities, or from acquiring more than 5% of any class of voting securities of any company engaging in such activities, unless the Board has determined, by order or regulation, that such proposed activities are closely related to banking. Federal law and Board interpretations limit the extent to which J.P. Morgan and its subsidiaries can engage in certain aspects of the securities business. Under Board policy, J.P. Morgan is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank, even in circumstances where J.P. Morgan might not be in a financial position to do so.

The Glass-Steagall Act prohibits affiliates of banks that are members of the Federal Reserve System, including J.P. Morgan Securities Inc. ("JPMSI"), from being "engaged principally" in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). As interpreted by the Board, this prohibition restricts JPMSI's gross revenues from such activities to a maximum of 10% of its total gross revenues. J.P. Morgan will continue to seek ways to expand the limits on such activities and to achieve the reform of the Glass-Steagall Act necessary to achieve its long-term objectives.

Morgan Guaranty, J.P. Morgan's largest subsidiary, is a member of the Federal Reserve System. It and J.P. Morgan Delaware, another wholly owned subsidiary of J.P. Morgan, are members of the Federal Deposit Insurance Corporation ("FDIC"). Their businesses are subject to both U.S. federal and state law and to examination and regulation by U.S. federal and state banking authorities. J.P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty and J.P. Morgan Delaware within the meaning of the applicable federal statutes. Such banks are subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates and on certain other types of transactions with them or involving their securities.

Among other wholly owned subsidiaries:

     JPMSI is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, the New York Stock Exchange, and other exchanges.

     J.P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading Commission, the National Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

     J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

The principal executive office of J.P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number is (212) 483-2323.

As used in this Prospectus, unless the context otherwise requires, the term "J.P. Morgan" refers to J.P. Morgan & Co. Incorporated and its consolidated and unconsolidated subsidiaries.


                   J.P. Morgan Index Funding Company, LLC

J.P. Morgan Index Funding Company, LLC, is a Delaware limited liability company formed pursuant to (i) the filing of a certificate of formation with the Secretary of State of the State of Delaware on November 21, 1995 and (ii) the limited liability company agreement, dated February 16, 1996, and effective as of November 21, 1995 (the "LLC Agreement"), filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. J.P. Morgan will directly or indirectly acquire all Common Securities of the Company. The Company exists for the exclusive purposes of (i) issuing the Preferred and Common Securities representing undivided beneficial interests in the assets of the Company, (ii) investing the proceeds of the Preferred and, at the option of the Company, Common Securities in Related Notes of Morgan Guaranty and
(iii) engaging in only those other activities necessary or incidental thereto.

Pursuant to the LLC Agreement, the Common Securities will be owned by J.P. Morgan and by J.P. Morgan Ventures Corporation, a Delaware corporation and a wholly-owned subsidiary of J.P. Morgan ("JPM Ventures"). J.P. Morgan and JPM Ventures will be the Managing Members of the Company, as defined in the LLC Agreement.

Pursuant to the LLC Agreement, the Managing Members of the Company have unlimited liability for the debts, obligations and liabilities of the Company in the same manner as a general partner of a Delaware limited partnership (which do not include obligations to holders of Preferred Securities in their capacity as such), to the extent not fully satisfied and discharged by the Company. That liability on the part of such members is for the benefit of, and is enforceable by, the liquidating trustee of the Company in the event of its dissolution and is for the benefit of third parties to whom the Company owes such debts, obligations and liabilities. The holders of the Preferred Securities, in their capacity as members of the Company, are not liable for the debts, obligations or liabilities of the Company (subject to their obligation to repay any funds wrongfully distributed to them).

The rights of the holders of each series of Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Prospectus Supplement and this Prospectus.


                              Use of Proceeds

The proceeds to the Company from the sale of the Preferred Securities offered from time to time hereby and, at the option of the Company, related Common Securities will be invested in one or more Related Notes of Morgan Guaranty, the proceeds of which will be used by Morgan Guaranty for general corporate purposes and for hedging its obligation under the relevant Related Note, except as may otherwise be set forth in the applicable Prospectus Supplement.

                     Consolidated Ratios of J.P. Morgan

              Consolidated Ratio of Earnings to Fixed Charges


                                                Year Ended December 31,
                                              ---------------------------
                           1995     1994      1993        1992       1991
                           ----     ----      ----        ----       ----
Excluding Interest on
  Deposits...............  1.35     1.40      1.70(a)     1.53(b)    1.42(c)
Including Interest on
  Deposits...............  1.24     1.28      1.46(a)     1.31(b)    1.23(c)

- ----------------

     (a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

     (b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and
1.39 including interest on deposits.

     (c) For the year ended December 31, 1991, the ratio of earnings to fixed charges, including the extraordinary gain on early retirement of debt, was 1.43 excluding interest on deposits and 1.24 including interest on deposits.


        Consolidated Ratio of Earnings to Combined Fixed Charges and
                         Preferred Stock Dividends


                                                   Year Ended December 31,
                                                  ------------------------
                           1995      1994      1993       1992       1991
                           ----      ----      ----       ----       ----
Excluding Interest on
  Deposits...............  1.34      1.39      1.69(a)    1.52(b)    1.40(c)
Including Interest on
  Deposits...............  1.23      1.27      1.46(a)    1.31(b)    1.22(c)

- ----------------

     (a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

     (b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was 1.65 excluding interest on deposits and 1.39 including interest on deposits.

     (c) For the year ended December 31, 1991, the ratio of earnings to combined fixed charges and preferred stock dividends, including the extraordinary gain on early retirement of debt, was 1.41 excluding interest on deposits and 1.23 including interest on deposits.


                  Description of all Preferred Securities

The Company is authorized by the LLC Agreement to issue, from time to time, one or more series of Preferred Securities having terms described in the Prospectus Supplement relating to each. Each series of Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred or other special rights or such restrictions, as shall be set forth in the Prospectus Supplement relating to such Preferred Securities, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued in such series, (iii) the annual distribution rate (or method of determining such rate) for such Preferred Securities and the date or dates upon which such distributions shall be payable, (iv) whether distributions on such Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on such Preferred Securities shall be cumulative, (v) the amount or amounts (or the method for determining such amount or amounts) which shall be paid out of the assets of the Company to the holders of such Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Company, (vi) the obligation, if any, of the Company to purchase or redeem, and the option of the holders of Preferred Securities, if any, to redeem, Preferred Securities issued by the Company and the price or prices at which, the period or periods within which and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the LLC Agreement, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the LLC Agreement and with applicable law.

All Preferred Securities offered hereby will be guaranteed, on a subordinated basis, by J.P. Morgan to the extent set forth below under "Description of the Guarantees".

Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

In connection with the issuance from time to time of Preferred Securities, the Company may issue Common Securities. Upon an event of liquidation, termination or winding-up of the Company, the rights of the holders of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Each holder of Common Securities will be a "Managing Member" of the Company, as defined in the LLC Agreement. All of the Common Securities will be directly or indirectly owned by J.P. Morgan.

Each series of Preferred Securities will be subject to redemption prior to the Stated Maturity thereof upon the occurrence of a Tax Event or an

Investment Company Event (each, a "Special Event") upon the terms set forth in the applicable Prospectus Supplement.


                          Description of the ComPS

Among the types of Preferred Securities currently contemplated for issuance by the Company are one or more series of Preferred Securities sharing the characteristics described below (each such series, "ComPS"). The following description is a general description of all series of ComPS, and prospective purchasers of any series of ComPS should consult the applicable Prospectus Supplement for such series and other documents referred to or incorporated by reference therein (including, without limitation, any public documents filed after the date hereof and any amendments to any document referred to herein).

General

The Principal Amount of each series of ComPS to be paid upon any amortization of principal and at the Stated Maturity of such series (the "Redemption Value") will be determined with reference to, and will fluctuate based on, the level of a commodity index (referred to herein as the "Applicable Index" or collectively as the "Applicable Indices"), as specified in the applicable Prospectus Supplement.

The Applicable Index will be one of the following types: (i) an "excess return" index, the change in value of which will be calculated with reference to the changes in value of certain futures contracts on the relevant commodity (the "Benchmark Contracts"), which contracts are replaced regularly as the determinant of change in value of the Applicable Index according to the methodology used in calculating the JPM Indices as described herein (such index referred to herein as an "Excess Return Index"), (ii) a "total return" index, calculated in the same manner as an Excess Return Index but including an additional component of return (the "Collateral Return") arising from interest accrued on the value of the Applicable Index (such index referred to herein as a "Total Return Index") or (iii) the price of the relevant commodity as reported in the pricing source identified in the Prospectus Supplement, which may be the settlement prices for futures contracts on the underlying commodity or prices of the underlying commodity determined by the relevant market participants, reporting services or associations at the official price determination, in each case during the applicable distribution period, Early Determination Period or Determination Period (such index referred to herein as a "Price Reference Index"). ComPS for which the Applicable Index is a Price Reference Index in which all distributions and the Principal Amount are indexed to the value at any time in U.S. dollars (the "Dollar Equivalent Value") of bullion (i.e., gold, silver, platinum or palladium) will referred to as "Bullion ComPS". For the purposes of this Prospectus, "Principal Amount" shall mean (a) in the case of Bullion ComPS, the applicable portion of the applicable fixing price of the applicable amount of the applicable bullion commodity at any time (the "Bullion ComPS Principal Amount"), (b) in the case of all other Preferred Securities, the Redemption Value, Early Redemption Value or stated liquidation preference thereof, as applicable, as if determined as of such time, and (c) in the case of any Related Note, the principal amount thereof at such time determined pursuant to the terms thereof.

Each commodity underlying the Applicable Index will be one of the commodities included in the J.P. Morgan Commodity Index (the "JPMCI") (i.e., aluminum, copper, nickel, zinc, heating oil, natural gas, unleaded gasoline, crude oil, gold, silver and platinum), one of the JPMCI sub-indices, palladium or such other commodity as may be specified in the applicable Prospectus Supplement. As described herein, the JPMCI is computed on an excess return and a total return basis. The variations of the JPMCI, including the permutations of the JPMCI in the form of sub-indices, which may be based on one or more commodities (whether computed on an excess return or total return basis) and which have been or may be originated and calculated by Morgan Guaranty, are collectively referred to herein as the "JPM Indices". JPM Indices which are based upon only one underlying commodity (whether computed on an excess return or total return basis) are referred to as "JPM Individual Indices".

ComPS are principal-at-risk securities linked directly to the performance of the Applicable Index. For Bullion ComPS or Excess Return ComPS, if the index rises from the starting value (which is set on the day of pricing), the Redemption Value of such ComPS) will be greater than the original issue price. If the Applicable Index declines from the starting value, the Redemption Value of such ComPS will be less than the original issue price. In no circumstances will be the Redemption Value of the ComPS be less than zero, but the Redemption Value could be more or less than the issue price. Because an investor's principal redemption is linked to the performance of an Applicable Index calculation, it is important to understand on what the Applicable Index calculation is based. Subject to the more specific discussion of each item elsewhere in this Prospectus and in the relevant Prospectus Supplement, following is a general summary of Bullion ComPS, Excess Return ComPS and Total Return ComPS:

Bullion ComPS

Bullion ComPS, which are linked to the cash price of bullion (i.e, gold, silver, platinum or palladium), pay both interest and principal based on the price of the applicable bullion. The Principal Amount of a Bullion ComPS is the U.S. Dollar Equivalent Value of a certain number of fraction of ounces of the applicable bullion. Each dividend is calculated as a percentage rate of the Principal Amount (which will fluctuate) and is paid monthly. Each full monthly dividend will be equal to one-twelfth of the annual dividend rate times the U.S. Dollar Equivalent Value of the spot price of the applicable bullion at such time in the London bullion market multiplied by the fractional number of ounces to which each Bullion ComPS is linked. Thus, the amount of each dividend will vary. Upon redemption, the Redemption Value will be equal to the U.S. Dollar Equivalent Value of the 10-day average of the spot price of the applicable bullion in the London bullion market multiplied by the number or fraction of ounces of the applicable bullion to which each Bullion ComPS is linked. Therefore, both the dividend payments and the Redemption Value will fluctuate based on the spot price of the applicable bullion determined in the London bullion markets. Any events which adversely affect the spot price of the applicable bullion will adversely affect both the dividend payments on and the Redemption Value of such Bullion ComPS.

Excess Return ComPS

ComPS which are linked to an Excess Return Index pay a fixed dividend rate on the Face Amount of such ComPS (which will equal the initial price) and the Redemption Value of such ComPS is linked to the performance of the applicable Excess Return Index. At maturity, an investor will received a principal amount determined by the following formula: Face Amount x the 10-day average of the Applicable Index/the Applicable Index set on the day of pricing. Thus, the Redemption Value is linked directly to the performance of the applicable Excess Return Index (e.g., if the ending average ending value of the Applicable Index is twice the beginning value, the Redemption Value will be twice the initial price).

An Excess Return Index, which is described more fully herein under "The JPM Indices--Excess Return Methodology", represents the cumulative return of holding an unlevered position in the designated nearby commodity futures contracts underlying such Applicable Index. Generally, since each Excess Return Index is linked directly (i.e., on a one-to-one basis) to the underlying futures contracts, a 1% change in the value of the underlying designated futures contract will create a 1% change in the value of the Applicable Index. Because the designated futures contracts underlying the Excess Return indices have maturities (generally less than three months) which are shorter than the maturities of the ComPS, the index calculation methodology replaces the underlying contract used to determined the daily change in the value of the Applicable Index with the next designated contract of the same commodity on a periodic basis. This process of replacement is called "rolling", and the 5-day period during which the replacement occurs is called the "Rollover Period". For any month during which a roll occurs, the daily change invalue of an Excess Return Index for all days prior to the Rollover Period is calculated as 100% of the daily change of the existing ("old") underlying designated contract. Beginning with the first day after the beginning of the Rollover Period, the daily change in an Excess Return Index is calculated based 80% on the percentage change of the old contract and 20% on the percentage change in the replacement ("new") designated contract. Similar 20% adjustments are made in the weights attributable to each contract's change such that, by the day after the Rollover Period ends and for all subsequent days until the next Rollover Period, 100% of the daily index change is attributable to the percentage change of the newly- designated contract.

Therefore, COMPS linked to an Excess Return Index pay dividends at a fixed rate and amount and pay a principal amount upon redemption or at maturity which varies directly with the performance of an Excess Return Index. The change in an Excess Return Index is linked directly to the percentage change in the designated contracts underlying such index. Thus, any events which affect the designated contracts underlying such Excess Return Index may affect the Redemption Value of such ComPS.

Total Return ComPS

ComPS which are linked to a Total Return Index may pay a dividend based on the Face Amount (i.e., the initial price) of such ComPS

(which dividend rate, if any, will generally be less than that payable on other types of ComPS), and the principal receivable upon redemption or at maturity is directly linked to the performance of a total Return Index. At maturity, an investor in total Return ComPS will receive a principal amount determined by the following formula: Face Amount x (the 10-day average of the Applicable Index/the Applicable Index set on the day of pricing - the Factor). The Factor is a fraction which reduces the principal amount to account for the planned expenses to be incurred by the issuer in replicating the Total Return Index and issuing the ComPS. Thus, the Redemption Value is linked directly to the performance of the applicable Total Return Index (e.g., if the ending average ending value of the applicable Index is twice the beginning value, the Redemption Value will be twice the initial price reduced by the Factor). However, the Redemption Value may never be less than zero.

A Total Return Index, which is described more fully herein under "The JPM Indices--Total Return Methodology", represents the cumulative return of holding an unlevered position in the designated nearby commodity futures contracts underlying such Total Return Index plus a collateral yield on such fluctuating index value using the most recently auctioned 3-month rate for U.S. Treasury bills. Generally, since a Total Return Index is linked directly to the underlying futures contracts, a 1% change in the underlying designated futures contract will result in a 1% change in the applicable Total Return Index (plus the small daily increase in the Applicable Index due to the collateral yield). The designated futures contracts underlying Total Return Indices must also be "rolled" as described above under "Excess Return ComPS".

Therefore, ComPS linked to a Total Return Index may bear dividends (which, if any, will be smaller than those paid on other ComPS) which are a fixed percentage of the Face Amount (and thus will not vary), and the principal payable upon redemption or at maturity is linked directly to the performance of a Total Return Index (less the Factor). The change in each Total Return Index is linked directly to the percentage change in the designated contracts underlying such index plus the collateral yield on the most recently auctioned 3-month U.S. Treasury bill rate. Thus, any events which affect the designated contracts underlying any Total Return Index may affect the Redemption Value of such ComPS.

Calculation of Redemption Value

The Redemption Value of any particular series of ComPS will be determined in accordance with one of the following methodologies:

     Excess Return Index. In the case of ComPS for which the Applicable Index is an Excess Return Index, the Redemption Value payable in respect of the ComPS on the Settlement Date will be determined by the Calculation Agent based on the following formula:

          Redemption Value = FA   X   [Applicable Index Settlement Value]
                                     -------------------------------------
                                     [Applicable Index Commencement Value]

     where "FA" refers to the Face Amount of the ComPS, "Applicable Index Settlement Value" refers to the arithmetic average of the values of the Applicable Index for the 10 consecutive days (other than a

     Saturday or Sunday) on which open-ontery trading on either the New York Mercantile Exchange ("NYMEX") or the London Metal Exchange (the "LME") is scheduled to occur or occurs (each, a "Trading Day") and on which no Market Disruption Event occurs immediately following the 20th scheduled Business Day prior to Stated Maturity (such 10 days, the "Determination Period") (calculated in accordance with the methodology described below under the caption "The JPM Indices--Excess Return Index"); provided, that if a Market Disruption Event remains in effect for longer than 20 consecutive Trading Days (or such period as may be specified in the applicable Prospectus Supplement) falling within such Determination Period and in the reasonable judgment of Morgan Guaranty such Market Disruption Event is likely to remain in effect, then the Applicable Index Settlement Value for such days may be determined by Morgan Guaranty in good faith based on alternative pricing sources reasonably believed by it to be indicative of then- prevailing prices for transactions with a notional principal amount equal to the Principal Amount of the outstanding ComPS, although it will have no obligation to do so; and "Applicable Index Commencement Value" means the value of the Applicable Index determined on the date of issuance of such ComPS, as specified in the applicable Prospectus Supplement. In the case of any Prospectus Supplement providing for an early determination of Applicable Index Settlement Value, upon the occurrence of such an event, the Applicable Index Settlement Value shall have the value so determined.

     Total Return Index. In the case of ComPS for which the Applicable Index is a Total Return Index, the Redemption Value payable in respect of such ComPS on the Settlement Date will be determined by the Calculation Agent based on the following formula:

     Redemption Value = FA x (Applicable Index Settlement Value - Factor x
                              Applicable Index Commencement Value)
                        ---------------------------------------------------
                              Applicable Index Commencement Value



     where each of "FA", "Applicable Index Settlement Value" and "Applicable Index Commencement Value" refer to the respective definitions set forth above under Excess Return Index, except that in the case of the Applicable Index Settlement Value, such value shall be determined in accordance with the methodology described below under the caption "The JPM Indices--Total Return Index", and "Factor" shall be the amount provided in the applicable Prospectus Supplement. In the case of any Prospectus Supplement providing for an early determination of Applicable Index Settlement Value, upon the occurrence of such an event, the Applicable Index Settlement Value shall have the value so determined.

Price Reference Index. In the case of ComPS for which the Applicable Index is a Price Reference Index, the Redemption Value payable in respect of such ComPS on the Settlement Date will be determined by the Calculation Agent
(i) in the case of Bullion ComPS, by taking the arithmetic average of the Dollar Equivalent Value of the applicable portion of the applicable fixing price for the applicable amount of the applicable bullion commodity during the Determination Period, and (ii) in the case of all other Price Reference Index ComPS, by multiplying (a) the Face Amount of such ComPS by (b) the quotient of (I) the arithmetic average of the closing prices of the underlying commodity as reported in the pricing source identified in the applicable Prospectus Supplement for each day of the Determination Period

(i.e., the Applicable Index Settlement Value), divided by (II) the Applicable Index Commencement Value (as defined above).

The Calculation Agent in its sole discretion will be responsible for determining if a Market Disruption Event has occurred. In no event shall the Redemption Value payable in respect of any series of ComPS be less than zero, although the Redemption Value of any series of ComPS may be more or less than the Face Amount of such series.


Early Determination of Applicable Index Settlement Value and Redemption Value

Morgan Guaranty reserves the right at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee. The JPMCI Policy Committee advises Morgan Guaranty with respect to, among other things, the composition of the JPM Indices, the price sources upon which the JPM Indices are based (i.e., the Benchmark Contracts), and the weightings and calculation methodology of the JPM Indices, with a view toward maintaining the JPM Indices as appropriate commodity investment benchmarks that serve as a measure of the performance of the commodity markets. Currently, the inclusion requirements for the futures contracts underlying the JPM Indices require that such contracts be sufficiently liquid and representative price sources. It is possible, however, that any such underlying contract could become less liquid or representative and, as a result, the JPMCI Policy Committee may recommend a modification in the calculation methodology or the contracts underlying the JPM Indices and, therefore, the Applicable Index. Any such replacement contract (i) will be required to satisfy the JPMCI Inclusion Criteria, as described below and under the caption "The JPMCI Policy Committee", and
(ii) must be traded in a market or with self-regulator which has established either (a) a comprehensive information sharing agreement with the exchange, if any, on which the ComPS are then traded or (b) suitable alternative arrangements with the Commission.

If at any time no contracts satisfying both clauses (i) and (ii) of the previous paragraph can be found to serve as a Benchmark Contract for any series of ComPS the Applicable Index for which is an Excess Return Index or a Total Return Index, the Applicable Index Settlement Value of such ComPS will be determined at such time (in accordance with the methodology set forth in the applicable Prospectus Supplement) as if the last date of the inclusion of the final Benchmark Contract with respect to such Applicable Index in the JPM Indices were the Stated Maturity. However, such ComPS will not be redeemed on such date; rather, such ComPS will remain outstanding to Stated Maturity thereof, will continue to be entitled to dividends and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined at such time as no contract satisfying clauses (i) and (ii) of the previous paragraph can be found. Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Early Redemption Date if specified in the applicable Prospectus Supplement (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any such Early Redemption Date).

Additionally, if at any time the benchmark contracts then serving as the basis for calculating the Applicable Index with respect to any series of ComPS the Applicable Index for which is an Excess Return Index or a Total Return Index, or the trading thereof, become subject to any increased cost or additional tax, whether imposed by any exchange or otherwise, Morgan Guaranty reserves the right to (x) designate a replacement benchmark contract, satisfying both clauses (i) and (ii) of the second preceding paragraph, which contract is subject to an amount of cost or tax less than or equal to such increased amount or (y) if no contract satisfying clause
(x) of this paragraph is designated by J.P. Morgan, to cause, at its option, the Applicable Index Settlement Value of such ComPS to be determined at such time (in accordance with the methodology set forth in the applicable Prospectus Supplement) as if the date of such increase in cost or tax (or, in Morgan Guaranty's discretion, the last calendar day of the month in which the determination of the Applicable Index Settlement Value is completed) were the Stated Maturity. However, such ComPS will not be redeemed on such date; rather, such ComPS will remain outstanding to Stated Maturity thereof, will continue to be entitled to dividends and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined pursuant to the terms of this paragraph. Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Early Redemption Date if specified in the applicable Prospectus Supplement (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any such Early Redemption Date). See "Risk Factors With Respect to ComPS--Potential Modifications to the JPM Indices and/or the Applicable Index."

As discussed below, in order to satisfy the JPMCI Inclusion Criteria, a futures contract must (i) be priced in U.S. dollars, or if priced in a foreign currency, the exchange on which the contract is traded must publish an official exchange rate for conversion of the futures contract price into U.S. dollars; (ii) be traded on a regulated futures exchange located in the United States, Canada, the United Kingdom, Japan, Singapore or any country which at such time is a member of the Organization of Economic Cooperation and Development (an "O.E.C.D. country") and (iii) have a minimum annual trading volume of 300,000 contracts or $500,000,000 for all contract months.

For example, assuming a Face Amount of $40 and an Applicable Index Commencement Value of 100, an early determination of the Applicable Index Settlement Value at the following levels would result in the following Redemption Values:


Early Redemption Upon the Occurrence of a Special Event or at the Election of the Holders of the ComPS

The ComPS will be subject to redemption prior to their Stated Maturity upon the occurrence of a Special Event (a "Special Event Redemption") or, if so indicated in the applicable Prospectus Supplement, at the election of the holders of such series of ComPS (an "Optional Redemption") on any one of the dates set forth in the applicable Prospectus Supplement (each such date, an "Optional redemption Date"; each such date and each date on which a Special Event Redemption or a Liquidation Redemption shall occur being referred to herein as an "Early Redemption Date"). In order to effect an Optional Redemption, the holder of such ComPS will be required to provide notice to DTC (or, in the case of Preferred Securities which are not solely book-entry securities, the Company's transfer agent) as specified in the applicable Prospectus Supplement. In the case of notice provided through DTC, the notice provided by DTC to the Company or its transfer agent (the "Applicable Notice") shall be final and irrevocable upon receipt. The redemption value of ComPS redeemed prior to their Stated Maturity (the "Early Redemption Value") shall be determined during the

10 consecutive Trading Days which are Business Days on which U.S.
Treasury bond markets are open and on which no Market Disruption Event occurs immediately following the 20th scheduled Business Day prior to the applicable Early Redemption Date (such ten days, the "Early Determination Period"), provided, however, that the Early Redemption Period will not begin until the day after the Company has received the Applicable Notice. The Early Redemption Value shall be equal to the average for the 10 days of the Early Determination Period of the sum for each such day of the results of the following:

               FA x {(Dividend + Unused costs) x
               AF + (IESV/ICV) x PVF}

     Where "FA" means (i) in the case of Bullion ComPS, each portion of the Bullion ComPS Principal Amount thereof which must be redeemed on the same date and (ii) in the case of all other ComPS, each portion of the Face Amount of the ComPS which must be redeemed on the same date.

In the case of ComPS for which the entire Face Amount matures on the same date, the average of the sum for each day of such equation shall equal the Early Redemption Value. In the case of ComPS for which portions of the Face Amount must be redeemed on different dates, the Early Redemption Value shall equal the average over the Early Redemption Period of the sum of the results for each day of such equation for each such portion of the Face Amount. The Company shall pay the Early Redemption Value, together with all accrued but unpaid dividends from monthly periods prior to the Early Redemption Date, on the Early Redemption Date. The Early Redemption Value shall never be less than zero. Other terms used in the formula above shall have the meanings set forth below (with each yield, lease rate, rate and percentage rate expressed in decimal form (e.g., 3% equals 0.03)):

  For all ComPS

     "Dividend" means the per annum rate of dividends on the Face Amount (or, in the case of Bullion ComPS, the Principal Amount), as specified in the applicable Prospectus Supplement.

     "AF" means the Annuity Factor for the term remaining from the applicable Early Redemption Date until the mandatory redemption of such portion of the Face Amount (such remaining term being referred to herein as the "Remaining Maturity"), which shall be determined in accordance with the following formula:

                                  (1-VN)/y

       where "V" is equal to (1/(1 + y/12)) and "y" is the yield which shall be equal to the Base Yield (as defined below) plus the Applicable Spread (as defined below), converted to an annualized monthly compounded rate calculated on the basis of a 360- day year of twelve 30-day months.

       The "Base Yield" will equal (i) in the case of Bullion ComPS, the single lowest lease rate obtained by polling three dealers in such loans for a loan to Morgan Guaranty (or, in the case of a Liquidation Event, to a notional counterparty rated A or higher) of such bullion in the same notional Bullion ComPS Principal Amount, terms, amortization and maturity as such ComPS (which may be the same rate for all days and/or for each Remaining Maturity) or, if there is no such rate, as calculated by the Calculation Agent in good faith, and (ii) in the case of any other ComPS, the Constant

       Maturity Treasury Rate for the Remaining Maturity among the applicable Constant Maturity Treasury rates set forth in Statistical Release H.15(519) as such appears on Telerate Page 7051 under the heading "Daily Treasury Constant Maturities from the Economic
       Bulletin Board" (or its successor or such other pricing source as the Calculation Agent may reasonably select) for each date of the Early Determination Period. If the applicable rate for the Remaining Maturity is not published on such page, the applicable rate will be determined by calendar month weighted linear interpolation between one Constant Maturity Treasury rate with respect to a maturity up to or equal to the Remaining Maturity and the other Constant Maturity Treasury rate with respect to a maturity greater than the Remaining Maturity. If such information ceases to be provided or is not available for any day of the Early Determination Period by the end of the Business Day next succeeding the last day of the Early Determination Period, the Base Yield for such day will be calculated by the Calculation Agent by calendar month weighted linear interpolation among the rates it shall have obtained for such applicable date by polling three dealers of such instruments in New York, New York for the bid side yield to maturity of the most recently issued on-the-run direct non-callable fixed rate obligations of the United States Treasury ("U.S. Government Securities") with a maturity equal to the Remaining Maturity or, if no such maturity exists, by calendar month weighted linear interpolation among rates so obtained with a maturity up to or equal to the Remaining Maturity and a maturity greater than the Remaining Maturity.

       The "Applicable Spread" will equal (i) for all ComPS other than Bullion ComPS, (a) in the case of a Liquidation Redemption, the offer side U.S. dollar swap spread for the maturity closest to the Remaining Maturity as published by International Financing Review ("IFR") Corporate Eye on Telerate Page 42276 (or such successor as the Calculation Agent may reasonably determine) for each day of the Early Determination Period (except that, in the case of a determination for which the Remaining Maturity is one year or less, "Applicable Spread" will equal the difference between then-current yields on U.S. dollar LIBOR-based deposits and yields on Treasury Bills with maturities approximately equal to the Remaining Maturity as determined by the Calculation Agent) (the "Swap Spread") and (b) in the case of all other redemptions, the greater of the Swap Spread and the yield spread between (I) the average of quotations from three dealers in such instruments chosen in the discretion of the Calculation Agent for notional issuances of debt securities of Morgan Guaranty in a notional amount equal to the Face Amount of the ComPS being redeemed at such time and having a similar maturity and similar subordination provisions as those contained in the applicable Related Note and (II) U.S. Government Securities of approximately similar maturities, as such yield spread may be reasonably determined by the Calculation Agent (such yield spread, the "Funding Spread") and (ii) for Bullion ComPS, (x) in the case of a Liquidation Redemption, zero, and (y) in all other cases, the difference between the Funding Spread and the Swap Spread, but never less than zero. If the Telerate Page (or any successor) referred to in clause (a) of the preceding sentence is unavailable or ceases to report such swap spread, the Calculation Agent shall calculate such spread based on (i) a source supplying the equivalent information or
       (ii) if no such source is available, the average quotations from three dealers in U.S. dollar swaps chosen by the Calculation Agent in its reasonable discretion. As of the date of this Prospectus, J.P. Morgan is among the six dealers of such instruments currently polled for the purpose of calculating the swap spread published by IFR on Telerate Page 42276.

       "PVF" means the Present Value Factor for Remaining Maturity, which shall be determined as follows:

                               (1/(1+y/12)N)

         where "y" has the meaning set forth above in the definition of Annuity Factor.

       "ICV" means the Applicable Index Commencement Value, or the value of the Applicable Index determined on the date of issuance of the applicable series of ComPS, as specified in the applicable
       Prospectus Supplement.

       "N" means the number of monthly periods in the Remaining Maturity (e.g., one year = N = 12).

  For ComPS calculated based on a Price Reference Index:

       "Unused costs" means zero.

       "IESV" means the Applicable Index Early Settlement Value, which shall be equal to (i) in the case of Bullion ComPS, the ICV, and
       (ii) in the case of all other Price Reference Index ComPS, the average of the Applicable Index for each day of the Early
       Determination Period.

  For ComPS calculated based on an Excess Return Index:

       "Unused costs" means the number specified as such in the applicable Prospectus Supplement.

       "IESV" means the Applicable Index Early Settlement Value, which shall be equal to the average of the Applicable Index for each day of the Early Determination Period provided, however, that if an Applicable Index Settlement Value has been permanently determined for such ComPS prior to such time, IESV shall equal the value so determined.

  For ComPS calculated based on a Total Return Index:

       "Unused costs" means zero.

       "IESV" means the difference of (a) the average for each day of the Early Determination Period of the product of (i) the Applicable Index (which, if an Applicable Index Settlement Value has been permanently determined for such ComPS prior to such time, shall equal the value so determined) multiplied by (ii) the Future Value Factor less (b) the product of the Factor and the Applicable Index Commencement Value.

       "Future Value Factor" shall be determined with reference to the following formula:

                                (1 + BY/12)N

       where BY is the Base Yield (as determined for such day), computed on an annualized, monthly compounded basis, expressed in decimal form.

       "Factor" means the number specified in the applicable Prospectus Supplement for the applicable Remaining Maturity.


Determination Period and Settlement Date

     Unless otherwise specified in the applicable Prospectus Supplement, the term "Determination Period" with respect to Excess Return, Total Return and Price Reference Indices shall mean the period of ten consecutive Trading Days on which no Market Disruption Event occurs commencing immediately following the twentieth scheduled Business Day prior to the Stated Maturity of such ComPS.

     The date on which the Early Redemption Value or Redemption Value, as applicable, will first be payable (the "Settlement Date") in respect of any series of ComPS will be the later of the date on which such ComPS are eligible for redemption (the "Redemption Date") or the fifth Business Day after the completion of the Early Determination Period or the Determination Period, as applicable.


Market Disruption Events

The occurrence of one or more of the following events on any Trading Day shall constitute a "Market Disruption Event" with respect to a relevant commodity (a "Relevant Commodity"), any benchmark contract underlying the Applicable Index (a "Relevant Contract"), the market participants or association responsible for determining the price of a commodity (the "Fixing Association") which determines the price of a Relevant Commodity (a "Relevant Fixing Association") or an exchange on which a Relevant Contract is traded (a "Relevant Exchange"): (a) a day on which the fluctuation of the price of the applicable commodity or commodity futures contract is materially limited by the rules of the Relevant Exchange or Relevant Fixing Association setting the maximum or minimum price for such day (a "Limit Price"); (b) a day on which the Settlement Price is the Limit Price; (c) the failure of the Relevant Exchange or Relevant Fixing Association to determine, announce or publish the Settlement or Fixing price with respect to the Relevant Contract or commodity (as the case may be); (d) the material suspension of trading in the Relevant Commodity by members of the Relevant Fixing Association or otherwise or any Relevant Contract with respect to such commodity or in any other futures contract affecting the Relevant Contract with respect to such commodity on the Relevant Exchange;
(e) the failure of trading to commence, or the permanent discontinuation of trading, in the Relevant Commodity by the members of the Relevant Fixing Association or otherwise or any Relevant Contract on the Relevant Exchange and (f) the imposition of any material limitation on trading in the Relevant Commodity by the members of the Relevant Fixing Association or otherwise or any Relevant Contract on the Relevant Exchange.

If a Market Disruption Event occurs and is continuing during the Determination Period or any Early Determination Period with respect to any series of ComPS, the Determination Period or such Early Determination Period will be extended, with the result that the calculation of the Applicable Index Settlement Value and the settlement of such ComPS may be delayed for an indefinite period of time including, in the case of an extension of the Determination Period, an indefinite period of time after the Stated Maturity. With respect to ComPS for which the Applicable Index is either a Price Reference Index or an Excess Return Index, in the event that the payment of the Redemption Value is postponed beyond the Stated Maturity, no distributions or dividends will accrue or be payable with respect to such ComPS, but interest will accrue on the Face Amount from and including the Stated Maturity to but excluding the last day of the Determination Period at a rate equal to the day-weighted average of the Fed Effective Rate until the end of the Determination Period, as reported on Telerate Page 118 (or its successor or such other pricing source as the Calculation Agent may reasonably select), less in each case 0.25%, calculated on the basis of a year of 360 days and payable for the actual number of days elapsed. Payment of such interest amount and the Redemption Value will be made on the fifth Business Day following the last day of the Determination Period. With respect to ComPS for which the Applicable Index is a Total Return Index, in the event that the payment of the Redemption Value is postponed beyond the Stated Maturity, no distributions will be payable, and no interest or dividend in respect of such ComPS will accrue or be payable, after the Stated Maturity. With respect to all ComPS, in the event that the payment of the Early Redemption Value is postponed beyond the applicable Early Redemption Date, no distributions will be payable, and no interest or dividends in respect of such ComPS will accrue or be payable, after such Early Redemption Date.

Calculations

As discussed above, the Company will appoint Morgan Guaranty as Calculation Agent for the purpose of determining the Applicable Index Settlement Value, as described herein, and calculating the Early Redemption Value and Redemption Value and, if applicable, the dividends payable in respect of any ComPS. The Calculation Agent will determine the Applicable Index Settlement Value and the Early Redemption Value and Redemption Value of any ComPS and, if applicable, dividends payable in good faith, which determination shall be final and binding on the Company and the holders of such ComPS. Morgan Guaranty as Calculation Agent will also (i) determine when a Market Disruption Event on any Early Determination Day or Determination Day is sufficiently material to not use such day in the applicable calculation and (ii) be responsible for the choice of an alternative price source (if any) upon a Market Disruption Event of sufficient length, as described in the applicable Prospectus Supplement. Also, Morgan Guaranty and its affiliates may from time to time engage in transactions with and perform services for the Company in the ordinary course of business.


License of Applicable Index

Morgan Guaranty will enter into a license agreement (the "License Agreement") granting the Company a non-exclusive license to use the Applicable Index in connection with each series of ComPS the Applicable Index for which is an Excess Return Index or a Total Return Index. The License Agreement will provide that, in the event that Morgan Guaranty fails to provide the Applicable Index to the Company on a regular basis with the result that the Company is unable to determine the Applicable Index Settlement Value and the Early Redemption Value and Redemption Value payable in respect of such ComPS, the Company, its Calculation Agent or its authorized designee (which shall be a major accounting firm appointed by the Company) shall be authorized to calculate the Applicable Index. In such event, Morgan Guaranty will provide the Company, its Calculation Agent or such accounting firm with any and all information which may be necessary in order to enable the Company, its Calculation Agent or such accounting firm to perform such calculations pursuant to the same methodology to be applied by Morgan Guaranty.

Morgan Guaranty may also enter into license agreements with any or all of the exchanges on which any benchmark futures contracts or commodities are traded with respect to the information provided by such exchanges. However, no such license agreement will contain any obligation or liability provisions with respect to provision of such information by the relevant exchange. Furthermore, no exchange on which any benchmark futures contract or commodity is traded is or will be an issuer, underwriter or guarantor of any Preferred Security, nor has any such exchange approved the Preferred Securities or any terms thereof, nor is any such exchange responsible for the calculation of any Applicable Index.


           Risk Factors with Respect to All Preferred Securities


Limitations on Rights Under the Guarantee, the Related Note Guarantee and the Related Note

The Guarantee will be an unconditional guarantee with respect to each series of Preferred Securities from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or other amounts due in respect of such Preferred Securities to the extent Morgan Guaranty has failed to make a payment of principal or interest on the applicable Related Note. To the extent Morgan Guaranty were to default on its obligation to pay amounts payable on the applicable Related Note, the Company would lack available funds for the payment of distributions on or amounts payable on redemption of such Preferred Securities and, in such event, holders of such Preferred Securities would not be able to rely on the Guarantee for payment of such amounts. Instead, holders of such Preferred Securities would rely on the enforcement by the Company of its rights as holder of the applicable Related Note against Morgan Guaranty and as holder of the Related Note Guarantee against J.P. Morgan. J.P. Morgan and the Company believe that the mechanisms and obligations relating to all of the Guarantee, the Related Note Guarantee and the obligations of J.P. Morgan under the LLC Agreement and the Expense Agreement to pay certain obligations, costs and expenses of the Company, taken together, are equivalent to a full and unconditional guarantee, on a subordinated basis, by J.P. Morgan of payments due on the Preferred Securities. See "Description of the Guarantee" and "Description of the Related Note Guarantee".


Special Event Redemption

Upon the occurrence of a Special Event, unless waived by Morgan Guaranty or subject to cure as specified in the applicable Prospectus Supplement, Morgan Guaranty shall have the right to redeem any or all Related Notes, in whole or in part, in which event the Company will redeem the related Preferred Securities and Common Securities on a pro rata basis to the same extent as the Principal Amount of the Related Notes is redeemed by Morgan Guaranty.

A Special Event is either (i) a Tax Event or (ii) an Investment Company Event. A Special Event may occur at any time.

In the case of any series of ComPS, upon the occurrence of a Special Event it is possible that the market price of such ComPS in any existing secondary market will decline.

Limited Voting Rights

Holders of Preferred Securities will have limited voting rights relating to a payment default on or adverse change to the Preferred Securities, and will not be entitled to vote to appoint, remove or replace the Managing Members of the Company (J.P. Morgan and J.P. Morgan Ventures Corporation, a Delaware corporation), which voting rights are vested exclusively in the holders of the Common Securities.


Trading Price May Not Reflect Actual Economic Value

Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued and unpaid distributions; thus, purchasers will not pay and sellers will not receive any accrued and unpaid interest with respect to their pro rata interests in the applicable Related Note owned through the applicable Preferred Securities that is not already included in the trading price of the applicable Preferred Securities.


Possible Illiquidity of Preferred Securities

It is possible that no secondary market will develop and continue to exist with respect to any series of Preferred Securities. If no such market develops, the liquidity of such Preferred Securities may be adversely affected. Furthermore, there can be no assurance as to the market prices for any Preferred Securities in any secondary market which does develop. Accordingly, any Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in any such secondary market, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.


No Right to Interest on Related Note

Because holders of Preferred Securities are essentially investing in a pro rata share of a Related Note, prospective purchasers of Preferred Securities are also making an investment decision with regard to such Related Note and should carefully review all the information regarding the Related Note contained herein and in the relevant Prospectus Supplement. However, investors in Preferred Securities have no right to direct interest distributions on the applicable Related Note.


Imposition of Bank Regulatory Restrictions

The Company's ability to make distributions and other payments on the Preferred Securities is dependent upon Morgan Guaranty's making interest and other payments on each Related Note as and when required or collection with respect to such Related Note under the Related Note Guarantee. As noted herein, Morgan Guaranty is subject to examination and regulation by U.S. federal and state banking authorities, and although there is no current restriction on Morgan Guaranty's ability to make payments under any Related Note, certain other transactions with affiliates, including the Company, are or may become subject to restrictions imposed in the future by bank regulatory authorities.

                     RISK FACTORS WITH RESPECT TO COMPS


Effect of Trading in the Futures Contracts and Related Commodities and
Instruments

Morgan Guaranty and other affiliates of J.P. Morgan are and will be actively involved in the trading of the futures contracts or the commodities underlying the Applicable Index and other instruments and derivative products based thereon. Morgan Guaranty, in particular, is an active participant in various commodity markets including the physical petroleum, precious and base metals and related derivatives markets. JPMSI and other affiliates may also issue or underwrite, or authorize unaffiliated entities to issue or underwrite, other securities or financial instruments with returns indexed to the Applicable Index or one or more of the JPM Indices. Morgan Guaranty has licensed, and may in the future license, the Applicable Index, the JPM Indices, and related indices and sub-indices for use by affiliated and unaffiliated parties, for publication in newspapers and periodicals, for distribution by information and data dissemination services and for other purposes. Morgan Guaranty currently intends to publish individual commodity sub-indices for each of the commodities included in the JPMCI using the same calculation methodology as that described below. The Applicable Index may be similar or identical to the sub-index having the same underlying commodity.

Trading in the foregoing contracts and commodities by Morgan Guaranty, its affiliates (including JPMSI) and unaffiliated third parties could adversely affect the value of the Applicable Index, which could in turn adversely affect the return on and the value of the ComPS. See "The Applicable Index". Furthermore, additional issuances of securities linked or referenced to similar futures contracts or commodities could adversely affect the value of similar outstanding ComPS.


Potential for Adverse Interests

As noted above, Morgan Guaranty, JPMSI and their affiliates expect to engage in trading activities related to the futures contracts or the commodities underlying the Applicable Index and other instruments or derivatives products on or related to the Applicable Index, for their accounts where permitted or for other accounts under their management. Morgan Guaranty, JPMSI and their affiliates, as well as unaffiliated third parties, may also engage in other activities related to the Applicable Index, as discussed above. Because Morgan Guaranty will issue the Related Notes to the Company, all such activities could create interests of Morgan Guaranty adverse to those of the holders of ComPS. For example, the issuance of other securities indexed to the Applicable Index, i.e., the introduction of competing products into the marketplace, could adversely affect the value of the ComPS. To the extent that J.P. Morgan or its affiliates serve as issuer, or JPMSI or one of its affiliates serves as agent or underwriter, for such securities or other instruments, their interests with respect to such products may be adverse to those of the holders of the ComPS. Morgan Guaranty will serve as Calculation Agent with respect to the

ComPS and, accordingly, will in good faith calculate the Applicable Index, which could present certain conflicts of interest (for example, in instances where the Calculation Agent is required to exercise discretion).


Risk of Carrying and Rolling Commodity Futures

As discussed above, if the Applicable Index is an Excess Return Index or a Total Return Index, the Redemption Value of the ComPS will be calculated with reference to the Applicable Index, the value of which is designed to replicate to the extent provided herein the cumulative return of holding a continuous investment in the futures contracts on the relevant commodity underlying the Applicable Index. At any given time, the Applicable Index will be calculated based on the change in value of certain futures contracts on the relevant commodity for delivery in the near term (the "shorter-dated contracts"). The Applicable Index will continue to be calculated based on the change in value of such shorter-dated contracts until they approach maturity, at which time the Applicable Index will, as described below, cease to be calculated based on the change in value of such shorter-dated contracts and begin to be calculated based on the change in value of the subsequent futures contract (the "longer-dated contracts") on a regular periodic basis so as to be continuously indexed to the change in value of the futures contracts on the relevant commodity. The period during which each such replacement of shorter-dated contracts with longer-dated contracts as the basis for the calculation of the change in value of the Applicable Index occurs is referred to herein as the "Rollover Period", as further defined below. If the market for the commodity futures contract underlying the Applicable Index is in "contango" (i.e., the prices of longer-dated contracts are above the prices of shorter-dated contracts), the return on the Applicable Index may be adversely affected. The Applicable Index would decline if (i) the price of the longer-dated contracts underlying the Applicable Index during the Rollover Period were more than the price of the shorter-dated contracts which they will replace and (ii) the price of the longer-dated contracts were to decline as such contracts approach maturity (i.e., the price of the longer-dated contracts were to converge toward the price of the replaced shorter-dated contracts), the value of the Applicable Indices will decline. While many of the commodities included in the JPM Indices have historically exhibited periods of both "backwardation" (i.e., the prices of longer-dated contracts are below the prices of shorter-dated contracts) and contango, there can be no assurance that backwardation will exist at any or all times. If the Applicable Index is an Excess Return Index or a Total Return Index, the absence of backwardation in the market for the commodity underlying the Applicable Index could adversely affect the Applicable Index and, correspondingly, could adversely affect the value of the ComPS. Additionally, the issuance and/or the trading of the ComPS could adversely affect the market for the benchmark contracts underlying such Applicable Index and, accordingly, could adversely affect the value of such ComPS and could result in a substantial loss to the holders thereof. See "Description of the ComPS--Calculation of Redemption Value.


Volatility of Commodity and Commodity Futures Prices

Prices of commodities and commodity futures contracts are extremely volatile and can be affected by a variety of factors, including weather, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates and trading activity in such commodities and commodity futures contracts. Volatility in the benchmark contracts underlying any Applicable Index will correlate directly to volatility in such Applicable Index. Such volatility could lead some investors in the futures market to withdraw from the applicable futures markets, which could adversely affect the liquidity of such markets and could adversely affect the value of such Applicable Index and, correspondingly, the value of the ComPS.


Effect of Adverse Changes in Commodity Prices

The Applicable Index is designed to replicate, to the extent provided herein, the performance of investing in the markets for the underlying commodity or futures contracts on the underlying commodity over time.
In the event of sudden disruptions in the supplies of the relevant constituent commodity for the Applicable Index, such as those caused by war, accidents, weather, or acts of terrorism, prices of the relevant constituent commodity, and, consequently, the value of the Applicable Index, could become extremely volatile and unpredictable.
Also, sudden and dramatic declines in commodity and commodity futures contract prices as may occur, for example, upon a cessation of hostilities that may exist in countries producing the relevant commodity or upon the discovery of significant additional sources or reserves of the relevant commodity or the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities, could have a significant adverse effect on the value of the Applicable Index and on the value of any ComPS. In addition, the prices of certain commodities have on occasion been subject to very rapid short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of ComPS referenced to such commodities or the related futures contracts to decrease. See "Calculation of Redemption Value".


Suspension or Material Disruption of Futures or Commodities Trading; Temporary Distortions

The futures markets and the markets for the commodities underlying the Applicable Index are subject to temporary distortions or other disruptions due to conditions of illiquidity in the markets, the participation of speculators, government regulation and intervention and the other factors referred to in the preceding paragraph. In addition, U.S. futures exchanges have regulations, and the LME and certain foreign exchanges on which replacement Benchmark Contracts, if any, may trade (which exchanges must have an information-sharing arrangement with the Securities and Exchange Commission and be a regulated exchange located in the United States, Canada, the United Kingdom, Japan, Singapore or an O.E.C.D. country) may have regulations, which limit the amount of fluctuation of futures contracts prices which may occur during a single trading day or the settlement spread between adjoining contracts. Such price limits are generally referred to as "daily price fluctuation limits" or, more commonly, "daily limits", and such limitations on settlement spreads are generally referred to as "spread limits", and the maximum or minimum price of a contract on any given day, as a result of the effect of such limits, is referred to as a "Limit Price", as discussed below. In a particular futures contract, once the Limit Price has been reached in such a contract, no trades may be made on that day at a price above or below the Limit Price, as the case may be. Limit Prices may have the effect of precluding trading in a particular contract for all or a portion of a trading day or forcing the liquidation of contracts at disadvantageous times or prices. Such circumstances, particularly if they occur during the Rollover Period for the Applicable Index (which is an Excess Return Index or a Total Return Index) or during the Early Determination Period or the Determination Period (as defined herein) for the Applicable Index, could adversely affect the value of the Applicable Index and/or could constitute a Market Disruption Event (as defined herein) and, therefore, could adversely affect the value of the applicable ComPS.

Market Disruption Event

Depending on the period of time over which a Market Disruption Event continues, the correlation between changes in the value of the Applicable Index and changes in the general level of prices of the relevant commodities may be adversely affected. Under such circumstances, the value of the Applicable Index (if the Applicable Index is an Excess Return Index, a Total Return Index or a Price Reference Index the pricing source for which is one or more futures contract Settlement Prices), and the value of the ComPS, may be adversely affected.

In the event of a Market Disruption Event during the Early Determination Period or the Determination Period, the Early Redemption Value or Redemption Value, as applicable, payable in respect of the ComPS will be calculated using the Applicable Index on the Trading Day or Days immediately following the termination of such Market Disruption Event. However, if such Market Disruption Event remains in effect for longer than 20 consecutive Trading Days and, in the reasonable judgment of the Calculation Agent such Market Disruption Event is likely to remain in effect, then the Applicable Index Settlement Value for each day subject to a Market Disruption Event may be determined in good faith by the Calculation Agent based on alternative pricing sources reasonably believed by it to be indicative of then-prevailing prices for notional transactions in futures contracts or commodities equal in size to the Applicable Index Settlement Value. Because Morgan Guaranty's obligations under the related Related Note will also be based on the Applicable Index Settlement Value, Morgan Guaranty may have an adverse interest with respect to such determination.


Historical Correlations May Not Prevail in the Future

Although historically the JPMCI and many of the commodities underlying it have shown a positive correlation with inflation, some positive correlation with industrial growth and negative correlations with stock and bond returns (in each case for the United States), there can be no assurance that such correlations will prevail in the future. As a result, investors who invest in ComPS in reliance on these correlations should individually assess the likelihood of such correlations continuing.

Changes in Laws or Regulations or Interpretations Thereof

Prices of commodities and commodity futures contracts may be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the value of the Applicable Index and, correspondingly, could adversely affect the value of the ComPS.


Extension of Settlement Date or Stated Maturity

If any futures contract or constituent commodity included in the Applicable Index were to be affected by a Market Disruption Event during any Early Determination Period or the Determination Period, the applicable Settlement Date would be postponed until the fifth Business Day after the last day of the applicable Early Determination Period or the Determination Period. Such delay could be of indefinite duration, during which time a holder of ComPS will not receive the Early Redemption Value or Redemption Value thereof, as applicable. With respect to ComPS for which the Applicable Index is either a Price Reference Index or an Excess Return Index, in the event that payment of the Redemption Value is postponed beyond the Stated Maturity, interest will accrue on the Face Amount in the manner described herein, but no distributions will be payable on such ComPS after the Stated Maturity thereof. With respect to ComPS for which the Applicable Index is a Total Return Index, in the event that the payment of the Redemption Value is postponed beyond the Stated Maturity, no interest, dividends or distributions in respect of such ComPS will accrue or be payable after the Stated Maturity. With respect to all ComPS, no distributions will be payable, and no interest will accrue or be payable, if payment of the ComPS Early Redemption Price is postponed beyond any applicable Early Redemption Date. See "Market Disruption Event" above.


Discontinuance of Publishing of the Relevant JPM Index

In the event that Morgan Guaranty discontinues publication of the JPM Indices or the relevant sub-index, the Calculation Agent will continue to calculate in good faith the Applicable Index for each series of ComPS during the remaining term of such ComPS, based on the methodology described herein under "Description of the ComPS". However, such change of calculation methodology may result in a ComPS Redemption Price for such ComPS which is less than the ComPS Redemption Price for such ComPS had it been calculated on the basis of the JPM Indices or the relevant sub-index.


Potential Modifications to the JPM Indices and/or the Applicable Index

Morgan Guaranty reserves the right at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee. As described above under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value", if the Benchmark Contract for any series of ComPS becomes less liquid or representative, the JPMCI Policy Committee could recommend a replacement Benchmark Contract. Such a change from a less liquid to a more liquid contract may result in a lower Redemption Value for such ComPS than would have been the case if the less liquid contract had remained the benchmark.

If at any time no replacement contracts can be found to serve as a Benchmark Contract with respect to the Applicable Index for any series of ComPS the Applicable Index for which is an Excess Return Index or a Total Return Index, the Applicable Index Settlement Value of such ComPS will be determined at such time as described above under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value". Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Optional Redemption Date if specified in the applicable Prospectus Supplement (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any Early Redemption
Date). Such an early determination of the Applicable Index Settlement Value with respect to any series of ComPS may result in the holders of such ComPS receiving an amount that is less than what indicative commodity and futures prices prevailing at any Early Redemption Date or at the Stated Maturity thereof would otherwise imply. Because Morgan Guaranty will be the Calculation Agent, such early determination may raise adverse interests.

Additionally, if at any time the Benchmark Contracts then serving as the basis for calculating the Applicable Index with respect to any series of ComPS, or the trading thereof, become subject to any increased cost or additional tax, Morgan Guaranty reserves the right to designate a replacement Benchmark Contract or, if no such contract is designated, to cause, at its option, the Applicable Index Settlement Value of such ComPS to be determined at such time as descrived above under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value". Because Morgan Guaranty will, at the time any Benchmark Contract then serving as the basis for calculating any Applicable Index becomes subject to such increased cost or tax, in its discretion decide whether or not to cause an early determination of the Applicable Settlement Value of any such ComPS, exercise of such option may raise an adverse interest.

Any early determination of the Applicable Index Settlement Value may cause the trading price of ComPS in any secondary market which then exists to decline.

Early Redemption

All ComPS may be redeemed by the Company prior to their Stated Maturity upon the occurrence of a Special Event or, if so specified in the applicable Prospectus Supplement, redeemed at the option of the holders thereof at certain times. In the case of a redemption upon the occurrence of a Special Event, the Early Redemption Value paid by the Company at such time may be significantly less than the Redemption Value that would otherwise have been payable had such ComPS not been redeemed prior to their Stated Maturity and the occurrence of such Special Event may cause the market price of such ComPS in any existing secondary market to decline. In the case of an optional redemption by holders of any ComPS subject to such provisions, it is likely, under prevailing market conditions, that the Early Redemption Value paid by the Company will be less than the amount such holder could have realized by selling such ComPS in an existing secondary market, if any. Delay in payment of the ComPS Early Redemption Price due to the occurrence of a Market Disruption Event will not entitle holders of such ComPS to additional distributions on such ComPS or the accrual of any interest on such ComPS Early Redemption Price.


Secondary Trading in the ComPS; Possible Illiquidity of the ComPS

It is intended that each series of ComPS will be listed on a stock exchange; however, it is not possible to predict whether the necessary number of holders will purchase and, for the remaining term of each series of ComPS, continue to hold such ComPS in order that a secondary market for each series of ComPS will develop and remain in existence, or how any ComPS will trade in any such market which does develop. The Underwriters of any issuance of ComPS will not obligated to make a market for such ComPS; therefore, it is possible that no active secondary market for any ComPS will develop.


Value of the ComPS

The value of any series of ComPS at any time will depend upon the interaction of at least three key factors: (i) the value of the Applicable Index, (ii) the credit quality of Morgan Guaranty and J.P. Morgan and (iii) the interest rate environment. As discussed above under "Description of the ComPS", adverse changes in the Applicable Index will directly correlate to adverse changes in value of the ComPS. A decline in the credit quality of Morgan Guaranty and J.P. Morgan could cause the trading price of any ComPS on any secondary market then existing to decline. Also, an increase in the prevailing interest rates could cause the trading price of such ComPS on any secondary market then existing to decline.


Certain Considerations Regarding Hedging

Prospective purchasers of ComPS who intend to hedge against the risks associated with the market for commodity futures or commodities should recognize the complexities of utilizing ComPS in this manner. The formula under which the Principal Amount is calculated is not guaranteed to produce distributions to holders having readily definable relationships with other commodity futures and commodity instruments and products. As described above, in the case of ComPS for which the Applicable Index is an Excess Return Index or a Total Return Index, the value of such ComPS will reflect not only the price of the benchmark contracts or the relevant commodity but also, in the case of an Applicable Index based on futures contracts, the state of the market in which such futures contracts are traded (i.e., whether such market is in "backwardation" or "contango"). Also, under certain circumstances, amounts payable on the ComPS may be based on the good faith determination of Morgan Guaranty and not on the Applicable Index. For these reasons, investors should be cautious in using ComPS in a hedging program. The risks associated with utilizing the ComPS in a hedging program may be magnified in periods of substantial futures or commodities price volatility, since properly correlating such ComPS either as a hedge of other assets or correlating such ComPS to the hedge thereof may become more difficult.

                        The Underlying Markets


Futures Markets

An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price or, in the case of a futures contract on an index, providing for the payment and receipt of a cash settlement. By its terms, a futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long") or in which the cash settlement amount is required to be paid. Prior to the date on which delivery is to be made under a futures contract, the exchange clearing house will require the holders of short positions to state their intentions with respect to delivery and, to the extent that such holders elect to make delivery (as opposed to cash settlement), the clearing house will match them with holders of long positions, who will then be required to accept delivery.

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents, which varies based on the requirements imposed by the exchange clearing houses, but which may be as low as 5% or less of the value of the contract, must be deposited with broker as "initial margin". This margin deposit collateralizes the obligations of the parties to the futures contract to perform their obligations under such contract. Subsequent payments to and from the broker, referred to as "variation margin", are then normally made on a daily basis as the price of the futures contract fluctuates, thereby making existing positions in the futures contract more or less valuable, a process known as "marking to the market". By depositing and/or receiving margin in the most advantageous form
(which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return which may be realized from an investment in futures contracts.

Futures contracts are traded on organized exchanges, known as "contract markets" in the U.S., through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house (a "clearing member"). The clearing house guarantees the performance of each clearing member which is a party to a futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the position entered into, which operates to terminate the position and fix the trader's profit or loss. U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the U.S. are generally subject to regulation by comparable regulatory authorities.

The principal non-U.S. futures market on which the futures contracts which may underlie the Applicable Index are traded is the London Metal Exchange (the "LME"). The LME, which is subject to the regulation of the Securities and Investments Board and the Securities and Futures

Authority (a self-regulatory organization), is a primary international exchange for futures contracts on aluminum, copper, nickel and zinc (which are included in the JPMCI) and for lead and tin. Unlike most other futures exchanges (including those in the U.S.), the LME is a "principal's market". This means that when a clearing member of the LME enters into a trade with a client or non-clearing member, there will not necessarily be an offsetting contract on the exchange. Rather, such clearing member remains liable on such trade, though it may then enter into an offsetting contract with another member having substantially similar, if not necessarily identical, terms. In addition, official LME trading is conducted by open outcry during two daily trading sessions of short duration rather than by means of continuous trading, as used on most exchanges. In addition to such open outcry trading, trading takes place during the rest of the day directly between members by means of a telephone trading system. Settlement prices for contracts with specified settlement dates are determined by a committee selected by the directors of the LME (the "Quotations Committee") promptly following the morning trading session, based on the last bid and offer prices for the relevant commodity at such trading session or, if the Quotations Committee determines there were no such prices, at such other level as the Quotations Committee may in its discretion determine at the end of each LME trading day. The Quotations Committee is similarly responsible for determining LME closing prices. If the Quotations Committee fails to determine such closing prices on any LME trading day, such closing prices shall be determined by the London Clearing House, which is the clearinghouse for the LME.

United States commodity futures exchanges typically have similar procedures for determining end-of-day settlement prices, although each exchange or type of commodity may have slightly different procedures. All exchanges have quotations or settlement price committees which determine the settlement prices using prescribed formulaic methodologies. However, such committees may, if they believe the application of the formulaic methodology would yield a settlement price which is inappropriate, in their own discretion determine a settlement price which is appropriate.

For precious metals futures contracts, exchanges typically determine the settlement price for the most active month contract as the average of the highest and lowest prices of trades reported in the closing period. All other contracts settlement prices are determined as a spread from this active contract using spreads determined in the closing range. For energy contracts, exchanges typically determine the settlement prices for the "more active contracts" (i.e., contracts which meet certain open interest percentage thresholds) as the average price of all outright transactions during the closing range for such contract. In all other contracts, the settlement prices are determined as spread relationships to the more active contracts.

Precious Metals Spot Markets

In the case of Bullion ComPS, it may be the case that the value of the Bullion ComPS Principal Amount and the Applicable Index (and thus the Redemption Value of and distributions on such ComPS) will be determined with reference to the Fixing Price of the relevant Fixing Association. The relevant Fixing Association for gold and silver is the London Bullion Market Association (the "LBMA"); in the case of platinum and palladium, the relevant Fixing Association is the London Platinum and Palladium Market (the "LPPM"). The Fixing Price represents the spot price for the relevant underlying commodity as determined in accordance with the procedures of the relevant Fixing Association. The fixing procedures for the LBMA and the LPPM are similar. Fixings occur twice each trading day for gold, platinum and palladium and once each trading day for silver. At the commencement of the fixing, an opening price is announced by the presiding official. This price is relayed to the dealing rooms of the members or the relevant Fixing Association. The price is in turn relayed to the customers of such members and on the basis of orders received, such members declare as a buyer or a seller. Provided that both buying and selling interests are declared, members are then asked to state the amount they wish to trade. If the amounts of buying and selling do not balance, the same procedure is followed again at higher or lower prices until a balance is achieved. The chairperson of the relevant Fixing Association may exercise some discretion in determining the final Fixing Price. Because members of the LBMA must submit fixed orders for silver (i.e., no additional attempts at buying or selling occur as described in the second preceding sentence), trade imbalances may arise from time to time in the determination of the Fixing Price for silver.

The London Bullion Market Association is regulated by the Bank of England in accordance with the provisions of the London Code of Conduct. The London Code of Conduct is issued by the Bank of England and sets out the standards that firms are expected to meet when trading in the London wholesale bullion and money markets. In addition, all market marking members of the LBMA, in common with all U.K.-based banks, are subject to capital adequacy and liquidity requirements and regular supervisory meetings to consider the adequacy of their management, systems and controls. The Bank of England takes an active role in the LBMA gold market, including holding certain gold for delivery in its vaults and holding gold in accounts.


Investing in the Commodities and Commodity Futures Markets

Investments in commodities and commodity futures markets offer potential returns from several sources and strategies, two of which are as follows: (i) the change in price of the underlying commodity or commodity futures contract ("Price Return") and (ii) the cumulative return created by a continuous investment in the same type of futures contract by buying, holding and then selling such contracts as they approach expiration and reinvesting the notional proceeds of such sale in the same type of contract with a more distant expiration date (such cumulative return, "Excess Return", is the sum of the price returns for all such contracts held during their holding period, and such Excess Return is often described or accounted for as the sum of Spot Return plus Roll Return).

     Price Return. Price Return is the return that arises from changes over time in prices of futures contracts or in the prices of the commodities themselves, as applicable. Thus, if on the first day of a given month the price of the futures contract is $15.00, and on the 30th day of such month the price of the futures contract is $15.50, the investor in such contract has earned a price return of 3.33% on the initial notional amount of $15.00.

     Excess Return. Excess Return is the cumulative return of holding a continuous investment in commodity futures contracts. Excess Return is just the cumulative return of the individual Price Returns of the contracts held during their holding period. Thus, Excess Return is calculated as the return of holding a certain contract and, as it nears expiration, selling such contract and reinvesting the notional proceeds of the sale into another contract with a more distant expiration date. Commodity market participants often describe Excess Return as the sum of Spot Return plus Roll Return. Describing Excess Return as Spot Return plus Roll Return helps describe the cumulative price returns of the contracts held in terms of (a) overall trends in the spot or nearby futures prices (Spot Return) and (b) the average shape of the forward curve during the roll days over the holding period (Roll Return).

"Spot Return" is defined as the change in the price of the nearest to expiration contract underlying the Excess Return calculation from the beginning of the calculation period to the end of the calculation period (without regard to the actual underlying contract referenced).

"Roll Return" is the number that, when added to the Spot Return, gives the true Excess Return. Roll Return represents the portion of return on a continuous investment in nearby futures that one might attribute to the average shape over the holding period of the forward curve during the roll days (i.e., whether the forward contracts that were rolled into were so rolled at a premium or a discount to the nearer to expiration contracts).


Example

The following table illustrates the calculation of the Excess Return of a continuous investment in nearby futures over a 2 month holding period and shows how Spot Return plus Roll Return are defined and calculated so that the sum thereof equals the actual Excess Return calculation.

                              Day 1     Day 30    Day 60    Total

Futures #1                    $15.00    $15.00
Futures #2                    $14.75    $14.50    $15.00

Return on Futures #1                    0.00%
Return on Futures #2                    NA        3.4%

Return on Excess Return                 0.00%(a)  3.45%(b)  3.45%

(a) return on Futures #1 for first month holding period
(b) return on Futures #2 for second month holding period

In the preceding example, if the change in value of an index had been calculated entirely based on Futures #1 beginning on day 1, had ceased to be based on such contract on day 30 and had begun to be calculated entirely based on Futures #2 on such day, and had continued to be based entirely on such contract to expiration on day 60, the index would have appreciated by 3.45%, despite the fact that the price of Futures #1 on day 1 and the price of Futures #2 on day 60 were equal (i.e. Spot Return was 0.00%). Thus, while Futures #1 yielded no price return, Futures #2 yielded a price return of 3.45% during its holding period. Such a continuous investment in nearby futures contracts produced a return of 3.45% over the two month holding period, which can be accounted for as a Spot Return of 0.00% plus a Roll Return of 3.45%.* However, this is only one example of a possible futures market alignment; in any market, Excess Return, or the sum of Spot Return plus Roll Return, could be positive or negative over any given holding period.

The price of the longer-dated position may be higher or lower than the price of the shorter-dated position based on a variety of factors, including the cost of borrowing, transportation, storage and insurance of commodities, the expectations of market participants with respect to future price trends and general inventory, supply and demand trends.


                              The JPM Indices

The JPM Indices have been developed and are calculated by Morgan Guaranty as indicies proprietary to J.P. Morgan. The JPMCI, the primary commodities index calculated by Morgan Guaranty, is the arithmetic weighted average of the cumulative returns afforded by notional investments in exchange-traded futures contracts on certain non-financial "hard" (i.e., industrial non-edible) commodities (including base metals, energy products and precious metals). Each of the JPM Indices is designed as a measure of the performance over time of the markets for the applicable commodities.

Morgan Guaranty calculates two investable versions of the JPM Indices, the Excess Return Indices and the Total Return Indices. Subject to the specific terms of each methodology set forth below, each methodology represents a method for determining the cumulative change in value of notional positions in certain commodities or commodity futures

- --------

     *Spot Return is (($15.00/$15.00) -1) or 0.00%, since the beginning price of Futures #1 is $15.00 and the ending price of Futures #2 is $15.00 over the two month index period. Because Roll Return is the number that, when added to the Spot Return calculation, gives the true Excess Return, and because Excess Return is 3.45% in the above example, Roll Return must be Excess Return minus Spot Return (3.45% - 0.00%), or 3.45%.

contracts, and does not represent an actual investment in commodities or commodity futures contracts. Calculations for the JPM Indices are based on end-of-day futures settlement prices for energy and precious metal indices and on LME end-of-day closing prices for third Wednesday dates for base metal indices.


Excess Return Methodology

The actual methodology applied by Morgan Guaranty in calculating
Excess Return JPM Individual Indices is set forth below. If the
Applicable Index of any series of ComPS is an Excess Return Index, the following methodology will be applied by the Calculation Agent in calculating the Applicable Index:

The value of the relevant Excess Return Index on any Trading Day not subject to a Market Disruption Event will be determined with reference to the following formula:

                          I(t)=I(t-1) + Change(t)

     Where "I(t)" is the value of the relevant Excess Return Index on the date of determination (such date being referred to as "(t)"); "I(t-1)" is the value of the relevant Excess Return Index on the Trading Day not subject to a Market Disruption Event immediately preceding the date of determination (such date being referred to as "(t-1)"); and "Change(t)" is equal to the product of (i) I(t-1) and (ii) the sum of the weighted percentage changes on the date of determination of the U.S. dollar prices of the futures contracts underlying the Applicable Index. Each such weighted percentage change shall be equal to the product of (a) the U.S. dollar percentage gain or loss on such underlying contracts to the date of determination from the immediately preceding Trading Day that is not subject to a Market Disruption Event multiplied by (b) the applicable futures contract's weight in the Applicable Index for such date of determination. The methodology behind the weighting of the futures contracts is set forth under the caption "Rebalance of JPM Indices".


For example, to calculate the value of Excess Return Index (I(t)) on a Trading Day not subject to a Market Disruption Event for which I(t-1) equals 100 and on which the only Benchmark Contract moves in value from $14.50 to $15.00 (resulting in an Index change of 3.4482759%),

                    I(t) = 100 + (100 x 0.034482759

                        I(t) = 100 + 3.4482759

                          I(t) = 103.4482759


Total Return Methodology

The methodology applied by Morgan Guaranty in calculating Total Return JPM Individual Indices is set forth below. If the Applicable Index of any series of ComPS is a Total Return Index, the following methodology will be applied by the Calculation Agent in calculating the Applicable
Index:

The value of the relevant Total Return Index for any Trading Day on which a Settlement Price is determined for the relevant contract or contracts, as the case may be (regardless of whether or not such Trading Day is subject to a Market Disruption Event), will be determined with reference to the following formula:

                       I(t)=I(t-1) + Change(t) + R(t)

     Where "I(t)" is the value of the relevant Total Return Index on the date of determination (such date being referred to as "(t)"); "I(t-1)" is the value of the relevant Total Return Index on the Trading Day on which a Settlement Price is determined for the relevant contract or contracts, as the case may be, immediately preceding the date of determination (such date being referred to as "(t-1)"); "Change(t)" is equal to the product of (i) I(t-1) and (ii) the sum of the weighted percentage changes on the date of determination of the U.S. dollar prices of the futures contracts underlying the Applicable Index. Each such weighted percentage change shall be equal to the product of (a) the U.S. dollar percentage gain or loss on such underlying contracts to the date of determination from the immediately preceding Trading
     Day for which a Settlement Price exists for the relevant contract or contracts, as the case may be, multiplied by (b) the applicable futures contract's weight in the Applicable Index for the date of determination. Also, "R(t)" is the return arising for the period from (t-1) to (t) from interest payable on the nominal value of the Applicable Index, which shall be based on the rate determined with reference to the following formula:

                         R(t) = I(t-1) x Y(t)

     Where "I(t-1)" has the meaning set forth in the preceding paragraph and

                                           Days/91
                           Y(t) = [1/(1-Q)]           - 1

     Where "Q" equals the most recently available noncompetitive discount rate on 13-week U.S. Treasury Bills (updated on weekly auction), as found in the H.15(519) report published by the Board of Governors of the Federal Reserve System, multiplied by the quotient of 91/360, and "Days" equals the number of calendar days from Trading Day (t-1) to (t); and

This methodology for calculation of the Total Return Index takes into account the change in value of the index for the purpose of computing the collateral return for Trading Days on which no official Applicable Index is calculated but on which a Settlement Price is determined.

For example, to calculate the value of a Total Return Index for any Trading Day on which a Settlement Price is determined for the relevant contract or contracts, as the case may be (regardless of whether or not such Trading Day is subject to a Market Disruption Event), for which I(t-1) equals 100, on which the only Benchmark Contract moves from $14.50 to $15.00, on which the Q (the applicable discount rate (5.00%) multiplied by 91/360) equals 1.26388989% and for which "Days" equals 1,

 I(t) = 100 + (100 x 0.034482759) + 100 x [(1/(1-0.0126388989)]1/91-1)

             I(t) = 100 + 3.4482759 + (100 x 0.0001397838)

                  I(t) = 100 + 3.4482759 + .01397838

                          I(t) = 103.46225428


Rebalance of JPM Indices

Because the JPM Indices are measures of a continuous investment in commodity futures contracts, and because most futures contracts have maturities (generally from one to three months) which are shorter than the life of any ComPS, the futures contracts serving as bases from which to calculate the change in value of the JPM Indices must be replaced on a periodic basis during the applicable Rollover Period (as defined below) for each. If the Applicable Index for any series of ComPS is an Excess Return Index or Total Return Index, the futures contracts on the commodity underlying the Applicable Index will similarly be replaced during the Rollover Period. The "Rollover Period" is the period of five consecutive Trading Days commencing on the fifth Trading Day of the month in which such replacement occurs. During each day of the Rollover Period, a portion of change in value of the Applicable Index ceases as of the end of such day to be based on the change in value of existing contracts (the "Old Contracts") and begins as of the beginning of the next day to be based on the change in value of the New Contracts. The "New Contracts" are those contracts which are the nearest designated futures contract which (i) have a termination of trading at least ten Trading Days into the month following the Rollover Period and (ii) have a first "notice day" at least ten Trading Days into the month following the Rollover Period. The "notice day" is the first day on which persons holding a short position on such futures contract must inform the exchange on which such contract is traded that they will deliver under such contract.

In the case of energy products for which there exist designated futures contracts for delivery in each month of the year, the New Contracts will be different from the Old Contracts. As indicated in the table below, which lists each of the designated contracts, the rebalancing procedure will occur on a less frequent basis for precious metals and base metals, and as a result the New Contracts and Old Contracts for any Rollover Period may be the same.

Table :Benchmark Contracts Underlying Excess Return and Total Return Indices


No Commodity Name/Units   Applicable    Exchange   Units per   Designated
                          Delivery                 Contract     Contract

1  Aluminum $/MT          LME           LME        25 tonnes   Third Wednesday
   (Metric Tonne)         Warehouses                           of every March,
   (High Grade Primary    Worldwide                            June, September,
   Aluminum)                                                   December<F1>

2  Copper $/MT            LME           LME        25 tonnes   Third Wednesday
   (Copper Grade A)       Warehouses                           of every March,
                          Worldwide                            June, September,

                                                               December

3  Nickel $/MT            LME           LME         6 tonnes   Third Wednesday
   (Primary Nickel)        Warehouses                           of every March,

                          Worldwide                            June, September,

                                                               December

4  Zinc $/MT              LME           LME        25 tonnes   Third Wednesday
   (Special High Grade    Warehouses                           of every March,
   Zinc)                  Worldwide                            June,
                                                               September,
                                                               December

5  Heating Oil #2,        New York      NYMEX      42,000      Every month
                          Harbor                   gallons

6  Natural Gas $/MM BTU   Henry Hub,    NYMEX      10,000 MM   Every month
                          Louisiana                BTU

7  Unleaded Gasoline,     New York      NYMEX      42,000      Every month
                          Harbor                   gallons

8  Light "Sweet" Crude    Cushing,      NYMEX      1,000 bbl   Every month
   Oil $/BBL              Oklahoma

9  Gold $/troy oz         COMEX-        COMEX      100 troy    February,
   (.995 fineness)        approved                 oz          April, June,
                          vaults                               December

10 Silver  oz             COMEX-        COMEX      5,000 troy  March, May,
   (.999 fineness)        approved                 oz          July,
                          vaults                               September,
                                                               December

11 Platinum $/troy oz     NYMEX-        NYMEX      50 troy oz  January,
                          approved                             April, July,
                          vaults                               October

- -----------
<F1>

   The LME trades contracts on every business day for three months. The most actively traded contracts are the 3-month forward, the cash, and the contract maturing the third Wednesday of each month.

Additional underlying futures contracts may from time to time be added to the JPM Indices and may thereafter serve as Applicable Indices. Information substantially similar to that disclosed in the preceding table will be disclosed in any Prospectus Supplement relating to such additional Applicable Indices.

As discussed above, for JPM Individual Indices and for the Applicable Indices, the replacement of the contracts serving as the basis for the calculation of index change will be effected on a proportionate basis over the five day Rollover Period in order to avoid the risks of effecting such replacement entirely on a single day (e.g., a day on which the applicable market displays unusual volatility).

As a result of such process of replacement, the weighting of contracts in the Applicable Indices shall be such that for the Trading Days in any month up to and including the first day of the Rollover Period for such month, the Change(t) (as described above) will be calculated as 100% of the daily change of the underlying Old Contracts. The Change(t) for the second Trading Day of the Rollover Period (assuming no Market Disruption Event) shall be calculated based 80% on the change attributable to the Old Contracts plus 20% on the change for the New Contacts, with similar adjustments made for each day of the Rollover Period. Accordingly, the relative weights of the Old Contracts and the New Contacts during any given day of a calendar month for calculation of the Change(t) on such day will be as follows:

                       Standard Rollover Period

  Trading Day of Month       Old Contract Weight %      New Contract Weight %

          1-4                    100                            0
           5                     100                            0
Rollover   6                      80                           20
Period     7                      60                           40
           8                      40                           60
           9                      20                           80
          10                       0                          100

      11-month end                 0                          100

However, if a Market Disruption Event occurs during a Rollover Period (i.e., on any day on which a replacement is otherwise scheduled to take place), such replacement will be postponed until the next Trading Day of the Rollover Period on which the Market Disruption Event ceases to be in effect. On the Trading Day such Market Disruption Event ceases to be in effect, the replacement for that day and for all preceding days during which such Market Disruption Event was continuing will be effected. The Change(t) for all Trading Days from the day first subject to a Market Disruption Event to the first Trading Day not subject to a Market Disruption Event shall use the contract weights for the Trading Day on which the Market Disruption Event began. If the Market Disruption Event remains in effect for the remainder of the Rollover Period, the Old Contract will be replaced by the New Contract to the full extent not previously replaced at the end of the next succeeding Trading Day on which such Market Disruption Event ceases to be in effect. The following chart illustrates the replacement process for a Rollover Period including the occurrence of a Market Disruption Event (indicated as an "MDE") on the seventh Trading Day of the month:

        Example of Rollover Period with Market Disruption Event

  Trading Day of Month      Old Contract Weight %    New Contract Weight %

         1-4                        100                       0
          5                         100                       0
          6                          80                      20
          7 (MDE)                    60                      40
          8                          60                      40
          9                          20                      80
         10                           0                     100
         11-month end                 0                     100

For an Applicable Index which is an Excess Return Index, because of the occurrence of the Market Disruption Event on Trading Day 7, the Index would not be officially calculated and no roll would occur. Since no Market Disruption Event occurs on Trading Day 8, an index value is determined for Trading Day 8, and the Change(t) is calculated using the relative contract weights applicable to the Trading Day first subject to the Market Disruption Event (in this example, Trading

Day 7) using the index level on Trading Day 6 (the immediately preceding Trading Day not subject to a Market Disruption Event) as I(t-1).

For an Applicable Index which is a Total Return Index, because of the occurrence of the Market Disruption Event on Trading Day 7, no roll would occur, and any index calculations on Trading Day 7 (if Settlement Prices are determined for the relevant contracts for such day) and on Trading Day 8 would use the relative contract weights applicable to Trading Day 7.

The JPMCI Policy Committee

Morgan Guaranty has established the JPMCI Policy Committee to advise and make recommendations with respect to the determination of the JPM Indices and, to the extent appropriate, the Applicable Indices. The
JPMCI Policy Committee meets on an ad hoc basis at the request of Morgan Guaranty in order to discuss policy matters relating to the operation of the JPM Indices and, to the extent appropriate, the Applicable Indices. The JPMCI Policy Committee will advise Morgan Guaranty with respect to, among other things, the effectiveness of the JPMCI as an appropriate commodity investment benchmark; the effectiveness of the JPMCI as a measure of commodity market performance; the need for changes in the weights, composition, price sources or calculation methodology of the JPMCI or the Applicable Indices; the need for creation or elimination of sub-indices of the JPMCI or other commodity indices, drawing either from the existing components of the JPMCI or new commodity components and the treatment of issues relating to market disruptions issues. Morgan Guaranty may at any time act at its discretion to make any modifications to the JPMCI based on recommendations of the JPMCI Policy Committee. Membership of the JPMCI Policy Committee will be subject to change from time to time, and no member will be permitted to purchase or hold any ComPS during his or her term on the Committee. At the time of this Prospectus, the JPMCI
Policy Committee consists of the following members:

                        JPMCI Policy Committee

Name                  Title                            Function

John Fullerton        Managing Director, J.P.          Head of Global
(Chairman)            Morgan                           Commodities

Victor S. Filatov     President, Smith Barney          Chief Investment
                      Global Capital Management        Officer
                      Inc.

Martin B. Greenberg   Chairman of the Board and        Former Chairman of the
                      President of Sterling            Commodities Exchange,
                      Commodities                      Inc

Philip K. Verleger,   Vice President, Charles          Economic Consultant and
Jr.                   River Associates                 former Visiting Fellow,
                                                       Institute of
                                                       International Economics

Jeanne Feldhusen      Managing Director, J.P.          Head of Fixed Income
                      Morgan                           Research

Each of the futures contracts included in the JPM Indices must satisfy each of the following JPMCI Inclusion Criteria: the futures contracts must (i) be priced in U.S. dollars, or if priced in a foreign currency, the exchange on which the contract is traded must publish an official exchange rate for conversion of the futures price into U.S. dollars and such currency must be freely convertible into U.S. dollars; (ii) be traded on a regulated futures exchange located in the United States, Canada, the United Kingdom, Japan, Singapore or an O.E.C.D. country and (iii) have a minimum annual trading volume of 300,000 contracts or $500,000,000 for all contract months. If a contract included in the JPM Indices ceases to satisfy the JPMCI Inclusion Criteria, the JPMCI Policy Committee shall meet to consider the substitution of a replacement futures contract for such contract. If no appropriate replacement contract can be found, the JPMCI Policy Committee may recommend the removal of such contract from the JPM Indices. Morgan Guaranty reserves the right to act at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee.


Changes in JPM Indices Designated Contracts

Before implementing a change in definition or price sources for a designated contract in the JPM Indices, the JPMCI Policy Committee shall consider the following: (i) the effectiveness of the JPMCI and JPM Indices as appropriate commodity investment benchmarks, (ii) the effectiveness of the JPMCI and JPM Indices as a measure of commodity market performance and (iii) the respective contract volumes, U.S. dollar volumes, open interest, liquidity and transaction costs of the proposed replacement and existing benchmark contracts.

The JPMCI Policy Committee may recommend a change in one or more of the benchmark contracts underlying the JPM Indices if, in the majority opinion of the committee members, the proposed replacement benchmark contract better meets the objectives set forth in clauses (i) and (ii) above and has higher annual contract volumes or U.S. dollar volumes. However, as noted above, Morgan Guaranty may cause a change in one or more of such contracts if any increased cost or tax is imposed on holding or trading such contracts if such contract meets the applicable inclusion rules even though such contract does not have higher annual contract volumes or U.S. dollar volumes.

After consideration of the above (and other) issues the JPMCI Policy Committee may recommend to Morgan Guaranty a change in the composition of the JPM Indices. Morgan Guaranty reserves the right to act at its discretion to make any modifications to the JPMCI based on recommendations of the policy committee. Such changes, including the implementation date and details, shall be published and disseminated by Morgan Guaranty through its usual research distribution network.


The Applicable Index

The Prospectus Supplement for any series of ComPS will specify and provide details with respect to the Applicable Index and the commodity underlying the Applicable Index. As discussed above, the Applicable Index will be an Excess Return Index calculated in the same manner as those of the Excess Return JPM Indices, a Total Return Index calculated in the same manner as those of the Total Return JPM Indices or a Price Reference Index. Each such Prospectus Supplement will also contain information with regard to the historical performance of the Applicable Index.

                   Description Of The Related Notes

The Related Notes may be issued from time to time in respect of one or more series of Preferred Securities. The following description sets forth certain general terms and provisions of each Related Note to which any series of Preferred Securities may relate. The particular terms of the Related Note included in any Prospectus Supplement and the extent, if any, to which such general provisions may apply to such Related Note will be described in the Prospectus Supplement relating to such Related Note. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, any Prospectus Supplement relating to any Related Note and the other documents incorporated by reference herein. Certain capitalized terms are used herein as defined in the relevant Related Note.


General

Each Related Note will be an unsecured, unsubordinated obligation of Morgan Guaranty. No Related Note will limit the principal amount of Related Notes that may be issued by Morgan Guaranty. The financial terms of the Related Notes, including, among other things, the principal of, interest and any premium on any Related Note (or the method of calculating any of the foregoing), shall be set forth in the Prospectus Supplement related thereto and will mirror the aggregate financial terms of the related series of Preferred Securities, including as to timing and amount of payments. References made herein to the Related Note refer to each Related Note that may be issued from time to time.

No Related Note will contain any provisions that would limit the ability of Morgan Guaranty to incur indebtedness. Reference is made to any Prospectus Supplement relating to the Related Note offered thereby for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Morgan Guaranty applicable to the Related Note that is referred to therein.

Under terms of each Related Note, Morgan Guaranty will have the ability to issue Related Notes with terms different from those of Related Notes previously issued without the consent of the holders of previously issued Related Notes, in an aggregate principal amount determined by Morgan Guaranty.


Subordination

The Related Notes will be subordinated and junior in right of payment to certain other indebtedness of subsidiaries of Morgan Guaranty to the extent set forth in each Prospectus Supplement that will accompany this Prospectus.


Related Note Events of Default

If any Related Note Event of Default shall occur with respect to any Related Note and be continuing, the Company will have the right to declare the principal of and the interest on such Related Note and any other amounts payable under the applicable Related Note to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Related Note as applicable. A "Related
Note Event of Default" with respect to any Related Note is defined as:
(i) default for 30 days in the payment of interest on such Related
Note; (ii) default in payment of the principal amount at Stated Maturity or any amount payable upon any redemption of such Related Note; (iii) failure by Morgan Guaranty for 90 days after receipt of notice to it by the Company to comply with any of its covenants or agreements contained in the relevant Related Note; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization involving
Morgan Guaranty or certain affiliates. If any Related Note Event of
Default described in clause (i), (ii) or (iii) above occurs and is continuing, the Company may declare the relevant Related Note to be due and payable and, upon any such declaration, the relevant Related
Note shall become immediately due and payable along with any accrued and unpaid interest. If any Related Note Event of Default described in clause (iv) above occurs and is continuing, all Related Notes shall become immediately due and payable along with any accrued and unpaid interest. Under certain conditions the Company may waive certain past defaults and their consequences with respect to such Related Note. The holders of Preferred Securities in certain circumstances have the right to direct the Company to exercise certain of its rights as the holder of the relevant Related Note.

Modification of any Related Note

Morgan Guaranty and the Company may, without the consent of the holders of any Preferred Securities, enter into senior notes supplemental to any Related Note for, among others, one or more of the following purposes: (i) to evidence the succession of another person to, and the assumption by such successor of, Morgan Guaranty's obligations under such Related Note; (ii) to add covenants of Morgan Guaranty, or surrender any rights of Morgan Guaranty, for the benefit of the Company and (iii) to cure any ambiguity, or correct any inconsistency in, such Related Note.

Each Related Note will contain provisions permitting Morgan Guaranty and the Company, with the consent of the holders of the not less than a majority in Principal Amount of the outstanding Preferred Securities relating to such Related Note, to modify such Related Note; provided that no such modification may, without the consent of the holders of all outstanding Preferred Securities affected thereby, (i) reduce the amount of Preferred Securities of such series the holders of which must consent to any amendment, supplement or waiver of such Related Note; (ii) reduce the rate of or extend the time for the payment of interest on the Related Note; (iii) alter the method of calculation of, or reduce, the amount paid at Stated Maturity or extend the Stated Maturity of such Related Note (other than pursuant to the terms of such Related Note) or (iv) make any Related Note payable in money or property other than that stated in the Related Note.


Governing Law

Each Related Note will be construed in accordance with the laws of the State of New York.


Miscellaneous

Related Notes will not be deposits or other obligations of a bank and will not be insured by the Federal Deposit Insurance Corporation or any other federal agency.

                     Description Of The Guarantee

Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by J.P. Morgan for the benefit of the holders, from time to time, of Preferred Securities. The terms of the Guarantee will be those set forth in the Guarantee. The summary set forth herein does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


General

Pursuant to the Guarantee, J.P. Morgan will irrevocably and unconditionally agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the applicable Preferred Securities the Guarantee Payments (as defined herein), without duplication of amounts paid by the Company, as and when due, regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The following payments with respect to Preferred Securities (the "Guarantee Payments"), to the extent not paid by the Company, will be subject to the Guarantee (without duplication): (i)(A) any accrued and unpaid distributions that are required to be paid on such Preferred Securities and (B) in the case of ComPS, the ComPS Early Redemption Price or the ComPS Redemption Price, as applicable, and in the case of all other Preferred Securities, the Preferred Redemption Price, in each case including all accrued and unpaid distributions, but if and only if to the extent that, in each case, Morgan Guaranty has made payment to the Company of interest or principal on the Related Note underlying such Preferred Securities, and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Company (other than in connection with the redemption of all of the Preferred Securities upon maturity or redemption of the applicable Related Note) the lesser of (A) the Liquidation Distribution to the extent the Company has funds available therefor and (B) the amount of assets of the Company remaining available for distribution to holders of such Preferred Securities upon such liquidation, dissolution, winding-up or termination of the Company. J.P. Morgan's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the holders of Preferred Securities or by causing the Company to pay such amounts to such holders.

The Guarantee will be an unconditional guarantee with respect to each series Preferred Securities issued by the Company from the time of issuance of such Preferred Securities but will not apply to any payment of distributions except to the extent Morgan Guaranty has made the related payment on the Related Note underlying such Preferred Securities. If Morgan Guaranty does not make interest payments on the applicable Related Note, the Company will not pay distributions on the related Preferred Securities and will not have funds available therefor. See "Description of the Related Notes".

Modification of the Guarantee; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate Principal Amount of the affected outstanding Preferred Securities, voting as a single class. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the holders of the applicable Preferred Securities then outstanding.


Remedies of Holders

Upon the failure of J.P. Morgan to perform any of its payments or other obligations with respect to any Preferred Securities under the Guarantee, any holder of such Preferred Securities may institute a legal proceeding directly against J.P. Morgan without first instituting a legal proceeding against the Company. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against J.P. Morgan, which cost may be significant.


Termination of the Guarantee

The Guarantee will terminate as to the applicable Preferred Securities upon full payment of the ComPS Early Redemption Price, the ComPS Redemption Price, Preferred Redemption Price of all such Preferred Securities or upon full payment of the amounts payable upon liquidation of the Company, as applicable. The Guarantee will continue to be effective or will be reinstated as to any Preferred Securities, as the case may be, if at any time any holder of the applicable Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee (e.g., upon subsequent bankruptcy of Morgan Guaranty or J.P. Morgan.


Status of the Guarantee

The Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan and (iii) senior to J.P. Morgan's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

Governing Law

The Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.


               Description Of The Related Note Guarantee

Set forth below is a summary of information concerning the Related Note Guarantee that will be executed and delivered by J.P. Morgan in respect of each Related Note for the benefit of the Company as the holder of the Related Notes. The terms of the Related Note Guarantee will be those set forth in the Related Note Guarantee. The summary set forth herein does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of the Related Note Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Related Note Guarantee will be held by the Company.


General

Pursuant to the Related Note Guarantee, J.P. Morgan will irrevocably and unconditionally agree, on a subordinated basis to the extent set forth therein, to pay in full to the Company, as the holder of each Related Note, the Related Note Guarantee Payments (as defined herein), without duplication of amounts paid by Morgan Guaranty, as and when due, regardless of any defense, right of set-off or counterclaim that Morgan Guaranty may have or assert with respect to the obligation to make such Related Note Guarantee Payments. The following payments with respect to the applicable Related Note (the "Related Note Guarantee Payments"), to the extent not paid by Morgan Guaranty, will be subject to the Related Note Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Related Note and (ii) any principal payable by Morgan Guaranty, as and when payable by Morgan Guaranty. J.P. Morgan's obligation to make a Related Note Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the Company or by causing Morgan Guaranty to pay such amounts to the Company.

The Related Note Guarantee will be a full and unconditional guarantee with respect to each Related Note issued by Morgan Guaranty from the time of issuance of such Related Note.


Modification of the Related Note Guarantee; Assignment

The Related Note Guarantee may be amended only with the prior approval of the Company. All guarantees and agreements contained in the Related Note Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the Company as the holder of each Related Note then outstanding.


Remedies of the Company

The Company has the sole right to direct the time, method and place of conducting any proceeding providing for any remedy available to it in respect of the Related Note Guarantees.

Termination of the Related Note Guarantee

The Related Note Guarantee will terminate as to any Related Note upon full payment of the Related Note Redemption Price (as defined below) of such Related Note . The Related Note Guarantee will continue to be effective or will be reinstated with respect to any Related Note, as the case may be, if at any time the Company must restore payment of any sums paid under the Related Note or under the Related Note Guarantee with respect to such Related Note.


Status of the Related Note Guarantee

The Related Note Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan, and (iii) senior to J.P. Morgan's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Related Note Guarantee.

The Related Note Guarantee will constitute a guarantee of payment and not of collection (that is, the Company may institute a legal proceeding directly against J.P. Morgan to enforce its rights under a Related Note Guarantee without instituting a legal proceeding against Morgan Guaranty).


Governing Law

The Related Note Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.


                         Plan Of Distribution

The Company may sell the Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (a) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents,
(b) the purchase price of the Offered Securities and the proceeds to the Company from such sale, (c) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (d) any initial public offering prices, (e) any discounts or concessions allowed or paid to dealers and (f) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

If dealers are utilized in the sale of Offered Securities, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

Any series of Preferred Securities may be sold from time to time either directly by the Company or by agents of the Company designated by the Company. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

The Preferred Securities may be sold directly by the Company to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers and underwriters may be entitled under agreements with J.P. Morgan or the Company to indemnification by J.P Morgan or the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for J.P Morgan or the Company in the ordinary course of business.

Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

This Prospectus and the related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the ComPS. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

                            Legal Opinions

The validity of the Securities offered hereby will be passed upon by Margaret M. Foran, Vice President, Assistant General Counsel and Assistant Secretary of J.P. Morgan, and by Cravath, Swaine & Moore, New York, New York, counsel for any underwriters, selling agents and certain other purchasers. Ms. Foran owns or has the right to acquire a number of shares of common Stock of J.P. Morgan equal to or less than 0.01% of the outstanding common stock of J.P. Morgan.


                                Experts

The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994 (included in J.P. Morgan's Annual Report to Stockholders), are incorporated by reference in this Prospectus in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                ANNEX I

                           Glossary of Terms

The following are abbreviated definitions of certain capitalized terms used in the Prospectus Supplement. The LLC Agreement, the Guarantee, the Related Note Guarantee and any Related Note may contain more complete definitions of certain of the terms defined herein, as well as definitions of certain other terms not defined herein, and reference should be made to the LLC Agreement, the Guarantee, the Related Note Guarantee and the relevant Related Note, as applicable, for complete definitions of such terms.

         Benchmark Contracts .......   with respect to any Applicable
                                       Index, the futures contracts on
                                       the relevant commodity the
                                       change in value of which serve
                                       as the basis for calculating
                                       the change in value of such
                                       Applicable Index.

         Bullion  ComPS ............   ComPS for which the Applicable
                                       Index is a Price Reference

                                       Index in which all
                                       distributions and the Bullion
                                       ComPS Principal Amount are
                                       indexed to the value at such
                                       time in U.S. dollars (the
                                       "Dollar Equivalent Value") of
                                       bullion (i.e., gold, silver,
                                       platinum or palladium).

         Bullion ComPS Principal       the Dollar Equivalent Value of
         Amount ....................   the applicable portion of
                                       the applicable fixing
                                       price for the applicable
                                       amount of the applicable
                                       bullion commodity at such
                                       time.

         Business Day ..............   any day other than a Saturday,
                                       Sunday or any other day on
                                       which banking institutions in
                                       New York, New York, are
                                       permitted or required by any
                                       applicable law to close.

         Code ......................   the Internal Revenue Code of
                                       1986, as amended.

         Commission ................   the Securities and Exchange
                                       Commission.

         Common Securities .........   the common securities of the
                                       Company representing voting
                                       limited liability company
                                       interests in the Company, to
                                       be directly or indirectly
                                       owned by J.P. Morgan.

         Distributions .............   if any, as specified in the
                                       applicable Prospectus
                                       Supplement.

         DTC .......................   the Depository Trust Company.

         Early Redemption Value ....   The average for the 10 days of
                                       the Early Determination Period
                                       of the discounted present value
                                       of the indexed Principal Amount
                                       of the ComPS, as set forth
                                       under "Description of
                                       ComPS--Early Redemption Upon
                                       the Occurrence of a Special
                                       Event or at the Election of the
                                       Holders of the ComPs".

         ERISA .....................   the Employee Retirement Income
                                       Security Act of 1974.

         Exchange Act ..............   the Securities Exchange Act of
                                       1934, as amended.

         Face Amount ...............   as set forth in the applicable
                                       Prospectus Supplement.

         Guarantee .................   the Guarantee Agreement
                                       executed by J.P. Morgan on
                                       behalf of the holders of each
                                       series of Preferred
                                       Securities.

         Guarantee Payments ........   without duplication, (i)(A)
                                       any accrued and unpaid
                                       distributions that are
                                       required to be paid on the
                                       Preferred Securities and (B)
                                       the Preferred Redemption
                                       Price, but if and only to the
                                       extent that, in each of case,
                                       Morgan Guaranty has made a
                                       payment of interest or
                                       principal, as the case may be,
                                       on the Related Note and (ii)
                                       upon a Liquidation Event
                                       (other than in connection with
                                       the redemption of all the
                                       Preferred Securities upon the
                                       maturity or redemption of the
                                       applicable Related Note), the
                                       lesser of (A) the Liquidation
                                       Distribution to the extent the
                                       Company has funds available
                                       therefor, and (B) the amount
                                       of assets of the Company
                                       remaining available for
                                       distribution to holders of the
                                       Preferred Securities upon such
                                       Liquidation Event.

         Initial Holders ...........   holders who purchase any
                                       Preferred Securities upon
                                       original issuance.

         Interest Payment Date .....   with respect to any Related
                                       Note, as specified in the
                                       applicable Prospectus
                                       Supplement.

         Investment Company Event ..   the receipt by the Company of
                                       an opinion of a nationally
                                       recognized independent counsel
                                       experienced in such matters to
                                       the effect that, as a result
                                       of the occurrence of a change
                                       in law or regulation, a
                                       written change in
                                       interpretation or application
                                       of law or regulation by any
                                       legislative body, court,
                                       governmental agency or
                                       regulatory authority or the
                                       expiration or revocation of
                                       any applicable exemption
                                       obtained by the Company (a
                                       "Change in 1940 Act Law"),
                                       there is more than an
                                       insubstantial risk that the
                                       Company is or will be
                                       considered an "investment
                                       company" that is required to
                                       be registered under the 1940
                                       Act, which Change in 1940 Act
                                       Law becomes effective on or
                                       after the date of this
                                       Prospectus.

         IRS .......................   Internal Revenue Service.

         Issue Date ................   as set forth in the applicable
                                       Prospectus Supplement.

         LLC Agreement .............   the limited liability company
                                       agreement among J.P. Morgan,
                                       JPM Ventures and holders of
                                       Preferred Securities
                                       subsequently becoming members
                                       thereof dated February 16,
                                       1996, and effective as of
                                       November 21, 1995.

         Liquidation Distribution ..   in respect of any Liquidation
                                       Event, the sum of (a) the
                                       Early Redemption Value or
                                       stated liquidation preference,
                                       as applicable, plus (b) the
                                       amount of accrued and unpaid
                                       distributions on such
                                       Preferred Security to but
                                       excluding the date of payment.

         Liquidation Event .........   any liquidation, dissolution,
                                       winding-up or termination of
                                       the Company, whether voluntary
                                       or involuntary.

         Nasdaq ....................   The Nasdaq Stock Market.

         1940 Act ..................   the Investment Company Act of
                                       1940, as amended.

         Preferred Redemption Price.   On any date of redemption, an
                                       amount equal to (i) the
                                       Principal Amount per Preferred
                                       Security plus (ii) accrued and
                                       unpaid distributions to but
                                       excluding the date of
                                       redemption.

         Preferred Securities ......   Preferred Securities of J.P.
                                       Morgan Index Funding Company,
                                       LLC.

         Principal Amount ..........   at any time, (i) in the case
                                       of any Preferred Security, the
                                       Bullion ComPS Principal
                                       Amount, Redemption Value,
                                       Early Redemption Value or
                                       stated liquidation preference
                                       thereof, as applicable, as if
                                       determined as of such time,
                                       and (ii) in the case of any
                                       Related Note, the principal
                                       amount thereof at such time
                                       determined pursuant to the
                                       terms thereof.

         Redemption Date ...........   either the Stated Maturity or
                                       an Early Redemption Date, as
                                       applicable.

         Redemption Value ..........   with respect to any series of
                                       ComPS, the average for the
                                       Determination Period of the
                                       Principal Amount thereof, as
                                       described under "Description of
                                       ComPS--Calculation of
                                       Redemption Value".

         Related Note ..............   an unsecured, unsubordinated
                                       debt obligation of Morgan
                                       Guaranty, as described in the
                                       applicable Prospectus
                                       Supplement.

         Related Note Event of         (i) default for 30 days in the
         Default ...................   payment of interest on
                                       the applicable Related Note;
                                       (ii) default in payment of
                                       principal amount at the Stated
                                       Maturity or any amount payable
                                       upon any redemption of the
                                       applicable Related Note; (iii)
                                       failure by Morgan Guaranty for
                                       90 days after receipt of
                                       notice to it to comply with
                                       any of its covenants or
                                       agreements contained in the
                                       applicable Related Note; and
                                       (iv) certain events of
                                       bankruptcy, insolvency,
                                       receivership or reorganization
                                       involving Morgan Guaranty or
                                       certain affiliates.

         Securities ................   the Common Securities and the
                                       Preferred Securities.

         Securities Act ............   the Securities Act of 1933.

         Senior Indebtedness .......   with respect to Morgan
                                       Guaranty, as specified in the
                                       applicable Prospectus
                                       Supplement.

         Special Event .............   either a Tax Event or an
                                       Investment Company Event.

         Special Redemption  .......   if specified in the applicable
                                       Prospectus Supplement, upon
                                       the occurrence and during the
                                       continuation of a Special
                                       Event, Morgan Guaranty will
                                       have the right to redeem the
                                       applicable Related Note for
                                       cash at the Related Note
                                       Redemption Price, with the
                                       result that the Company will
                                       redeem Preferred Securities on
                                       a Pro Rata Basis for cash at
                                       the Preferred Redemption
                                       Price.

         Special Redemption Date ...   any date in respect of which
                                       upon the occurrence and
                                       continuation of a Tax Event or
                                       an Investment Company Event,
                                       Morgan Guaranty shall have
                                       called for redemption in whole
                                       or in part the Related Notes,
                                       and the Company shall have
                                       called for redemption in whole
                                       or in part the Preferred
                                       Securities.

         Stated Maturity ...........   with respect to any series of
                                       Preferred Securities, as set
                                       forth in the applicable
                                       Prospectus Supplement.

         Tax Counsel ...............   Cravath, Swaine & Moore,
                                       special tax counsel to J.P.
                                       Morgan and the Company.

         Tax Event .................   the receipt by the Company of
                                       an opinion of nationally
                                       recognized independent tax
                                       counsel experienced in such
                                       matters (a "Tax Opinion") to
                                       the effect that, as a result
                                       of (a) any amendment to, or
                                       change (including any
                                       announced prospective change)
                                       in, the laws (or any
                                       regulations thereunder) of the
                                       United States or any political
                                       subdivision or taxing
                                       authority thereof or therein,
                                       (b) any amendment to, or
                                       change in, an interpretation
                                       or application of such laws or
                                       regulations by any legislative
                                       body, court, governmental
                                       agency or regulatory authority
                                       (including the enactment of
                                       any legislation and the
                                       publication of any judicial
                                       decision or regulatory
                                       determination), (c) any
                                       interpretation or
                                       pronouncement that provides
                                       for a position with respect to
                                       such laws or regulations that
                                       differs from the theretofore
                                       generally accepted position or
                                       (d) any action taken by any
                                       governmental agency or
                                       regulatory authority, which
                                       amendment or change is
                                       enacted, promulgated, issued
                                       or announced or which
                                       interpretation or
                                       pronouncement is issued or
                                       announced or which action is
                                       taken, in each case on or
                                       after the date of this
                                       Prospectus Supplement, that
                                       there is more than an
                                       insubstantial risk that at
                                       such time or within 90 days of
                                       the date thereof (i) the
                                       Company is or would be subject
                                       to United States Federal
                                       income tax with respect to
                                       income accrued or received on
                                       any Related Note, (ii) the
                                       interest payable on any
                                       Related Note is not or would
                                       not be deductible by Morgan
                                       Guaranty for United States
                                       Federal income tax purposes,
                                       (iii) the contingent principal
                                       in excess of the Face Amount
                                       of any series of Preferred
                                       Securities (if any) payable on
                                       any Related Note is not or
                                       would not be deductible by
                                       Morgan Guaranty for United
                                       States Federal income tax
                                       purposes or (iv) the Company
                                       is or would be subject to more
                                       than a de minimis amount of
                                       other taxes, duties or other
                                       governmental charges.

         Trading Day...............    Any day on which open-ontery trading
                                       either on the NYMEX or the LME is
                                       scheduled to occur or occurs.

No dealer, salesperson or other individual
has been authorized to give any information
or to make any representations other than
those contained or incorporated by reference
in this Prospectus Supplement or the                       Series [A]
Prospectus in connection with the offer made           Preferred Securities
by this Prospectus Supplement and the                 Indexed to the JPMCI
Prospectus and, if given or made, such           Crude Oil Excess Return Index
information or representations must not be
relied upon as having been authorized by J.P.            J.P. Morgan Index
Morgan, the Company or the Underwriters.               Funding Company, LLC
Neither the delivery of this Prospectus
Supplement and the Prospectus nor any sale
made hereunder and thereunder shall under any           Preferred Securities
circumstance create an implication that there        guaranteed to the extent
has been no change in the affairs of J.P.              set forth herein by
Morgan, or the Company since the date hereof.
This Prospectus Supplement and the Prospectus
do not constitute an offer or solicitation by
anyone in any state in which such offer or
solicitation is not authorized or in which
the person making such offer or solicitation           J.P. Morgan & Co.
is not qualified to do so or to anyone to                 Incorporated
whom it is unlawful to make such offer or solicitation.

     ---------------------------

         TABLE OF CONTENTS

       Prospectus Supplement                           ---------------------
                                                       PROSPECTUS SUPPLEMENT
                                        Page           ---------------------
Summary of the Offering................  S-4
Risk Factors...........................  S-9
J.P. Morgan & Co. Incorporated.........  S-16
J.P. Morgan Index Funding Company,LLC..  S-16
Use of Proceeds........................  S-16
Description of the ComPS...............  S-17
Description of the Guarantee...........  S-25
Description of the Related Note
   Guarantee...........................  S-27               [           ]
Description of the Related Note........  S-28
Effect of Obligations Under the
   Guarantee, the Related Note
   Guarantee and the Related Note......  S-30
United States Federal Income
   Taxation............................  S-31
ERISA Considerations...................  S-35
Underwriting...........................  S-35
Legal Matters..........................  S-36
Experts................................  S-36
             Prospectus                                          , 1995
Available Information..................  3
Incorporation of Certain Documents
   by Reference .......................  3
J.P. Morgan & Co. Incorporated.........  4
J.P. Morgan Index Funding Company, LLC.
Use of Proceeds........................  6

Consolidated Ratios of J.P. Morgan.....  6
Description of All Preferred
   Securities..........................  7
Description of the ComPS...............
Description of the Guarantees..........  29
Description of the Related Note
   Guarantees..........................  30
Description of the Related Notes.......  32
Plan of Distribution...................  33
Legal Matters..........................  34
Experts................................  34
              Annex I
Glossary of Terms......................  36

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

   1(a)(1)     --   Form of Underwriting Agreement for Preferred
                    Securities.*
   3(a)        --   Certificate of Formation of J.P. Morgan Index
                    Funding Company, LLC.*
   3(b)        --   Limited Liability Company Agreement of J.P. Morgan
                    Index Funding Company, LLC.*
   3(c)        --   Restated Certificate of Incorporation of J.P.
                    Morgan & Co. Incorporated, as amended.*
   3(d)        --   By-Laws of J.P. Morgan & Co. Incorporated as
                    amended through December 11, 1991.*
   3(e)        --   License Agreement between Morgan Guaranty and J.P.
                    Morgan Index Funding Company, LLC.
   4(a)(1)     --   Form of Certificate for Securities for Preferred
                    Securities (included in Exhibit 3(b))
   5           --   Opinion of Margaret M. Foran.+
  23(a)        --   Consent of Price Waterhouse LLP.+
  23(b)        --   Consent of Margaret M. Foran (included in Exhibit 5).
  24           --   Powers of Attorney.

- ---------------

* Previously filed.
+ To be filed by amendment.



Item 17. Undertaking.

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of J.P. Morgan's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by J.P. Morgan pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)-(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on this 15th day of April, 1996.

                              J.P. Morgan & Co. Incorporated

                              By
                                ---------------------------------------
                                (Margaret M. Foran Vice President,
                                Assistant General Counsel and Assistant
                                Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.



     Signature                  Title                           Date

/s/ Douglas A. Warner III
- -------------------------    Chairman of the Board,        April 15, 1996
Douglas A. Warner III*         President and Director,
                               (Principal Executive
                               Officer)

/s/ Riley P. Bechtel
- -------------------------    Director                      April 15, 1996
Riley P. Bechtel*

/s/ Martin Feldstein
- -------------------------     Director                     April 15, 1996
Martin Feldstein*

/s/ Hanna H. Gray
- -------------------------     Director                     April 15, 1996
 Hanna H. Gray*

/s/ James R. Houghton
- -------------------------     Director                     April 15, 1996
James R. Houghton*

/s/ James L. Ketelsen
- -------------------------     Director                     April 15, 1996
James L. Ketelsen*

/s/ William S. Lee
- -------------------------     Director                     April 15, 1996
William S. Lee*

/s/ Roberto G. Mendoza
- -------------------------     Vice Chairman of the Board   April 15, 1996
Roberto G. Mendoza*              and Director

/s/ Michael E. Patterson
- -------------------------     Vice Chairman of the Board   April 15, 1996
Michael E. Patterson*            and Director

/s/ Lee R. Raymond
- -------------------------     Director                     April 15, 1996
Lee R. Raymond*

/s/ Richard D. Simmons
- -------------------------     Director                     April 15, 1996
Richard D. Simmons*

/s/ Kurt F. Viermetz
- -------------------------     Vice Chairman of the Board   April 15, 1996
Kurt F. Viermetz*                and Director

/s/ Dennis Weatherstone
- -------------------------     Retired Chairman of the      April 15, 1996
Dennis Weatherstone*              Board and Director

/s/ Douglas C. Yearly         Director                     April 15, 1996
- -------------------------
Douglas C. Yearly

/s/ John A. Mayer
- -------------------------     Chief Financial Officer      April 15, 1996
John A. Mayer*                 (Principal Financial
                               Officer)

/s/ David H. Sidwell
- -------------------------     Managing Director and        April 15, 1996
David H. Sidwell*                Controller (Principal
                                Accounting, Officer)


*By: /s/ Margaret M. Foran
     ----------------------
     (Margaret M. Foran,
    Attorney-in-Fact)